                                                Filed Pursuant to Rule 424(b)(2)
                                                File Number 333-13617


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 25, 1998)


                                 $499,453,406
                                 (APPROXIMATE)

                     BEAR STEARNS MORTGAGE SECURITIES INC.
                                    SELLER
                   PASS-THROUGH CERTIFICATES, SERIES 1998-2
     The Pass-Through Certificates, Series 1998-2 (the "Certificates"), consist of all Classes identified in the chart below (the "Offered Certificates") as well as two additional Classes of Other Certificates, which are not being offered for sale hereunder. The original principal amount of one or more Classes of Certificates may be increased or decreased by up to 10% prior to their issuance, depending on the Pooled Securities actually delivered to the Trustee named herein, and may be adjusted, as necessary to obtain the required ratings on the Offered Certificates. It is a condition to their issuance that each Class of Certificates receives the rating (set forth under "Summary of Terms--Certificate Rating" herein) of Moody's Investors Service, Inc. ("Moody's").
                        (cover continued on next page)
                                ---------------
THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SELLER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES, THE UNDERLYING SECURITIES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE SELLER, OR ANY OF ITS AFFILIATES. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM ASSETS TRANSFERRED OR PLEDGED TO THE TRUST FOR THE BENEFIT OF THE RESPECTIVE
                              CERTIFICATEHOLDERS.
                                ---------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                ---------------
     FOR A DISCUSSION OF CERTAIN MATERIAL RISKS TO INVESTORS IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE 28 HEREIN.




                                    APPROXIMATE ORIGINAL           CERTIFICATE
CLASS                          CERTIFICATE PRINCIPAL BALANCE          RATE
--------------------------- ----------------------------------- ----------------
    Class A Certificates     $206,127,524                       (1)
    Class B Certificates     $61,399,747                        (1)
    Class C Certificates     $45,920,819                        (1)
    Class D Certificates     $74,556,836                        (1)
    Class E Certificates     $43,083,016                        (1)


                                    APPROXIMATE ORIGINAL           CERTIFICATE
CLASS                       CERTIFICATE PRINCIPAL BALANCE             RATE
--------------------------- ----------------------------------- ----------------
    Class F Certificates     $53,402,301                        (1)
    Class G Certificates     $14,962,963                        (1)
    Class X Certificates              (2)                       (2)
    Class R-1 Certificate    $      100                         (1)
    Class R-2 Certificate    $      100(3)                      (1)

---------
1) Each interest bearing Class of Certificates (other than the Class X Certificates) will be entitled to receive interest on its Certificate Principal Balance on each monthly Distribution Date at a variable per annum interest rate (a "Certificate Rate") equal to the lesser of (x) 6.75% and
   (y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information has been received by the Trustee by the times described herein, multiplied by twelve, and the denominator of which is the aggregate Certificate Principal Balance of the Certificates (other than the Class PO Certificates). The initial rate of interest on each such Class of Certificates is projected to be 6.75% per annum, assuming that distributions and Pooled Security Distribution Date Information on all Pooled Securities are timely received. See "Yield and Prepayment Considerations" herein.

(2) The Class X Certificates are interest only securities and do not have a principal amount. They have a "Notional Amount"equal to the sum of the Pooled Security Principal Balances of all of the Pooled Securities and will be entitled to receive interest thereon on each monthly Distribution Date at the per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (A) the excess, if any, of (i) the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described herein over (ii) the interest paid on such Distribution Date on all interest bearing Certificates other than the Class X Certificates, and (B) twelve, and the denominator of which is the Notional Amount. The initial rate of interest on the Class X Certificates is projected to be approximately 0.49% per annum, assuming that distributions and Pooled Security Distribution Date Information on all Pooled Securities are timely received. See "Yield and Prepayment Considerations" herein.

(3) The Class R-2 Certificate is entitled to receive certain investment income on amounts on deposit in the Certificate Account as described herein under "Description of the Certificates--Distributions of Interest and
    Principal."
                                ---------------
     The Offered Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from Bear Stearns Mortgage Securities Inc. (the "Seller") and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approximately 100% of the aggregate original Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon from February 1, 1998 to but not including the Closing Date.
     The Offered Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class R-1 and Class R-2 Certificates will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Offered Certificates will be made in book entry form only, through the same day funds settlement system of The Depository Trust Company, in each case on or about March 30, 1998.


                           BEAR, STEARNS & CO. INC.
            The date of this Prospectus Supplement is March 26, 1998

(COVER CONTINUED FROM PREVIOUS PAGE)

         The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of a pool of 96 classes of mortgage-backed securities (the "Pooled Securities") with an aggregate Pooled Security Principal Balance of approximately $515,964,267 following the Pooled Security Distribution Dates relating to the February 1998 Pooled Security Distribution Date Statements, irrespective of whether any of such dates occurred in March 1998 (the "Pooled Security Information Date").

         The Pooled Securities were issued pursuant to pooling agreements or, with respect to three classes of Pooled Securities an indenture or trust agreement (each, an "Underlying Agreement") and evidence interests in 83 trusts or trust estates (the "Pooled Security Underlying Trusts"), the assets of which consist primarily of (i) conventional, fixed rate, first lien mortgage loans secured by one- to four-family residences or cooperative loans secured by shares in cooperative corporations (the "Mortgage Loans") or (ii) mortgage certificates (the "Resecuritized Certificates," and together with the Pooled Securities, the "Underlying Securities") representing interests in 48 trusts or trust estates (the "Resecuritized Certificate Underlying Trusts" and together with the Pooled Security Underlying Trusts, the "Underlying Trusts"), the assets of which consist primarily of Mortgage Loans. The Mortgage Loans relating to the Underlying Trusts are referred to as "Underlying Mortgage Loans." The Pooled Securities which are backed by Resecuritized Certificates are sometimes referred to herein as "Resecuritization Pooled Securities." The abbreviation used for each series of certificates, notes or bonds issued in connection with an Underlying Trust (each, an "Underlying Series") is set forth in Annex II attached hereto and the characteristics of the Underlying Securities are described herein under "Description of the Underlying Securities" and in Annex I attached hereto.

         On the Closing Date, the Seller will acquire the Pooled Securities from SunAmerica Inc., a Maryland corporation, its subsidiary SunAmerica Life Insurance Company, an Arizona corporation, and certain of the latter's subsidiaries (together, the "SunAmerica Parties"), and the Trust will acquire the Pooled Securities from the Seller. It is anticipated that the SunAmerica Parties will acquire the Class D, Class E, Class F, Class G, Class X, Class R-2 and the Class PO Certificates.

         Distributions of principal and interest on the Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the fifth Business Day after the 25th day (or if the 25th day is not a Business Day, the following Business Day) of each month, commencing on April 1, 1998. The distribution date with respect to the Pooled Securities (each, a "Pooled Security Distribution Date") is the 25th day (or if the 25th day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month except in the case of one Resecuritization Pooled Security, it is the 29th day (or, if in February, the last day) of such month (or if such day is not a business day, as defined in the related Underlying Agreement, the following business day) and in the case of the other nine Resecuritization Pooled Securities, it is two or three business days following the 25th day of such month (or if the 25th day is not a business day, as defined in the related Underlying Agreement, the following business day). The distribution date with respect to each Resecuritized Certificate is the 25th day (or if the 25th day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month. The Pooled Security Distribution Dates or distribution dates with respect to the Resecuritized Certificates, with respect to each Underlying Security are set forth in Annex I attached hereto. If distributions on a Pooled Security or the Pooled Security Distribution Date Information with respect thereto has not been timely received, distributions on the applicable Certificates will be made on a subsequent date as described under "Description of the Certificates--Distributions of Interest and Principal" herein.

         On each Distribution Date, each Class of interest bearing Certificates is generally entitled to receive interest from interest collections on the Pooled Securities at the applicable Certificate Rate. In addition, each Class of Certificates (other than the Class X and Class PO Certificates) is generally entitled to receive on each Distribution Date and Supplemental Distribution Date its pro rata share, based upon its respective Certificate Principal Balance immediately prior to the applicable Distribution Date, of the lesser of (i) principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable, and (ii) the excess of (x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates (in the aggregate, for each such date, the "Principal Distribution Amount" and with respect to each Class, the "Class Percentage Principal"). The Class PO Certificates are entitled to receive any principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable, in excess of the Principal Distribution Amount, on each Distribution Date or Supplemental Distribution Date, as applicable; provided that, if there may be a Supplemental Distribution Date, such payments on the Class PO Certificates will be made only on such Supplemental Distribution Date and calculated on an aggregate basis, taking account of principal collections and the Principal Distribution Amounts with respect to both the Distribution Date and the Supplemental Distribution Date, and irrespective of when the Pooled Security distributions or Pooled Security Distribution Date Information was received (the "Class PO Principal Distribution").

         To the extent that with respect to a Distribution Date or a Supplemental Distribution Date (i) principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable, are less than (ii) the excess of (x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates, such difference (the "Loss Amount") will be allocated to the most junior Class of Certificates (other than the Class X and Class PO Certificates) outstanding (in reverse alphabetical order commencing with the Class H Certificates) by reducing its Certificate Principal Balance. An amount equal to such Loss Amount, to the extent of the Class Percentage Principal relating to the Classes of Certificates outstanding other than the most senior Class (in alphabetical order commencing with the Class A Certificates), will not be paid to the Classes otherwise entitled thereto in reverse alphabetical order commencing with the Class H Certificates, but will be paid sequentially, in alphabetical order to the most senior Class of Certificates outstanding, commencing with the Class A Certificates (other than the Class X and Class PO Certificates), in each case to zero, as additional principal ("Additional Principal"). The amount of Additional Principal taken from each Class of Certificates (in reverse alphabetical order commencing with the Class H Certificates) will be included in the Class Deferred Principal for such Class on the following Distribution Date or Supplemental Distribution Date. If there are insufficient funds available therefor, such entitlement will be carried forward and will be paid to holders of the most senior Class prior to payments to holders of more subordinate Classes. A Supplemental Distribution Date may occur in any month in which either distributions or Pooled Security Distribution Date Information have not been received on a timely basis for the related Distribution Date.

See "Description of the Certificates--Distributions of Interest and Principal" and "Risk Factors--Subordination of Certificates" herein.

         The yield to maturity on each class of certificates and particularly the class x certificates will depend on (i) the characteristics of, and the amount, rate and timing of principal and interest payments on, the pooled securities, which in turn will be affected (x) in the case of the resecuritization pooled securities by the amount, rate and timing of principal and interest payments (including prepayments, repurchases, defaults and liquidations) on the resecuritized certificates and (y) in all cases by the amount, rate and timing of principal and interest payments (including prepayments, repurchases, defaults and liquidations) on the underlying mortgage loans and the amount and timing of mortgagor defaults resulting in realized losses, (ii) the allocation of such payments and losses among the various classes of securities of each underlying series and, in the case of the resecuritization pooled securities, among the various classes of securities of each series of resecuritization certificates and (iii) the occurrence of optional terminations with respect to the underlying trusts. Each of the underlying securities is subordinate to one or more classes of senior securities and may be subordinate to one or more classes of mezzanine securities and subordinated securities. In general, until the principal balances of any securities subordinated to a pooled security have been reduced to zero, only certain realized losses due to special hazards, fraud and bankruptcy in excess of those covered entirely by such subordinated securities will be allocated to the related pooled security. The underlying mortgage loans generally may be prepaid in full or in part at any time without penalty. Investors in the class x certificates should consider the risk that a rapid rate of principal prepayments, particularly of pooled securities with higher interest rates or principal prepayments allocated to resecuritized certificates with higher pass-through rates, or lower than contemplated interest collections or the allocation of realized losses to pooled securities, particularly those with higher interest rates, could result in the failure of investors in such class to recover fully their investments. The yield to investors in each class of certificates also will be adversely affected by interest shortfalls. The yield to maturity of a class of certificates purchased at a discount or premium will be more sensitive to the amount, rate and timing of payments thereon. Holders of certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield that is lower than the anticipated yield. No representation is made as to the anticipated yield to maturity of any class of certificates, the aggregate amount or rate of distributions on any class of certificates, or the aggregate amount or rate of principal or interest payments on or realized losses allocated to the pooled securities, the resecuritized certificates or the underlying mortgage loans. See "summary of terms--yield and prepayment considerations" and "yield and prepayment considerations" herein.

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in each Class of Offered Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust for federal income tax purposes. As described more fully herein and in the Prospectus, each Class of Certificates (other than the Class R-1 and Class R-2 Certificates (sometimes referred to as the "Residual Certificates")) will be designated as a "regular interest" in a REMIC and the Class R-1 and Class R-2 Certificates will each represent a "residual interest" in a REMIC. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth above, under "Summary of Terms--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein and elsewhere in this Prospectus Supplement.

         The Offered Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated February 25, 1998, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS

        THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS DATED FEBRUARY 25, 1998 (THE "PROSPECTUS"). Reference is made to the "Index of Defined Terms" herein for the location of the definitions of certain capitalized terms.

        A schedule of the Underlying Securities along with the abbreviations used herein for each Underlying Security is set forth in Annex II attached hereto. Unless otherwise specified herein, references herein to an amount or percentage of Pooled Securities or Resecuritized Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance (the "Pooled Security Principal Balance" or "Resecuritized Certificate Principal Balance," as applicable), as reported by the Underlying Trustee or Underlying Servicer of such Underlying Securities following the Pooled Security Distribution Dates relating to the February 1998 Pooled Security Distribution Date Statements, after giving effect to distributions made on the Underlying Securities on or prior to such dates (the "Pooled Security Information Date"). References to a current amount or percentage of Underlying Mortgage Loans or an average with respect to Underlying Mortgage Loans shall, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of such Underlying Mortgage Loans, as of February 1, 1998 after giving effect to any payments made or scheduled to be made and losses realized on the Underlying Mortgage Loans on or prior to such date (the "Mortgage Loan Information Date") as reflected on the related Pooled Security Distribution Date Statements for February 1998. References to a Pooled Security Distribution Date or Pooled Security Distribution Date Statement of any month shall refer to a Pooled Security Distribution Date or Pooled Security Distribution Date Statement, assuming that all calendar days of a month constitute business days (as defined in the related Underlying Agreement).

        The Pooled Securities represent varying percentages of the aggregate Pooled Security Principal Balance of all Pooled Securities backing payment on the Certificates. Moreover, the Pooled Securities represent varying interests in the Underlying Mortgage Loans in the related Underlying Trusts. A Pooled Security representing a relatively small percentage of all Pooled Securities may be backed by a disproportionately large amount of Underlying Mortgage Loans; and conversely a Pooled Security representing a relatively large percentage of all Pooled Securities may be backed by a disproportionately small amount of Underlying Mortgage Loans. Similarly, a Resecuritization Pooled Security representing a relatively small percentage of all Pooled Securities may be backed by a disproportionately large amount of Resecuritized Certificates. Accordingly, any aggregated statistical information about the Underlying Mortgage Loans or the Resecuritized Certificates contained herein should be read in conjunction with the information, contained in Annex I attached hereto, regarding the Underlying Mortgage Loans or the Resecuritized Certificates on a Pooled Security-by-Pooled Security basis, keeping in mind the relative size of each Pooled Security.



                                THE CERTIFICATES

TITLE OF SERIES................................   Pass-Through  Certificates,  Series 1998-2 (the  "Certificates").
                                                  The Certificates  will be issued pursuant to a Pooling  Agreement dated as of March 1, 1998 (the  "Agreement")  between  the Seller and the Trustee.

OVERVIEW OF POOLED SECURITIES..................   The  Offered   Certificates  and  the  Other   Certificates  will
                                                  represent  the entire  beneficial  ownership  interest in a trust
                                                  (the  "Trust")  consisting  primarily  of a pool of 96 classes of mortgage-backed  securities  (the  "Pooled  Securities")  with an aggregate  Pooled  Security  Principal  Balance of  approximately
                                                  $515,964,267  as of the Pooled  Security  Information  Date.  The
                                                  Pooled  Securities  were issued


                                                  pursuant to pooling  agreements or, with respect to two classes of
                                                  Pooled  Securities  an  indenture  or trust  agreement  (each,  an
                                                  "Underlying  Agreement")  and evidence  interests in 83 Underlying
                                                  Trusts, the assets of which consist primarily of (i) conventional,
                                                  fixed  rate,   first  lien  mortgage  loans  secured  by  one-  to
                                                  four-family  residences or cooperative  loans secured by shares in cooperative  corporations  (the "Mortgage Loans") or (ii) mortgage certificates  representing  interests in 48 Underlying Trusts, the assets of which consist primarily of Mortgage Loans.

OTHER CERTIFICATES.............................   In  addition to the  Offered  Certificates,  the Trust will issue the following  Classes of "Other  Certificates"  in the indicated
                                                  approximate  original  principal  balance,   which  will  provide
                                                  credit  support  to the  Offered  Certificates,  but which is not offered hereby:



                                                                                      Approximate
                                                                                       Original
                                                                                      Certificate
                                                                                       Principal        Certificate
                                                    Class                               Balance             Rate
                                                    -----                           ----------------   ---------
                                                    Class H Certificates            $   16,510,861          (1)
                                                    Class PO Certificates                 (2)               (2)
                                                  --------------

                                                  (1) The Class H Certificates
                                                      will be entitled to
                                                      receive interest on their
                                                      Certificate Principal
                                                      Balance on each monthly
                                                      Distribution Date at the
                                                      same variable per annum
                                                      Certificate Rate that will
                                                      be paid on the Class A
                                                      through Class G
                                                      Certificates.

                                                  (2) The Class PO Certificates
                                                      are principal only
                                                      Certificates and will not
                                                      bear interest. Their
                                                      approximate original
                                                      Certificate Principal
                                                      Balance of $2,008,801
                                                      represents the right to
                                                      receive principal in
                                                      excess of the aggregate
                                                      original Pooled Security
                                                      Principal Balance. See
                                                      "Description of the
                                                      Certificates--Distributions
                                                      of Interest and Principal"
                                                      herein.

SELLER.........................................   Bear   Stearns   Mortgage   Securities   Inc.,   as  seller  (the
                                                  "Seller").  The Seller is an  affiliate of the  Underwriter.  See
                                                  "The Seller" in the Prospectus.

TRUSTEE........................................   The Bank of New York, as trustee (the "Trustee").

                                                        S-7


BOOK-ENTRY;
DENOMINATIONS..................................   Each  Class of  Offered  Certificates  (other  than the  Residual
                                                  Certificates)  will be  registered as a single  Certificate  held by a  nominee  of  The  Depository  Trust  Company  ("DTC"),  and beneficial  interests  will  be  held by  investors  through  the
                                                  book-entry   facilities  of  DTC  in  minimum   denominations  of
                                                  $250,000   and   increments   of   $1.00   in   excess   thereof.
                                                  Notwithstanding  the foregoing,  one Certificate of each Class of
                                                  Certificates   may  be  held   by   investors   in  a   different
                                                  denomination   to  accommodate   the  remainder  of  the  initial
                                                  principal  amount or Notional Amount of the  Certificates of such
                                                  Class.  The Class R-1 and  Class  R-2  Certificates  will each be issued as a single  physical  certificate  in a  denomination  of
                                                  $100.   See   "Description   of   the    Certificates--Book-Entry
                                                  Registration" herein.

CLOSING DATE...................................   On or about March 30, 1998 (the "Closing Date").

DISTRIBUTION DATES.............................   Distributions  of  principal  and  interest  on the  Certificates with  respect  to a  month  will be  made  on the  day  (each,  a
                                                  "Distribution  Date")  which is the fifth  Business Day after the
                                                  25th  day  (or  if  the  25th  day is  not a  Business  Day,  the
                                                  following  Business  Day) of each month,  commencing  on April 1,
                                                  1998.   The   distribution   date  with  respect  to  the  Pooled
                                                  Securities (each, a "Pooled Security  Distribution  Date") is the
                                                  25th day (or if the 25th day is not a  business  day,  as defined in the  related  Underlying  Agreement,  the  following  business day) of each  month  except  in the case of one  Resecuritization
                                                  Pooled  Security,  it is the 29th day (or,  if in  February,  the
                                                  last day) of such  month (or if such day is not a  business  day, as defined in the related  Underlying  Agreement,  the  following
                                                  business   day)   and   in   the   case   of   the   other   nine
                                                  Resecuritization  Pooled Securities,  it is two or three business days  following  the 25th day of each  month  (or if the 25th day is not a  business  day,  as defined  in the  related  Underlying
                                                  Agreement,  the following  business day). The  distribution  date with respect to the  Resecuritized  Certificates  is the 25th day
                                                  (or if the 25th day is not a  business  day,  as  defined  in the related  Underlying  Agreement,  the  following  business day) of
                                                  each  month.   A  "Business   Day"  means  a  day  other  than  a
                                                  Saturday,  a Sunday  or a day on which  banking  institutions  in
                                                  New  York,  New  York or the city in which  the  corporate  trust office of the Trustee is located are  authorized  or obligated by law or executive order to be closed.

                                                  If the Trustee has not received a  distribution  on, or the Pooled
                                                  Security  Distribution  Date Information with respect

                                                  to, a Pooled  Security by 3:00 p.m. on the  Business  Day prior to the related  Distribution  Date (the  "Determination  Time"),  the
                                                  distribution  with  respect  thereto  will  not  be  made  on  the
                                                  immediately   following   Distribution   Date   but  (i)  if  such
                                                  distribution   and  such   Pooled   Security   Distribution   Date
                                                  Information  are  received by 3:00 p.m. on the fifth  Business Day after  the  Determination  Time,  it will  be  made  on the  sixth
                                                  Business  Day after  the  Determination  Time  (the  "Supplemental
                                                  Distribution  Date") or (ii) if  received  after 3:00 p.m.  on the fifth Business Day after the  Determination  Time, it will be made on the next succeeding Distribution Date, and in neither case will
                                                  additional   interest  be  paid   thereon.   Notwithstanding   the
                                                  foregoing, if there may be a Supplemental Distribution Date, Class
                                                  PO Principal  Distributions  on the Class PO Certificates  will be made only on the Supplemental  Distribution Date. See "Description
                                                  of the  Certificates--Distributions  of  Interest  and  Principal"
                                                  herein.

                                                  Funds  available  to be paid on both a  Distribution  Date and the immediately  following  Supplemental  Distribution  Date  will  be aggregated  in  determining  if a  Certificate  Rate  equal to the lesser of (i) 6.75% per annum and (ii) the weighted average of the
                                                  Pooled  Security  Interest Rates has been achieved with respect to all Classes of Certificates (other than the Class X Certificates).
                                                  For  both  a  Distribution  Date  and  the  related   Supplemental
                                                  Distribution  Date,  interest  will  be  calculated  based  on the
                                                  Certificate  Principal  Balance  of  each  Class  of  Certificates immediately prior to such Distribution  Date. Any interest carried over  to the  following  Distribution  Date  will  be  treated  as received with respect to such following Distribution Date and will
                                                  not  affect  the   calculation   of  interest  for  the  preceding
                                                  Distribution Date.  Notwithstanding the foregoing,  for accounting purposes,  each  Distribution  Date is deemed to occur in the same month as the immediately  preceding  Pooled Security  Distribution
                                                  Date  (assuming  for the purpose of  calculating  the  immediately preceding Pooled Security Distribution Date that all calendar days are business days).

RECORD DATE....................................   Distributions  will be made on each  Distribution Date to holders of record as of the close of  business on the last  Business  Day
                                                  of  the  calendar  month   preceding  the  month  in  which  such
                                                  Distribution  Date  occurs;  provided  that for this  purpose the
                                                  Distribution  Date is  deemed  to occur on the 30th  (the 28th or
                                                  29th of February) of each month,  without  regard to whether such day is a Business Day (the

                                      S-9

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

                                                  "Record Date"). See "Description of the Certificates--Distributions
                                                  of Interest and Principal" herein.

DISTRIBUTIONS OF INTEREST AND
PRINCIPAL......................................   Each  Class of  interest  bearing  Certificates  (other  than the
                                                  Class X  Certificates)  will be entitled  to receive  interest on its Certificate  Principal  Balance on each monthly  Distribution
                                                  Date at a  variable  per  annum  interest  rate  (a  "Certificate
                                                  Rate")  equal to the  lesser of (x)  6.75%  and (y) the  weighted average of the Pooled Security  Interest  Rates,  but in no event greater  than (z) a  fraction,  expressed  as a  percentage,  the numerator  of which is the  interest  distribution  on the Pooled
                                                  Securities for which both the Pooled  Security  distribution  and the related Pooled Security  Distribution  Date  Information have been  received  by the  Trustee  by the times  described  herein, multiplied  by  twelve,  and  the  denominator  of  which  is the aggregate  Certificate  Principal  Balance  of  the  Certificates
                                                  (other  than the  Class PO  Certificates).  The  initial  rate of interest on each such Class of  Certificates  is  projected to be
                                                  6.75%  per  annum,   assuming  that   distributions   and  Pooled
                                                  Security  Distribution  Date Information on all Pooled Securities
                                                  are timely  received.  See "Yield and Prepayment  Considerations"
                                                  herein.

                                                  The Class X Certificates  are interest only  securities and do not have a principal  amount.  They have a "Notional  Amount" equal to the sum of the Pooled  Security  Principal  Balances of all of the
                                                  Pooled Securities and will be entitled to receive interest thereon on each monthly Distribution Date at the per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the
                                                  product  of  (A)  the  excess,   if  any,  of  (i)  the   interest
                                                  distribution  on the Pooled  Securities  for which both the Pooled
                                                  Security distribution and the related Pooled Security Distribution
                                                  Date  Information  have been  received by the Trustee by the times described herein over (ii) the interest paid on such  Distribution
                                                  Date on all interest bearing  Certificates  other than the Class X
                                                  Certificates,  and (B) twelve and the  denominator of which is the
                                                  Notional  Amount.  The  initial  rate of  interest  on the Class X
                                                  Certificates  is  projected to be  approximately  0.49% per annum, assuming that distributions and Pooled Security  Distribution Date
                                                  Information  on all Pooled  Securities  are timely  received.  See
                                                  "Yield and Prepayment Considerations" herein.

                                                  Each Class of  Certificates  (other  than the Class X and Class PO
                                                  Certificates)   is   generally   entitled   to   receive  on  each
                                                  Distribution Date and Supplemental  Distribution Date its

                                      S-10


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
                                                  pro rata share,  based upon its respective  Certificate  Principal
                                                  Balance immediately prior to the applicable  Distribution Date, of the Principal Distribution Amount. The Class PO Certificates,  are
                                                  entitled to receive the Class PO  Principal  Distribution  on each
                                                  Distribution   Date  or   Supplemental   Distribution   Date,   as
                                                  applicable,   provided  that,  if  there  may  be  a  Supplemental
                                                  Distribution  Date,  the Class PO Principal  Distribution  will be made only on such Supplemental Distribution Date and calculated on an aggregate  basis,  taking account of principal  collections and the  Principal  Distribution  Amount  with  respect  to  both  the
                                                  Distribution  Date and the  Supplemental  Distribution  Date,  and
                                                  irrespective of when the Pooled Security  distributions  or Pooled
                                                  Security Distribution Date Information was received.

                                                  Any  Loss  Amount  with  respect  to  a  Distribution  Date  or  a
                                                  Supplemental  Distribution  Date  will be  allocated  to the  most junior Class of Certificates  (other than the Class X and Class PO
                                                  Certificates)   outstanding   (in   reverse   alphabetical   order
                                                  commencing  with  the  Class  H  Certificates)   by  reducing  its
                                                  Certificate  Principal  Balance.  An  amount  equal  to such  Loss
                                                  Amount, to the extent of the Class Percentage  Principal  relating to the  Classes of  Certificates  outstanding  other than the most senior Class (in  alphabetical  order  commencing with the Class A
                                                  Certificates),  will not be paid to the Classes otherwise entitled thereto in reverse  alphabetical order commencing with the Class H
                                                  Certificates, but will be paid sequentially, in alphabetical order commencing with the Class A Certificates, to the most senior Class
                                                  of   Certificates   outstanding,   commencing  with  the  Class  A
                                                  Certificates (other than the Class X and Class PO Certificates) in
                                                  each  case  to  zero,   as   additional   principal   ("Additional
                                                  Principal").  The amount of Additional  Principal  taken from each
                                                  Class of Certificates  (in reverse  alphabetical  order commencing with the  Class H  Certificates)  will be  included  in the  Class
                                                  Deferred  Principal for such Class on the  following  Distribution
                                                  Date or Supplemental  Distribution Date. If there are insufficient funds available therefor, such entitlement will be carried forward and will be paid to the most  senior  Class  prior to  payments to other more subordinate  Classes. A Supplemental  Distribution Date may occur in any  month in which  either  distributions  or Pooled
                                                  Security Distribution Date Information have not been received on a timely basis for the related  Distribution  Date.  Entitlements to
                                                  principal   payments  will  be  calculated  on  each  Supplemental
                                                  Distribution   Date  with   respect  to  the  amounts  then  being
                                                  distributed in the same manner as

                                                    S-11

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
                                                  described  above  with  respect  to  each  Distribution  Date.  In addition  to the  foregoing,  the  Class R-2  Certificate  will be entitled to receive any investment  earnings or amounts on deposit in the Certificate Account (except for amounts paid to the Trustee as its fee). See  "Description of the  Certificates--Distributions
                                                  of Interest and  Principal"  and "Risk  Factors--Subordination  of
                                                  Certificates" herein.

ALLOCATION OF LOSS AMOUNTS.....................   All Loss  Amounts with  respect to a  Distribution  Date shall be allocated  to the most junior Class of  Certificates  outstanding
                                                  (in  reverse  alphabetical  order  commencing  with  the  Class H
                                                  Certificates)  in  reduction  of  their   Certificate   Principal
                                                  Balances  until the  Certificate  Principal  Balance of each such
                                                  Class  of   Certificates   has   been   reduced   to  zero.   See
                                                  "Description  of the  Certificates--Allocation  of Loss  Amounts"
                                                  herein.

YIELD AND PREPAYMENT
CONSIDERATIONS.................................   GENERAL  CONSIDERATIONS.  The  yield  to  maturity  and  weighted average  life of each Class of Offered  Certificates  will depend on (i) the  characteristics  of, and the amount,  rate and timing of  principal  and interest  payments  on, the Pooled  Securities
                                                  which  in  turn  will  be  affected   (x)  in  the  case  of  the
                                                  Resecuritization  Pooled  Securities  by  the  amount,  rate  and
                                                  timing   of   principal   and   interest   payments    (including
                                                  prepayments,  repurchases,  defaults  and  liquidations)  on  the
                                                  Resecuritized  Certificates  and (y) in all cases by the  amount, rate and timing of  principal  and interest  payments  (including prepayments,  repurchases,  defaults  and  liquidations)  on  the
                                                  Underlying   Mortgage   Loans  and  the   amount  and  timing  of
                                                  mortgagor  defaults  resulting  in  Realized  Losses,   (ii)  the
                                                  allocation   of  such  payments  and  losses  among  the  various
                                                  classes of  securities  of each  Underlying  Series  and,  in the
                                                  case  of  the  Resecuritization  Pooled  Securities,   among  the
                                                  various  classes of  securities  of each series of  Resecuritized
                                                  Certificates,  (iii)  the  occurrence  of  optional  terminations with  respect  to the  Underlying  Trusts  and (iv) the  purchase prices  paid  for  the  Offered  Certificates.  In  general,  the
                                                  Underlying  Mortgage  Loans may be  prepaid  at any time  without
                                                  penalty  and,   accordingly,   the  rate  of  principal  payments
                                                  thereon  is likely  to vary  considerably  from time to time.  In addition to the discussion  below,  prospective  investors should
                                                  review   the    discussion    under    "Yield   and    Prepayment
                                                  Considerations" herein.

                                                  In general, principal prepayments on the Underlying Mortgage Loans are  not  allocated  to the  Pooled  Securities  (other  than  the
                                                  Resecuritization Pooled Securities) or the

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                                                        S-12


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
                                                  Resecuritized   Certificates  (and  consequently   indirectly  the
                                                  Resecuritization  Pooled  Securities)  until  the end of a minimum period (a "Lock Out Period"),  of five years from the related date of issuance of the related  Underlying  Securities (or in the case of the Resecuritization Pooled Securities, the date of issuance of the  Resecuritized  Certificates).  After the applicable  Lock Out
                                                  Period,  such Underlying  Securities are entitled to distributions of  some  portion  of  prepayments,  subject,  generally,  to  the
                                                  satisfaction   of  certain   delinquency   and  loss  tests.   See
                                                  "Description  of  the  Underlying   Securities--Distributions   of
                                                  Principal on the Pooled Securities" herein.

                                                  Since  the  applicable  Certificate  Rate  will  be  based  on the interest  collections on the Pooled  Securities,  disproportionate allocations  of Realized  Losses and,  after the related  Lock Out
                                                  Period,  principal  prepayments,  to Pooled Securities with higher
                                                  Pooled Security  Interest Rates or to  Resecuritized  Certificates
                                                  with relatively high pass-through rates, will adversely affect the yields  on the  Certificates.  Similarly,  to the  extent a Pooled
                                                  Security bears  interest  based on the weighted  average of either
                                                  (i)  the   pass-through   rates  of  the   related   Resecuritized
                                                  Certificates  or  (ii)  the  Mortgage  Net  Rates  of the  related
                                                  Underlying  Mortgage Loans,  disproportionate  prepayments of such
                                                  Resecuritized  Certificates with higher pass-through rates or such
                                                  Mortgage  Loans with  higher  Mortgage  Net Rates  will  adversely affect yield on such Pooled  Securities  and  consequently  on the
                                                  Certificates.   The  "Mortgage  Net  Rate"  with  respect  to  any
                                                  Underlying  Mortgage Loan, means the per annum interest rate borne by an Underlying  Mortgage Loan minus certain  administrative fees as provided in the related Underlying Agreement.  Annex I attached hereto  sets forth the  weighted  average  Mortgage  Net Rate with respect to each  Underlying  Security,  the type of interest  rate borne by each Underlying Security and the applicable interest rate on the Pooled Security Information Date.

                                                  Since on each Distribution Date and Supplemental Distribution Date holders of the most senior Class of  Certificates  outstanding (in alphabetical  order) are entitled to receive additional  principal in an amount equal to the Loss Amounts for such  Distribution Date or Supplemental  Distribution  Date, and the funds required to pay such amounts are subtracted from principal  otherwise allocated to other  Classes of  Certificates  (in  reverse  alphabetical  order commencing  with the  Class H  Certificates),  with  the  right to receive  such  funds on a  deferred  basis to the  extent

                                                        S-13

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

                                                  of funds  available  therefor,  to the extent  that there are Loss
                                                  Amounts in an amount greater than  anticipated  and the yields and weighted  average  lives of all  Classes of  Certificates  will be
                                                  affected,    perhaps   materially.   See   "Description   of   the
                                                  Certificates--Distributions of Interest and Principal" herein.

                                                  MORTGAGE  LOAN  PREPAYMENTS.  If  prevailing  mortgage  rates fall significantly  below the mortgage rates on the Underlying Mortgage
                                                  Loans, such Underlying  Mortgage Loans are likely to be subject to higher  prepayment  rates than if  prevailing  rates  remain at or above the mortgage  rates on such  Mortgage  Loans.  Other factors
                                                  affecting   prepayments  of  Mortgage  Loans  include  changes  in
                                                  mortgagors' housing needs, job transfers, unemployment, net equity in the property (the "Mortgaged  Property")  securing the Mortgage
                                                  Loan and servicing decisions. The Underlying Mortgage Loans may be prepaid at any time without  penalty and usually have  due-on-sale clauses.

                                                  TIMING OF  PAYMENTS.  The  timing and  amount of  payments  on the
                                                  Underlying  Mortgage Loans may significantly  affect an investor's yield.  In general,  the earlier a  prepayment  of  principal on a
                                                  Mortgage  Loan,  the greater  will be the effect on an  investor's yield to maturity.  As a result, the effect on an investor's yield of  principal  prepayments  occurring  at a rate higher (or lower)
                                                  than the rate anticipated during the period immediately  following the  issuance  of  the  Certificates  will  not  be  offset  by  a subsequent  like  reduction (or increase) in the rate of principal
                                                  prepayments.     Furthermore,     the    effective     yield    to
                                                  Certificateholders will be slightly lower than the yield otherwise produced by the  applicable  Certificate  Rate and purchase  price because,  while interest generally will accrue on each Certificate from the first day of the month, the distribution of such interest will  not be made  earlier  than the 1st day of the  second  month following the month of accrual.  Moreover,  (i) any  shortfalls in collections  with respect to interest  ("Interest  Shortfalls") or
                                                  (ii) Pooled Securities on which either the related Pooled Security
                                                  Distribution Date Information or the distribution  thereon has not been received by the Determination Time, will reduce the amount of
                                                  interest  and/or  principal   otherwise  payable  to  a  Class  of
                                                  Certificates and accordingly will reduce the yield to investors in such Class.

                                                  DISCOUNTS AND PREMIUMS.  In the case of any Class of  Certificates purchased  at a  discount,  a  slower  than  anticipated  rate  of principal payments, other things being

                                                        S-14
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

                                                  equal,  could  result in an actual  yield  that is lower  than the anticipated  yield.  In the  case  of any  Class  of  Certificates purchased  at  a  premium,  a  faster  than  anticipated  rate  of principal  payments,  other things being equal, could result in an actual yield that is lower than the anticipated yield.

                                                  TERMINATION OF UNDERLYING  TRUSTS.  The Underlying Trusts relating to the Resecuritized Certificates and the Pooled Securities (other than eight  Resecuritization  Pooled  Securities)  are  subject to termination when the principal balance of the Underlying  Mortgage
                                                  Loans or securities of the related  Underlying Trust falls to some percentage--typically  either 5% or 10%--of the original principal balance of all  Underlying  Mortgage  Loans or  securities  of the related  Underlying  Trust. See Annex I attached hereto for a list of such percentages,  if any, the entities which may exercise such termination  options and the percentage of the original  principal balance of the Underlying  Mortgage Loans or securities  remaining
                                                  with  respect  to  each  Underlying   Trust.   Any  such  optional
                                                  terminations  will result in earlier  payments of the  outstanding
                                                  Certificates (other than the Class X Certificates) and will reduce the yield of the Class X Certificates.

                                                  REINVESTMENT RISK. Since prevailing  interest rates are subject to fluctuation,  there  can be no  assurance  that  investors  in the
                                                  Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yield on the respective  Class of
                                                  Certificates.  Yields on any such  reinvestment  may be lower, and may even be significantly  lower, than yields on the Certificates.
                                                  Generally,  when prevailing  interest rates  increase,  prepayment rates on Mortgage  Loans tend to decrease,  resulting in a reduced return of principal to  investors at a time when  reinvestment  at such higher prevailing rates would be desirable.  Conversely, when prevailing  interest rates decline,  prepayment  rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when  reinvestment at comparable yields may not be possible.  Prospective investors in the Certificates should
                                                  consider  the  related   reinvestment  risks  in  light  of  other
                                                  investments that may be available to such investors.

                                                  CLASS X  CERTIFICATES.  Because the Notional Amount of the Class X
                                                  Certificates  will be based  upon the  aggregate  Pooled  Security
                                                  Principal  Balance,  the yield on the Class X Certificates will be sensitive to the amount, rate and timing of principal  prepayments of  the  Underlying  Mortgage

                                                        S-15

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

                                                  Loans which result in principal payments on the Pooled Securities.
                                                  A rapid rate of principal  prepayments or a high level of Realized
                                                  Losses on the  Underlying  Mortgage  Loans in each case  which are allocated to the Pooled Securities will have a materially negative effect on the yield to investors in the Class X  Certificates.  In addition, since, in general, the Class X Certificates will receive interest  at a  variable  rate  based on the  amount  of  interest received in excess of that needed to pay the  Certificate  Rate on the other Classes of Certificates,  prepayments or Realized Losses with respect to Underlying  Mortgage  Loans with  relatively  high
                                                  Mortgage Net Rates and prepayments or Realized Losses allocated to
                                                  Resecuritized Certificates with relatively high pass-through rates will have a materially negative effect on the yield of the Class X
                                                  Certificates.  Investors  should  fully  consider  the  associated risks,  including  the  risks  that  a  rapid  rate  of  principal prepayments,  a high  level of losses or lower  than  contemplated interest  collections  could result in the failure of investors in
                                                  the  Class  X   Certificates   to  recover   fully  their  initial
                                                  investments.  See "Yield and Prepayment  Considerations--Yield  on
                                                  the Class X Certificates" herein.

                                                  RESIDUAL  CERTIFICATES.  The holders of the Residual  Certificates are entitled to receive  distributions  of principal  and interest and in the case of the Class R-2 Certificate,  certain  investment income, as described herein.  However, the holder of the Class R-1
                                                  Certificate may have tax liabilities with respect to its Class R-1
                                                  Certificate during the early years of the REMIC that substantially exceed the  principal  and interest  payable  thereon  during such periods.



LIQUIDITY......................................   There  is  currently  no  secondary   market  for  any  Class  of
                                                  Certificates,  and  there  can  be no  assurance  that  one  will develop.  The  Underwriter  intends to establish a market in each
                                                  Class of  Offered  Certificates,  but it is not  obligated  to do
                                                  so.   There  is  no   assurance   that  any   such   market,   if
                                                  established,  will continue.  Each Certificateholder will receive monthly  reports  pertaining  to the  Certificates  as  described
                                                  under  "The   Pooling   and   Servicing   Agreement--Reports   to
                                                  Certificateholders"   herein.  There  are  a  limited  number  of
                                                  sources  which  provide   certain   information   about  mortgage
                                                  pass-through  certificates  in  the  secondary  market;  however, there  can  be no  assurance  that  any  of  these  sources  will provide  information  about the  Certificates.  Investors  should consider the effect of limited  information  on the  liquidity of the various Classes of Certificates.

                                                        S-16
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

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES...................................   An  election  will be made to treat  certain  assets of the Trust as a real estate  mortgage  investment  conduit  ("REMIC II") for federal  income  tax  purposes.  REMIC  II  will  issue  "regular interests"  and one  "residual  interest."  An  election  will be made to treat the  "regular  interests"  in REMIC II and  certain assets  of  the  Trust  as  a  real  estate  mortgage  investment conduit  ("REMIC  I").  The  Certificates  (other  than the Class
                                                  R-1 and Class R-2  Certificates)  will be  designated  as regular interests in REMIC I  (collectively,  the "Regular  Certificates"
                                                  or the  "REMIC  Regular  Certificates"),  and the  Class  R-1 and
                                                  Class  R-2  Certificates  will  be  designated  as  the  residual interest  in REMIC I and REMIC II,  respectively  (the  "Residual
                                                  Certificates"   or  the  "REMIC  Residual   Certificates").   See
                                                  "Federal Income Tax  Considerations"  herein and "Certain Federal
                                                  Income Tax  Consequences" in the Prospectus and  "Restrictions on
                                                  Purchase and Transfer of the Residual Certificates" herein.

ERISA CONSIDERATIONS...........................   The  Offered  Certificates,  or  interests  therein,  may  not be transferred  to any  investor  who is, or who is  acquiring  such
                                                  Offered  Certificates  directly or  indirectly  for, on behalf of or with  the  assets  of,  an  employee  benefit  plan  or  other retirement  arrangement  subject  to  Title  I  of  the  Employee
                                                  Retirement  Income  Security  Act of 1974,  as amended  ("ERISA")
                                                  and/or  Section  4975 of the Internal  Revenue  Code of 1986,  as
                                                  amended  (the  "Code")  unless  such  investor  is  an  insurance company  general  account  which meets  certain  requirements  as
                                                  described  under  "ERISA   Considerations"   herein.   See  "Risk
                                                  Factors--The   Certificates--Lack   of   Liquidity"   and  "ERISA
                                                  Considerations" herein.

LEGAL INVESTMENT...............................   The   Certificates   will  not   constitute   "mortgage   related
                                                                             ---
                                                  securities"  for  purposes  of  the  Secondary   Mortgage  Market
                                                  Enhancement   Act   of   1984   ("SMMEA").    Accordingly,   many
                                                  institutions  with legal authority to invest in comparably  rated securities  secured  by  first  lien  mortgage  loans  may not be legally  authorized  to invest in the  Certificates.  See  "Legal
                                                  Investment" herein and in the Prospectus.

RESTRICTIONS ON PURCHASE AND
TRANSFER OF THE RESIDUAL
CERTIFICATES...................................   The  Residual  Certificates  are not  offered for sale to certain tax exempt  organizations  that are "disqualified  organizations"
                                                  as     defined     in     "Certain     Federal     Income     Tax
                                                  Consequences--Transfers  of REMIC Residual  Certificates--Tax  on
                                                  Disposition  of  REMIC  Residual  Certificates;


                                                  Restrictions on Transfer; Holding by Pass-Through Entities" in the
                                                  Prospectus. Such "disqualified  organizations" are prohibited from acquiring  or holding  any  beneficial  interest  in the  Residual
                                                  Certificates.  Further,  neither the Residual Certificates nor any beneficial  interest therein may be sold or otherwise  transferred without the express written consent of The Bank of New York acting as the agent for the holders of the Residual Certificates,  as tax matters person as defined in the Code (the "Tax Matters  Person"), which may be withheld to avoid a risk of REMIC disqualification or
                                                  REMIC-level    tax.    See    "Certain    Federal    Income    Tax
                                                  Consequences--Transfers  of REMIC  Residual  Certificates--Tax  on
                                                  Disposition  of  REMIC  Residual  Certificates;   Restrictions  on
                                                  Transfer;  Holding by Pass-Through Entities" in the Prospectus and
                                                  "Restrictions   on  Purchase   and   Transfer   of  the   Residual
                                                  Certificates"  herein.  Finally,  unless  the Tax  Matters  Person consents  in writing  (which  consent  may be  withheld in the Tax
                                                  Matters  Person's  sole  discretion),  the  Residual  Certificates
                                                  (including a beneficial  interest therein) may not be purchased by or transferred to any person who is not a "United States  person,"
                                                  as such term is defined in Section  7701(a)(30)  of the Code.  For certain additional tax-related restrictions on the transfer of the
                                                  Residual   Certificates,   see   "Certain   Federal   Income   Tax
                                                  Consequences--REMIC  Residual  Certificates--Mismatching of Income
                                                  and Deductions; Excess Inclusions" and "Certain Federal Income Tax
                                                  Consequences--Foreign  Investors--REMIC  Residual Certificates" in
                                                  the Prospectus.

CERTIFICATE RATING.............................   It is a condition  to their  issuance  that each Class of Offered
                                                  Certificates  receive  the  rating set forth  below from  Moody's
                                                  Investors Service, Inc. ("Moody's"):

                                                  Class                               Rating
                                                  -----                               ------

                                                  Class A Certificates                  Aaa
                                                  Class B Certificates                  Aa2
                                                  Class C Certificates                  Aa3
                                                  Class D Certificates                  A2
                                                  Class E Certificates                  A3
                                                  Class F Certificates                 Baa2
                                                  Class G Certificates                 Baa3
                                                  Class X Certificates                  Aaa
                                                  Class R-1 Certificate                 Aaa
                                                  Class R-2 Certificate                 Aaa


                                                  The  rating of the  Offered  Certificates  of any Class  should be evaluated independently from similar ratings on other


                                                  types of securities.  A security rating is not a recommendation to buy,  sell or hold  securities  and may be subject to  revision or withdrawal at any time by the  assigning  rating  organization.  A
                                                  security   rating  does  not  represent  any   assessment  of  the
                                                  likelihood of principal  prepayments  on the  Underlying  Mortgage
                                                  Loans or of the degree to which such prepayments might differ from those  originally  anticipated.  Also, a security  rating does not represent any  assessment of the yield to maturity that  investors may experience. See "Certificate Rating" herein.

                                                  The Seller has not requested  ratings of the Offered  Certificates by any rating agency other than Moody's.  However, there can be no assurance  as to whether  any other  rating  agency  will rate the
                                                  Offered  Certificates  or,  if it  does,  what  ratings  would  be assigned by such other rating agency. The ratings assigned by such other  rating  agency to the Offered  Certificates  could be lower than the respective ratings assigned by Moody's.


                                             THE UNDERLYING SECURITIES

GENERAL.....................................      Payments  on  the   Certificates   will  be  made  from  payments
                                                  received  on the  Pooled  Securities  to be  deposited  into  the
                                                  Trust.  As of the Pooled  Security  Information  Date, the Pooled
                                                  Securities had an aggregate  Pooled  Security  Principal  Balance of approximately  $515,964,267.  Additional  information relating to the Pooled  Securities is set forth under  "Description of the
                                                  Underlying Securities" herein and in Annex I attached hereto.

                                                  The  Pooled  Securities  will  consist  of 96  classes  of  Pooled
                                                  Securities,   which   represent   subordinated   interests  in  83
                                                  Underlying  Trusts,  the assets of which consist  primarily of (i)
                                                  Mortgage  Loans or (ii)  Resecuritized  Certificates  representing interests in 48  Underlying  Trusts,  the assets of which  consist primarily of Mortgage Loans.

                                                  The Seller  expects  that by the Closing  Date,  all of the Pooled
                                                  Securities  will have been delivered to the Trustee as required by the Agreement.  All monthly  distributions on each Pooled Security
                                                  Distribution Date after the Pooled Security Information Date, will be available to make payments on the Certificates. Pursuant to the
                                                  Agreement, the Trustee will allocate each month's distributions of interest and  principal on the Pooled  Securities to make payments of interest and principal on the Certificates. Fees payable to the
                                                  Trustee will not be paid out of amounts



                                                  received on the Pooled Securities but will be paid from investment earnings  on funds on  deposit  in the  Certificate  Account.  See
                                                  "Description  of the  Certificates--Distributions  of Interest and
                                                  Principal" herein.

                                                  The  tables  in Annex I  attached  hereto  set  forth  approximate information for each of the Underlying Securities as of the Pooled
                                                  Security  Information Date. The tables and the descriptions of the
                                                  Underlying  Securities  herein  are  subject to and  qualified  by
                                                  reference  to  the  provisions  of  the   prospectus,   prospectus
                                                  supplement or other  offering  document and  Underlying  Agreement relating to each Underlying Trust (collectively, the "Supplemental documents"), as well as any subsequent information related thereto filed by the issuers  thereof on a Current Report on form 8-K with
                                                  the  Securities  and  Exchange   Commission   (the   "Commission")
                                                  following  the  closing  of the  related  Underlying  Series.  The information  set forth in the tables and elsewhere  herein that is particularly within the knowledge of the various trustees relating to the  Underlying  Trusts  (the  "Underlying  Trustees"),  paying agents and Underlying Servicers for the Underlying Trusts has been derived from data requested  from and provided by them,  including
                                                  regular   periodic  reports  provided  to  holders  of  Underlying
                                                  Securities,  loan-by-loan  information  provided in tape form from
                                                  the  related  Underlying   Servicers  or  underlying  issuers  and
                                                  information  from  outside  sources  such as  Bloomberg  L.P.  and
                                                  Mortgage  Information  Corp.,  But such  information  has not been independently  represented  to the  Seller or the  Underwriter  as being accurate and complete nor has it been independently verified by the Seller or the Underwriter. With respect to approximately 5%
                                                  of the aggregate  outstanding  principal balance of the Underlying
                                                  Mortgage  Loans,  loan-by-loan  information  was not available for purposes of presenting the information in Annex I attached hereto.
                                                  This information comprises all material information on the subject that the seller and the Underwriter possess or can acquire without unreasonable effort and expense.  Copies of the offering documents and the February 1998 Pooled Security Distribution Date Statements
                                                  relating to each Underlying  Security are available for inspection upon request to the trustee. The Bank of New York, the Trustee for the  Certificates,  acts as Underlying  Trustee with respect to 15
                                                  Pooled  Securities. It has not


                                                        S-20

                                                  undertaken  in such  latter  capacity  to provide  any
                                                  information not otherwise generally available.

DISTRIBUTIONS OF INTEREST ON
POOLED SECURITIES...........................      Each  Pooled   Security  is  entitled   generally  to  a  monthly
                                                  distribution  of interest  at its  then-current  Pooled  Security
                                                  Interest  Rate on its Pooled  Security  Principal  Balance and to
                                                  accrued but  previously  unpaid  interest.  With  respect to each
                                                  Pooled   Security   Distribution   Date,  the  "Pooled   Security
                                                  Interest  Rate" for any Pooled  Security  is the stated  interest
                                                  rate  payable  on  such  Pooled   Security.   As  of  the  Pooled
                                                  Security  Information  Date, the Pooled  Security  Interest Rates
                                                  ranged  from  approximately  6.250% to  approximately  9.500% per annum and the weighted  average  Pooled  Security  Interest  Rate
                                                  (based  on  Pooled  Security  Principal  Balance)  of the  Pooled
                                                  Securities  was  approximately   7.213%  per  annum.  The  Pooled
                                                  Security  Interest  Rate  for  each  Pooled  Security  as of  the
                                                  Pooled  Security  Information  Date, is shown in Annex I attached hereto.  As  shown  in such  Annex,  the  interest  rate for each
                                                  Pooled  Security other than nine of the  Resecuritization  Pooled
                                                  Securities  and RFC  94S3,  M-1 are  fixed  percentages.  Nine of the  Resecuritization  Pooled  Securities  bear interest based on
                                                  the   weighted   average   pass-through   rate  of  the   related
                                                  Resecuritized  Certificates  and RFC  94S3,  M-1  bears  interest based on the  weighted  average of the  Mortgage Net Rates of the
                                                  related   Underlying   Mortgage   Loans.    Notwithstanding   the
                                                  foregoing,   the  interest   paid  with  respect  to  the  Pooled
                                                  Securities  to  the  Trustee  may  be at  rates  lower  than  the
                                                  applicable   Pooled  Security  Interest  Rates  as  a  result  of
                                                  Interest  Shortfalls and Realized  Losses  applicable to interest allocated to such Pooled  Securities.  In addition,  the right of
                                                  the  Pooled   Securities  to  receive   interest  on  any  Pooled
                                                  Security  Distribution  Date is  subordinated to the right of the related Senior  Securities to receive  distributions  of interest and principal,  on such Pooled  Security  Distribution  Date. See
                                                  "Description  of the  Underlying  Securities--Realized  Losses on
                                                  Liquidated  Mortgage  Loans;  Subordination"  herein  and Annex I attached  hereto  for a list of the  Underlying  Series  in which the  Underlying  Servicer is not  obligated  to pay  Compensating
                                                  Interest   and  any  caps  on  required   Compensating   Interest
                                                  payments.

DISTRIBUTIONS OF PRINCIPAL ON
POOLED SECURITIES...........................      To the extent of available funds after certain  distributions  on
                                                  the   Senior   Securities   and  in   certain   cases   Mezzanine
                                                  Securities,  the Pooled  Securities  are entitled  generally to a monthly  distribution of principal,  consisting  generally of (i)

                                                        S-21


                                                  a  percentage  of  scheduled  principal  payments  on the related
                                                  Underlying   Mortgage  Loans,   based  generally  on  the  Pooled
                                                  Security   Principal  Balance  of  the  Pooled  Securities  as  a
                                                  proportion of the aggregate  principal  balance of all securities in the  related  Underlying  Series;  and  (ii) a  percentage  of
                                                  principal   prepayments   and   other   unscheduled   collections
                                                  applicable  to  principal  on  the  related  Underlying  Mortgage
                                                  Loans to the  extent  provided  under  the  terms of the  related
                                                  Underlying  Agreements as described  herein.  Prepayments  on the
                                                  Underlying  Mortgage  Loans  generally are allocated  entirely to the  Senior  Securities  during a Lock Out  Period of five  years from  the  related  date of  issuance  of the  Pooled  Securities
                                                  (other  than  the  Resecuritization  Pooled  Securities)  or  the
                                                  Resecuritized   Certificates.   After  the  applicable  Lock  Out
                                                  Period,    such    Underlying    Securities   are   entitled   to
                                                  distributions   of  some   portion   of   prepayments,   subject,
                                                  generally,  to the  satisfaction of certain  delinquency and loss
                                                  tests.      See      "Description      of     the      Underlying
                                                  Securities--Distributions    of    Principal    on   the   Pooled
                                                  Securities" herein.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL
ON RESECURITIZED CERTIFICATES...............      The  descriptions  above with respect to interest  and  principal distributions  on the Pooled  Securities  are also  applicable to
                                                  the  Resecuritized  Certificates.   As  of  the  Pooled  Security
                                                  Information  Date, the  pass-through  rates on the  Resecuritized
                                                  Certificates  ranged from  approximately  6.250% to approximately
                                                  11.720%  per annum and the  weighted  average  pass-through  rate
                                                  (based on  Resecuritized  Certificate  Principal  Balance) of the
                                                  Resecuritized  Certificates was  approximately  7.267% per annum.
                                                  See "Description of the Underlying  Securities--Distributions  of
                                                  Interest and  Principal  on  Resecuritized  Certificates"  herein and  Annex  I  attached  hereto  for  information  provided  with respect  to each  Resecuritized  Certificate  comparable  to that provided for each Pooled Security.

ALLOCATION OF REALIZED LOSSES
ON LIQUIDATED
MORTGAGE LOANS..............................      Realized  Losses  will  be  allocated  to the  Pooled  Securities following the  exhaustion of any applicable  Underlying  Security
                                                  Credit  Support as  described  below.  A "Realized  Loss" will be incurred  on a  defaulted  Underlying  Mortgage  Loan as to which all  amounts  that the  related  Underlying  Servicer  expects to
                                                  recover   through  the  date  of   disposition   of  the  related
                                                  Mortgaged  Property  have been received (a  "Liquidated  Mortgage
                                                  Loan"),   generally   in  the  amount,   if  any,  by  which  the
                                                  liquidation proceeds  ("Liquidation

                                                        S-22


                                                  Proceeds"), net of expenses ("Net Liquidation Proceeds") from such
                                                  Liquidated  Mortgage  Loan are  less  than  the  unpaid  principal balance of such Liquidated  Mortgage Loan, plus accrued and unpaid interest  thereon  and  amounts  reimbursable  to  the  Underlying
                                                  Servicer for  previously  unreimbursed  Advances  and  foreclosure costs.

UNDERLYING SECURITY
CREDIT SUPPORT..............................      Each Underlying  Security  provides credit support for the Senior
                                                  Securities,  any  Mezzanine  Securities  senior  thereto  and any
                                                  Subordinate  Securities  senior  thereto,  in  each  case  of the related  Underlying  Series.  The subordination of the Underlying
                                                  Securities  is effected  primarily by the  allocation of Realized
                                                  Losses  in  excess  of  available  credit  support,  if any,  and subject  to carve outs in certain  cases for  certain  losses due to  special  hazards,  fraud  or  bankruptcy,  to the  Underlying
                                                  Securities  prior to such losses  being  allocated  to the Senior
                                                  Securities of the related  Underlying  Series, and the allocation of payments  collected on the  Underlying  Mortgage  Loans to the
                                                  Senior  Securities  prior to such payments being allocated to the
                                                  Underlying   Securities  of  such  series.  Annex  I  provides  a
                                                  breakdown  of any  applicable  carve out amounts  remaining as of the Pooled  Security  Information  Date (or if not available,  as of the  date of  issuance  of the  related  Underlying  Security)
                                                  with respect to the  Underlying  Series of which each  Underlying
                                                  Security is a part.  In  addition,  with respect to the 15 Pooled
                                                  Securities (other than the  Resecuritization  Pooled  Securities)
                                                  identified  on  Annex  I  hereto,  the  Resecuritization   Pooled
                                                  Securities  (other than PHMS 95A,  3-B) and the 45  Resecuritized
                                                  Certificates  identified  on  Annex I hereto  (collectively,  the
                                                  "IOU  Securities"),  the related  Senior  Securities are entitled to the amount,  if any, by which (i) their applicable  percentage
                                                  of  the  outstanding   principal   balance  of  a  Mortgage  Loan
                                                  immediately  prior to  liquidation  exceeds (ii) the total amount
                                                  of  Net  Liquidation   Proceeds  allocable  to  principal.   Such
                                                  amounts  are  provided  by  amounts   otherwise  payable  to  the
                                                  Subordinated  Securities and Mezzanine  Securities,  resulting in reduced  payments  on the  applicable  distribution  date  to the
                                                  Subordinated   Securities   and  Mezzanine   Securities  of  such
                                                  Underlying  Series  (including  the  Pooled  Securities  and  the
                                                  Resecuritized    Certificates).    See    "Description   of   the
                                                  Underlying Securities" herein.

                                                  With  respect  to 88 classes  of Pooled  Securities  (constituting approximately  89.37% of the Pooled Security  Principal  Balance),
                                                  credit  support  for such  Underlying  Security  (the  "Underlying
                                                  Security Credit Support")




                                                  constitutes less than 5.00% of the aggregate outstanding principal balance of the Underlying Mortgage Loans of the related Underlying
                                                  Series.   With   respect  to  91  classes  of  Pooled   Securities
                                                  (constituting   approximately   92.84%  of  the  Pooled   Security
                                                  Principal Balance), Underlying Security Credit Support is provided only by securities  subordinated  to the Pooled  Securities.  With respect  to two  Pooled  Securities,  Underlying  Security  Credit
                                                  Support is provided by a limited  guarantee  or a reserve  fund in addition to securities  subordinated to the Pooled  Securities and with respect to the remaining three classes of Pooled  Securities,
                                                  Underlying  Security  Credit Support is provided only by a limited guarantee,  reserve fund, or a spread account. See "Description of the Underlying  Securities--Realized Losses on Liquidated Mortgage
                                                  Loans;   Subordination"   which  further  identifies  such  Pooled
                                                  Securities.  Underlying  Security  Credit  Support is  provided to twelve  classes of Pooled  Securities  by another  class of Pooled
                                                  Securities in the same Underlying Series.  Securities subordinated
                                                  to  the  Pooled   Securities   do  not  secure   payments  on  the
                                                  Certificates (other than the twelve Pooled Securities described in the immediately  preceding  sentence).  None of the  Resecuritized
                                                  Certificates,  except for the Resecuritized  Certificates  backing
                                                  AMERT 9303, 3-B, have any Underlying Security Credit Support.  Any
                                                  Underlying  Security  Credit  Support  relating to the  Underlying
                                                  Securities of a particular Underlying Series will not be available to provide  credit  support for the  Underlying  Securities of any other Underlying Series. Annex I attached hereto provides for each
                                                  Underlying  Security  the  percentage  of the  related  Underlying
                                                  Series  constituting   Underlying  Security  Credit  Support  with
                                                  respect  to such  Underlying  Security.  See  "Description  of the
                                                  Underlying Securities" herein.

EARLY TERMINATION OF
UNDERLYING TRUSTS...........................      With  respect  to all  of the  Pooled  Securities  (except  eight
                                                  Resecuritization    Pooled    Securities)    and   all   of   the
                                                  Resecuritized   Certificates,   the  Underlying   Servicer,   the
                                                  Underlying  Trustee,  the  holders of a majority  in  interest of the  residual  interest in the  Underlying  Trust,  the seller to the  Underlying  Trust,  and/or  another  person,  subject to the limitations  imposed by the  related  Underlying  Agreement,  may purchase all Underlying  Mortgage Loans and foreclosed  Mortgaged
                                                  Properties  ("REO  Properties")   remaining  in  such  Underlying
                                                  Trust on any Pooled  Security  Distribution  Date or distribution
                                                  date  for  the   Resecuritized   Certificates,   as   applicable,
                                                  occurring  on or after a date  specified  or event  described  in
                                                  such   Underlying   Agreement


                                                  and in the manner and at the  termination  price specified in such
                                                  Underlying Agreement. Most of the Underlying Agreements permit the optional  termination of the Underlying Trust when the outstanding principal  balance of all Underlying  Mortgage Loans or securities
                                                  of    the    related    Underlying    Trust    falls    to    some
                                                  percentage--typically  either 5% or 10%--of the original principal balance of all  Underlying  Mortgage  Loans or  securities  of the related  Underlying Trust of such Underlying  Series.  See Annex I attached  hereto  for a list of  such  percentages,  if  any,  the entities  which may  exercise  such  termination  options  and the percentage  of the original  principal  balance of the  Underlying
                                                  Mortgage  Loans  or  securities  remaining  with  respect  to each
                                                  Underlying Trust.

FEDERAL INCOME TAX
STATUS OF THE
UNDERLYING TRUSTS...........................      An  election  was  made to  treat  the  Underlying  Trust  or the
                                                  Underlying  Mortgage  Loans and certain  other  assets of each of the  Underlying  Trusts as one or more REMICs for federal  income
                                                  tax   purposes.   Each  of  the   Pooled   Securities   has  been
                                                  designated  a  regular   interest  in  the  related  REMIC.   See
                                                  "Certain Federal Income Tax Consequences" in the Prospectus.

RATING OF UNDERLYING SECURITIES.............      The  latest   rating   provided   by  at  least  one   nationally
                                                  recognized  statistical  rating  agency  for  each of the  Pooled
                                                  Securities  is at least  "BBB-" (or a  comparable  rating).  None of the  Resecuritized  Certificates  are  rated  by a  nationally
                                                  recognized   statistical  rating  agency.  One  Pooled  Security,
                                                  CITIMT 9016, B  (constituting  approximately  1.10% of the Pooled
                                                  Security  Principal  Balance) has been  downgraded  by one of the
                                                  original  rating  agencies  since  initial   issuance.   Annex  I
                                                  attached  hereto  provides with respect to each Pooled  Security, the latest  rating by the rating  agency which  originally  rated the  Pooled  Security,  the  applicable  rating  agency,  and the
                                                  original   rating  at  the  time  of   issuance  of  the  related
                                                  Underlying Series by such rating agency.


                                           THE UNDERLYING MORTGAGE LOANS

GENERAL.....................................      As  of  the   Mortgage   Loan   Information   Date,   there  were
                                                  approximately   116,700  Underlying   Mortgage  Loans  having  an
                                                  aggregate   outstanding   principal   balance  of   approximately
                                                  $27.6 billion,   which   consist   primarily   of  (i)   one-  to
                                                  four-family,  conventional,  fixed rate,  mortgage  loans secured by first liens on  residential  real  properties



                                                  and (ii) in the case of some of the Underlying Series, cooperative loans secured by shares in cooperative corporations.

                                                  Realized Losses have occurred with respect to Underlying  Mortgage
                                                  Loans  in  (i)  45  Underlying   Series  relating  to  the  Pooled
                                                  Securities (other than the Resecuritization Pooled Securities) and
                                                  (ii)  the 48  Underlying  Series  relating  to  the  Resecuritized
                                                  Certificates.  Substantially  all of the Underlying Series include
                                                  Underlying  Mortgage Loans that are delinquent,  and a significant number  have  REO  Properties  relating  to  defaulted  Underlying
                                                  Mortgage  Loans.  See  "Risk  Factors--The   Underlying   Mortgage
                                                  Loans--Mortgage  Loan Delinquencies and Losses" herein and Annex I
                                                  attached   hereto  which  sets  forth  as  of  the  Mortgage  Loan
                                                  Information Date, the cumulative Realized Losses,  Realized Losses during  January 1998 and a breakdown  of the 30-59 day,  60-89 day and 90 or more day delinquencies,  foreclosures in process and REO
                                                  Property  with  respect  to  each  Underlying  Series.  See  "Risk
                                                  Factors--The    Underlying    Mortgage     Loans--Mortgage    Loan
                                                  Delinquencies and Losses" herein.

SERVICERS...................................      The  Underlying   Mortgage  Loans  are  master   serviced  and/or
                                                  serviced by various  mortgage  servicing  companies.  See Annex I attached  hereto which sets forth the master  servicer if any, or the servicer  (either,  the  "Underlying  Servicer") with respect to the  Underlying  Mortgage  Loans  relating to each  Underlying
                                                  Series,  "Servicing of the Underlying  Mortgage Loans" herein and
                                                  Annex III  attached  hereto for certain  statistics  with respect
                                                  to  each  entity  (treating  Norwest  Bank  Minnesota,   National
                                                  Association  and  Norwest  Mortgage,  Inc.  as a  single  entity)
                                                  which serves as  Underlying  Servicer for in excess of 10% of the
                                                  Underlying Mortgage Loans.

                                                  With respect to all Underlying  Series,  for each Pooled  Security
                                                  Distribution  Date or  distribution  date  for  the  Resecuritized
                                                  Certificates,  as applicable, the Underlying Servicer is obligated to make an advance (a "P&I  Advance") in respect of any delinquent payment on any related  Underlying  Mortgage  Loan that was due on the  related  due date that  will,  in the  Underlying  Servicer's judgment, be recoverable from related late payments or Liquidation
                                                  Proceeds.

                                                  The  Underlying  Servicers  also are  obligated  to make  advances
                                                  ("Servicing Advances" and together with P&I Advances,  "Advances")
                                                  in respect of liquidation expenses


                                                  and certain taxes and insurance premiums not paid by a borrower on a timely basis,  to the extent the Underlying  Servicer deems such
                                                  Servicing Advances recoverable out of Liquidation Proceeds or from collections on the related Underlying Mortgage Loans. P&I Advances
                                                  and  Servicing   Advances   generally  are   reimbursable  to  the
                                                  Underlying Servicers.

                                                  The  Underlying  Servicers  are  not  obligated  with  respect  to
                                                  Underlying Mortgage Loans relating to approximately  10.48% of the
                                                  Pooled  Securities (by Pooled Security  Principal  Balance) to pay
                                                  Compensating Interest with respect to any Underlying Mortgage Loan that prepays on a date other than on a due date for such  Mortgage
                                                  Loan,  which,  to  the  extent  not  allocated  to or  covered  by available  Underlying  Security  Credit  Support,  may result in a
                                                  reduction  in  distributions   on  the  applicable   Resecuritized
                                                  Certificates  on a  related  distribution  date and on the  Pooled
                                                  Securities on a Pooled Security  Distribution Date, and hence in a
                                                  reduction  in,  interest   payments  on  the   Certificates  on  a
                                                  Distribution  Date. In any event, the amount of such  Compensating
                                                  Interest is usually limited to the amount of the Servicing Fee (or some  percent  thereof)  with  respect to the  related  Underlying
                                                  Series.  See "Servicing of the Underlying  Mortgage Loans" herein.
                                                  See also  Annex I  attached  hereto  for a list of the  Underlying
                                                  Securities  for  which  the  related  Underlying  Servicer  is not obligated to pay Compensating Interest and any maximum limitations on required Compensating Interest payments.

                                                  Each Underlying Servicer is entitled to a monthly fee with respect to each  Underlying  Mortgage Loan that such  Underlying  Servicer services (the "Servicing  Fee") and many Underlying  Servicers are entitled to additional servicing  compensation,  such as penalties and late payment or assignment fees. Such  compensation  generally will be retained by the Underlying  Servicer out of collections of
                                                  interest   on  the   Underlying   Mortgage   Loans  prior  to  any
                                                  distribution of such collections on the Resecuritized Certificates or Pooled Securities, as applicable.  Annex I attached hereto sets forth  the  range of rates of  Servicing  Fee for each  Underlying
                                                  Security to which each Underlying Servicer is entitled.


                                  RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement, prospective investors should carefully consider the following factors before deciding whether to invest in any Class of Certificates.


                                THE CERTIFICATES

Credit Risk from Subordination of the Underlying Securities to Senior Securities and Mezzanine Securities

         As described herein, payments of principal of and interest on the Underlying Mortgage Loans will be available to make distributions on the related Underlying Securities on any Pooled Security Distribution Date or distribution date relating to Resecuritized Certificates (and hence interest and principal payments on the Certificates) only after certain required distributions have been made on the related Senior Securities and in certain cases, Mezzanine Securities, on such Pooled Security Distribution Date or distribution date relating to Resecuritized Certificates. No distributions of principal or interest on the Pooled Securities or the Resecuritized Certificates will be made on any Pooled Security Distribution Date until the Senior Securities and in certain cases, Mezzanine Securities, of such Underlying Series have received all principal and interest (generally including accrued but unpaid interest) to which they are entitled on such Pooled Security Distribution Date.

         Prepayments generally are not allocated to the Pooled Securities (other than the Resecuritization Pooled Securities) or the Resecuritized Certificates (and consequently indirectly the Resecuritization Pooled Securities) until after a Lock Out Period of five years from the related date of issuance of the related Underlying Securities (or in the case of the Resecuritization Pooled Securities, the date of issuance of the Resecuritized Certificates). A certain percentage of prepayments (which may increase over time) will be allocated to the applicable Underlying Securities after such Lock Out Period, subject, in most cases, to the satisfaction of certain delinquency, loss and other tests with respect to the Underlying Mortgage Loans. Even where Underlying Securities are entitled to a percentage of prepayments after a Lock Out Period, such percentage generally does not exceed the Underlying Securities' pro rata portion of the applicable Mezzanine Percentage or Subordinated Percentage, as applicable. The "Mezzanine Percentage" and "Subordinated Percentage," as applicable of each Underlying Security is the percentage equivalent of a fraction the numerator of which is equal to the Pooled Security Principal Balance or Resecuritized Certificate Principal Balance, as applicable, of the Underlying Security (together, in some instances, with the aggregate principal balance of other Mezzanine Securities or Subordinated Securities, as applicable of the same Underlying Series) and the denominator of which is the aggregate principal balance of all securities of such Underlying Series.

         All of the Underlying Agreements relating to the IOU Securities provide that, in connection with liquidations, the related Senior Securities may be entitled to receive an amount in excess of the Net Liquidation Proceeds collected on a Liquidated Mortgage Loan. Distributions of principal and interest on such classes of Underlying Securities may be delayed, reduced or eliminated to the extent that a Realized Loss is experienced on an Underlying Mortgage Loan because amounts otherwise distributable as principal and interest on the Underlying Securities will be used instead to make distributions of principal and interest on the related Senior Securities and in certain cases, Mezzanine Securities.

         All Realized Losses on the Underlying Mortgage Loans, to the extent not covered by the related Underlying Security Credit Support, if any, will be allocated to the Pooled Securities (other than the Resecuritization Pooled Securities) and the Resecuritized Certificates (and then to the Resecuritization Pooled Securities) prior to being allocated to the related Senior Securities and in certain cases, Mezzanine Securities, and will adversely affect the yield on the Certificates.

INTEREST RATE BASED ON INTEREST RECEIVED

         Since the interest rate applicable to each Class of Certificates will be limited by the amount of interest received on the Pooled Securities, disproportionate payments of Pooled Securities with higher Pooled Security Interest Rates or of Resecuritized Certificates with relatively high pass-through rates and/or disproportionate allocations of Realized Losses to Underlying Securities with higher Pooled Security Interest Rates or pass-through rates with respect to the Resecuritized Certificates, as applicable, will adversely affect the yields on the Certificates. Similarly, to the extent a Pooled Security bears interest based on the weighted average of (i) the pass-through rates of the Resecuritized Certificates or (ii) the Mortgage Net Rates of the related Underlying Mortgage Loans, disproportionate prepayments of such Resecuritized Certificates with higher pass-through rates or such Mortgage Loans with higher Mortgage Net Rates will adversely affect the yield on such Pooled Securities and consequently on the Certificates.

SUBORDINATION OF CERTIFICATES

         On each Distribution Date, holders of each Class of Certificates (other than the Class X and Class PO Certificates) are generally entitled to receive their pro rata share, based on its respective Certificate Principal Balance, of the Principal Distribution Amount. Notwithstanding the foregoing, holders of the most senior Class of Certificates outstanding (in alphabetical order) are entitled to receive on each Distribution Date and Supplemental Distribution Date additional principal in an amount equal to the Loss Amounts. Such additional principal is paid from the principal otherwise distributable to the holders of other Classes of Certificates (in reverse alphabetical order), resulting in a deferral of amounts due to such other Classes. If there are insufficient funds available therefor such entitlement will be carried forward and will be paid to the most senior Class prior to payments to other more subordinate Classes. A Supplemental Distribution Date may occur in any month in which either distributions or Pooled Security Distribution Date Information have not been received on a timely basis for the related Distribution Date. In addition, the Certificate Principal Balance of the most junior Class of Certificates outstanding (in reverse alphabetical order) will be written down in an amount equal to the Loss Amount for such Distribution Date. Accordingly, to the extent that the Certificate Principal Balance of the Class H Certificates has been reduced to zero and that there are Loss Amounts, holders of the most junior Class of Offered Certificates (in reverse alphabetical order) would be subject to such allocations. See "Description of the Certificates--Distributions of Interest and Principal" herein.

UNCERTAIN TIMING OF PAYMENTS ON THE CERTIFICATES

         Unlike standard corporate bonds, the timing and amount of interest and principal distributions on each Class of Offered Certificates is not fixed and will be affected by (i) the characteristics of, and the amount, rate and timing of principal and interest payments on, the Pooled Securities, which in turn will be affected (x) in the case of the Resecuritization Pooled Securities by the amount, rate and timing of principal and interest payments (including prepayments, repurchases, defaults and liquidations) on the Resecuritized Certificates and (y) in all cases by the amount, rate and timing of principal and interest payments (including prepayments, repurchases, defaults and liquidations) on the Underlying Mortgage

Loans and the amount and timing of mortgagor defaults resulting in Realized Losses, (ii) the allocation of such payments and losses among the various classes of securities of each Underlying Series and, in the case of the Resecuritization Pooled Securities, among the various classes of securities of each series of Resecuritized Certificates and (iii) the occurrence of optional terminations with respect to the Underlying Trusts.

         In general, the timing of principal payments on the Underlying Mortgage Loans will be affected by a variety of economic, geographic, legal, tax and social factors primarily because the Underlying Mortgage Loans generally may be prepaid by the borrowers at any time without penalty. Prepayments on the Underlying Mortgage Loans also may be affected by transfers of the underlying Mortgaged Properties and the occurrence of natural disasters. Slow prepayment rates generally are associated with an increasing interest rate environment or declining real estate values.

         In addition to affecting the weighted average lives of the Pooled Securities and, as a result, each Class of Certificates, the rate of principal prepayments and Realized Losses on the Underlying Mortgage Loans will affect the yield to maturity on each Class of Certificates purchased at a discount or at a premium. Slow prepayment rates on the Underlying Mortgage Loans, will delay the application of principal payments on the Underlying Mortgage Loans to the Pooled Securities and the Certificates (other than the Class X Certificates) and as a general proposition will adversely affect the yield on each Class of Certificates (other than the Class X Certificates). However, fast prepayments of Underlying Mortgage Loans with relatively high Mortgage Net Rates, or of Underlying Mortgage Loans backing Underlying Securities with relatively high Pooled Security Interest Rates or pass-through rates, as applicable, or for which the Underlying Trust would have experienced a relatively low incidence of Realized Losses may reduce aggregate cash flow available to make payments on the Certificates and consequently may adversely affect the yield on the Certificates. A rapid rate of principal prepayments, particularly of Pooled Securities, particularly those with higher interest rates or principal prepayments allocated to Resecuritized Certificates with higher pass-through rates, or lower than contemplated interest collections or the allocation of Realized Losses to Pooled Securities, particularly those with higher interest rates, could result in the failure of the holders of Class X Certificates to recover fully their investments. Higher than expected rates of Realized Losses will adversely affect the yields on the Certificates. See "Summary of Terms--The Certificates--Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein.

Payment Delay

         Only funds actually received by the Trustee, as the registered holder of the Pooled Securities, together with the related Pooled Security Distribution Date Information by the Determination Time with respect to such Distribution Date will be passed through to the Certificateholders on such Distribution Date; provided that, if there may be a Supplemental Distribution Date, Class PO Principal Distribution on the Class PO Certificates will only be made on the Supplemental Distribution Date. To the extent funds and/or Pooled Security Distribution Date Information has not been received by such time, such funds will not be passed through as payments on the Certificates until the Supplemental Distribution Date or the Distribution Date in the following month, as applicable. The Certificates are not entitled to receive reinvestment income with respect to any Pooled Securities as to which there is a payment delay. In addition, while interest paid on the Supplemental Distribution Date will be aggregated with that paid on the immediately preceding Distribution Date to determine if a Certificate Rate equal to the lesser of (i) 6.75% per annum and
(ii) the weighted average of the Pooled Security Interest Rates has been achieved with respect to all interest bearing Classes of Certificates (other than the Class X Certificates), any interest received thereafter will be paid on the following Distribution Date as if received with respect to the following Distribution Date. This may have the effect of allocating amounts to the Class X Certificates on such following Distribution Date which, if timely received would have been allocated to the interest bearing Classes of Certificates other than the Class X Certificates. Moreover, to the extent there is not enough interest received on the Pooled Securities to pay interest on the interest bearing Certificates (other than the Class X Certificates) at a per annum rate equal to the lesser of (i) 6.75% per annum and (ii) the weighted average of the Pooled Security Interest Rates, such amounts will not be tracked and such Certificates will not receive additional interest on subsequent Distribution Dates. While each Class of Certificates (other than the Class X and Class PO Certificates) is entitled generally to its pro rata share, based on its respective Certificate Principal Balance, of the Principal Distribution Amount with respect to a Distribution Date or Supplemental Distribution Date, as applicable, the most senior Class of Certificates outstanding (in alphabetical order commencing with the Class A Certificates) is entitled to receive on each Distribution Date and Supplemental Distribution Date additional principal in an amount equal to the Loss Amount for such Distribution Date. Such additional principal is paid from the principal otherwise distributable to the holders of other Classes of Certificates (in reverse alphabetical order commencing with the Class H Certificates), resulting in a deferral of amounts due to such other Classes. If there are insufficient funds available therefor such entitlement will be carried forward and will be paid to the most senior Class prior to payments to other more subordinate Classes. While holders of the Class PO Certificates are generally entitled to receive on each Distribution Date, the Class PO Principal Distribution, if there may be a Supplemental Distribution Date, payments of the Class PO Principal Distribution on the Class PO Certificates will be made only on the Supplemental Distribution Date. A Supplemental Distribution Date may occur in any month in which either distributions or Pooled Security Distribution Date Information have not been received on a timely basis for the related Distribution Date.

         A delay in the receipt by the Trustee of distributions may occur, for example, with respect to those Pooled Securities that receive distributions by check rather than by wire transfer of immediately available funds. On the Pooled Security Distribution Date prior to the Closing Date, 36 classes of Pooled Securities, as identified on Annex I attached hereto, representing approximately 41.30% of the Pooled Securities by Pooled Security Principal Balance, paid by check. The Trustee has requested each Underlying Trustee to make payments by wire transfer of immediately available funds. It is anticipated that such requests will be granted in time for the May 4, 1998 Distribution Date, except with respect to two Pooled Securities, representing approximately 1.79% of the Pooled Security Principal Balance. No assurance can be given, however, that any such payments will be made by wire transfer. In addition, as indicated in Annex I attached hereto, the Pooled Security Distribution Date with respect to one Class of Resecuritization Pooled Securities, representing approximately 0.29% of the Pooled Security Principal Balance, is the 29th (or, if in February, the last day) of such month (or the succeeding business day, if such day is not a business day) and the Pooled Security Distribution Date with respect to one class of Resecuritization Pooled Securities, representing approximately 3.33% of the Pooled Securities by Pooled Security Principal Balance, is the second business day and with respect to eight Classes of Resecuritization Pooled Securities, representing approximately 21.86% of the Pooled Security Principal Balance, is the third business day, after the 25th of the month (or the succeeding business day, if the 25th day is not a business day). Each of such Resecuritization Pooled Securities provides for payment by wire transfer, however delay in receipt may occur. In addition, 21 Pooled Securities are held through the book-entry facilities of DTC. Some delay in receipt of payments on these book-entry Pooled Securities might be experienced since such payments first will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, including The Bank of New York, which thereafter will provide them to the Trustee. Any delay in receipt of distributions by Certificateholders will have an adverse effect on the yields to Certificateholders.

Concentrations of Underlying Servicers and Underlying Trustees

         The Underlying Mortgage Loans are serviced by a number of different Underlying Servicers and the Pooled Securities and Resecuritized Certificates have a number of different Underlying Trustees. No Servicer services greater than 10% by principal balance of the Underlying Mortgage Loans except for Glendale Federal Bank, Federal Savings Bank, Residential Funding Corporation, GE Capital Mortgage Services, Inc., Norwest Bank Minnesota, National Association combined with Norwest Mortgage, Inc., and Citicorp Mortgage, Inc. which service approximately 26.26%, 14.12%, 13.47%, 11.10% and 10.27% of the outstanding principal balance of the Underlying Mortgage Loans, respectively. No Underlying Trustee is the trustee with respect to greater than 10% of the Pooled Securities by Pooled Security Principal Balance except for State Street Bank and Trust Company, First Trust National Association, The Bank of New York and Bankers Trust Company which are the Underlying Trustees for approximately 27.58%, 25.16%, 15.46% and 13.38% of the Pooled Securities (by Pooled Security Principal Balance), respectively. See Annex I attached hereto which sets forth the Underlying Servicer and the Underlying Trustee with respect to each Underlying Series, "Servicing of the Underlying Mortgage Loans" herein and Annex III attached hereto for certain statistics with respect to each entity (treating Norwest Bank Minnesota, National Association and Norwest Mortgage, Inc. as a single entity) which serves as Underlying Servicer for more than 10% of the Underlying Mortgage Loans. From time to time the Underlying Servicer with respect to any of the Pooled Securities may change. Any transfers of servicing may have the effect of temporarily interrupting the servicing on the related Underlying Mortgage Loans. Any such interruptions may result in higher delinquencies.

LIMITED OBLIGATIONS

         The Certificates do not evidence an obligation of or an interest in the Trustee, the Seller, the Underwriter, the SunAmerica Parties or any of their respective affiliates. None of the Certificates are insured or guaranteed by such persons and are not insured or guaranteed by any governmental agency or private insurer. Payments on the Certificates will be made solely from the Pooled Securities and from any other assets of the Trust, which are not expected to be substantial.

RATINGS

         The ratings assigned to the Offered Certificates by Moody's take into account the likelihood of payment of principal and interest on the Pooled Securities held in the Trust. Consequently, a negative change in the performance of one or more Pooled Securities may result in the withdrawal or downgrading of the ratings assigned to the Offered Certificates.

         The latest rating provided by at least one nationally recognized statistical rating agency for each of the Pooled Securities is at least "BBB-" (or a comparable rating). None of the Resecuritized Certificates are rated by a nationally recognized statistical rating agency. One Pooled Security, CITIMT 9016, B (constituting approximately 1.10% of the Pooled Security Principal Balance) has been downgraded by one original rating agency since initial issuance. Annex I attached hereto provides with respect to each Pooled Security, the latest rating by the rating agency which originally rated the Pooled Security, the applicable rating agency, and the original rating at the time of issuance of the related Underlying Series by such rating agency.

Legal Investment Considerations; Certificates are not SMMEA Securities

         No representations or warranties are made concerning whether the Certificates are legal investments under any federal or state law, regulation, rule or order of any court. The Certificates do not constitute "mortgage related securities" within the meaning of SMMEA. Prospective investors are advised to consult their counsel as to qualification of the Certificates as legal investments under any such laws, regulations, rules and orders. See "Legal Investment" herein.

Lack of Liquidity

         There is currently no secondary market for the Certificates. The Underwriter intends, but is under no obligation, to make a secondary market in the Offered Certificates. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

         The Offered Certificates, or interests therein, will not be offered for sale and may not be transferred to any investor who is, or who is acquiring such Certificate directly or indirectly for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement subject to ERISA and/or
Section 4975 of the Code, unless such investor is an insurance company general account which meets certain requirements as discussed under "ERISA Considerations" herein. See "ERISA Considerations" herein.

Certain Insolvency Risks

        The Seller (i) has been informed by the SunAmerica Parties that counsel to the SunAmerica Parties will, on the Closing Date, deliver an opinion that the transfer of the Pooled Securities from the SunAmerica Parties to the Seller constitutes a sale rather than a pledge of such Pooled Securities to secure indebtedness and (ii) believes that the transfer of the Pooled Securities from the Seller to the Trust constitutes a sale rather than a pledge of its interest in the Pooled Securities to secure indebtedness. However, if any of the SunAmerica Parties, the Seller or one of their affiliates were to become a debtor under the federal Bankruptcy Code or, with respect to certain of the SunAmerica Parties, subject to an insolvency, delinquency or equivalent proceeding under applicable state insurance law, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the SunAmerica Parties, the Seller (or such affiliate), as a debtor in possession, or, with respect to certain of the SunAmerica Parties, a receiver (including a conservator, rehabilitator, liquidator or their equivalents), as successor in interest or otherwise under applicable state insurance law, may argue that the sale of the Pooled Securities by the SunAmerica Parties to the Seller or the sale by the Seller to the Trust were pledges of the Pooled Securities rather than sales. This position, if argued before or accepted by a federal or state court, as the case may be, could result in a delay in or reduction of payments to the Certificateholders.

Suitability

     For the foregoing reasons, among others, the yield to maturity and the aggregate amount and timing of distributions on the Offered Certificates are subject to material variability from period to period and over the life of the Offered Certificates. The interaction of the foregoing factors and the effects thereof are impossible to predict and are likely to change from time to time. As a result, an investment in the Offered Certificates involves substantial risks and uncertainties and should only be considered by sophisticated investors with substantial investment experience with similar types of securities.

                          THE UNDERLYING MORTGAGE LOANS

Mortgage Loan Delinquencies and Losses

     Realized Losses have occurred with respect to Underlying  Mortgage Loans in
(i) 45 Underlying Series relating to the Pooled Securities (other than the Resecuritization Pooled Securities) and (ii) the 48 Underlying Series relating to the Resecuritized Certificates. Substantially all of the Underlying Trusts include Underlying Mortgage Loans that are delinquent, and a significant number have REO Properties relating to defaulted Underlying Mortgage Loans. Annex I attached hereto reflects (a) the percentage of Underlying Mortgage Loans, calculated based on scheduled principal balances, in each Underlying Trust and in the aggregate that, as of the Mortgage Loan Information Date, were (i) at least 30 days but not more than 59 days delinquent, (ii) at least 60 days but not more than 89 days delinquent, (iii) 90 or more days delinquent, (iv) in foreclosure and (v) REO Properties, and (b) the aggregate principal amount of Realized Losses that have been incurred with respect to the Underlying Trust related to each Underlying Security (i) since the initial issuance of the related Underlying Series through the Mortgage Loan Information Date and (ii) during January 1998. With respect to a limited number of Underlying Securities, the REO Properties percentage is calculated based on a book value provided by the Underlying Servicers.

Underwriting Standards and Potential Delinquencies

     Although some of the Underlying Mortgage Loans were originated pursuant to underwriting standards that generally conform to the underwriting guidelines of FNMA and FHLMC, others were underwritten in accordance with less stringent underwriting standards, including particularly those underlying FBCS 9302R, 1; HMSI 9705, B-2; RALI 97Q12, M-2; RAST 96A3, B-1-B; RAST 96A4, B-2; and RYLPT3 92A, 1-B. In addition, many of the Underlying Trusts include Underlying Mortgage Loans (i) with original principal balances that exceeded the applicable maximum for FNMA or FHLMC ("Jumbo Loans") or (ii) were not documented to the then-current standards of FNMA or FHLMC ("Limited Documentation Loans"). Such Underlying Mortgage Loans are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than Underlying Mortgage Loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, there may be more losses on these Underlying Mortgage Loans than on Underlying Mortgage Loans originated in accordance with such guidelines.

     The primary considerations in underwriting a Mortgage Loan are the assessment of the creditworthiness of the borrower and the value of the Mortgaged Property as collateral in relation to the amount of the Mortgage Loan. Because delinquencies and foreclosures may be more prevalent with respect to Underlying Mortgage Loans not originated in accordance with FNMA or FHLMC underwriting guidelines, decreases in the values of the related Mortgaged Properties may have a greater effect on the overall loss experience of such Underlying Mortgage Loans than on the loss experience of a pool of Mortgage Loans originated in accordance with FNMA or FHLMC underwriting guidelines. No assurance can be given that the values of such Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Underlying Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination of the related Underlying Mortgage Loans, then the rates of losses on the Underlying Mortgage Loans may increase, and such increase may be substantial.

Concentration of Underlying Mortgage Loans in Certain States

     As of the Mortgage Loan Information Date, approximately 51% of the Underlying Mortgage Loans (by Underlying Mortgage Loan outstanding principal balance) are secured by properties located in California. As a consequence, Realized Losses allocated to the Pooled Securities may exceed those that might be realized were the Mortgaged Properties more geographically dispersed because the loss experience of the Underlying Mortgage Loans will be more sensitive to downturns in the California economy and to local California natural disasters than would be the case were the Mortgaged Properties more geographically dispersed. Recently, certain counties in California have been experiencing severe rain and flooding. In addition, prepayments on the Underlying Mortgage Loans and resulting payments on the Certificates may be affected significantly by changes in the housing markets and the regional economies in California in general. See Annex I for the concentrations of California Mortgaged Properties, and the highest state concentrations of Mortgaged Properties with respect to the Underlying Mortgage Loans underlying each Underlying Security.

Deficiency on Liquidated Mortgage Loans

     The market value of the Underlying Mortgage Loans included in any Underlying Trust generally will fluctuate with changes in prevailing rates of interest, among other factors. Consequently, the Underlying Mortgage Loans included in an Underlying Trust (or any Mortgaged Property acquired in respect thereof) may be liquidated at a discount from their par value or from their purchase price, in which case the Net Liquidation Proceeds might be less than the aggregate outstanding principal amount of the related note, plus accrued interest. In such event, any shortfalls in the amounts necessary to make required distributions on the securities relating to an Underlying Series generally would be borne, after any Underlying Security Credit Support has been depleted, by the holders of the related Underlying Securities (and thus by the Certificates; see "Description of the Certificates--Allocation of Loss Amounts" herein) prior to being borne by the Senior Securities and in certain cases, Mezzanine Securities. The Trustee will have no obligation on behalf of the Certificateholders to monitor or regulate the liquidation of Underlying Mortgage Loans included in any Underlying Trust.


                         DESCRIPTION OF THE CERTIFICATES

        The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Offered Certificates offered hereby.

General

         The Pass-Through Certificates, Series 1998-2 (the "Certificates"), consist of all Classes of Certificates offered hereby (the "Offered Certificates") in addition to the Certificates (the "Other Certificates"), which are not being offered for sale hereby. The Certificates will evidence in the aggregate the entire beneficial ownership interest in the Trust. The Trust will consist of (i) the Pooled Securities, (ii) such amounts as from time to time are on deposit in the Certificate Account, and (iii) all proceeds of the foregoing.

        Each Class of Offered Certificates, other than the Residual Certificates (the "Book-Entry Certificates") will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $250,000 and increments of $1.00 in excess thereof, except that one Certificate of each Class may be held by investors in a different denomination to accommodate the remainder of the initial principal amount or Notional Amount of the Certificates of such Class.

         No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust, except in the event Definitive Certificates are issued under the limited circumstances set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to holders of Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures.

         The Class R-1 and Class R-2 Certificates will each be issued in fully-registered form in a single certificate in a denomination of $100.

         Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to the holders of the Residual Certificates. Upon the issuance of Definitive Certificates to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Agreement or
(ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Certificate Principal Balance of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

Book-Entry Registration

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Bear, Stearns & Co. Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that, except as provided below under "--Definitive Certificates," the only "Certificateholder" with respect to the Book-Entry Certificates will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although, Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the absence of physical certificates for such Book-Entry Certificates.

         DTC has advised the Seller that it will take any action permitted to be taken by a holder of Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such action where the consent of specified percentages of the Book-Entry Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

         Neither the Seller, the Trustee nor the SunAmerica Parties will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

         Except for the Residual Certificates, the Offered Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in clause (i) or (ii) of the immediately preceding paragraph, the Trustee is required to notify DTC, which in turn will notify all Certificate Owners through Participants, of the availability of Definitive Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for
                                      S-37
re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners. Under no circumstances will
Definitive Certificates of any Class be issued in an amount representing an interest in, as of the Closing Date, less than $250,000 principal amount of the respective Class of Book-Entry Certificates, except with respect to any initially issued Certificate in a lower principal amount or Notional Amount as described above.

         The Residual Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in New York, New York. A Residual Certificate or Definitive Certificate surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of the Residual Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 101 Barclay Street, 12E, New York, New York 10286.

Distributions of Interest and Principal

        Distributions of principal and interest on the Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the fifth Business Day after the 25th day (or if the 25th day is not a Business Day, the following Business Day) of each month, commencing on April 1, 1998. The distribution date with respect to the Pooled Securities (each, a "Pooled Security Distribution Date") is the 25th day (or if the 25th day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month except in the case of one Resecuritization Pooled Security, it is the 29th day (or, if in February, the last day) of such month (or if such day is not a business day, as defined in the related Underlying Agreement, the following business day) and in the case of the other nine Resecuritization Pooled Securities, it is two or three business days following the 25th day of such month (or if the 25th day is not a business day, the following business day). The distribution date with respect to the Resecuritized Certificates is the 25th day (or if the 25th day is not a business day, as defined in the related Underlying Agreement, the following business day) of each month. The Pooled Security Distribution Dates with respect to each Pooled Security are set forth in Annex I attached hereto. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

        If the Trustee has not received a distribution on, or the Pooled Security Distribution Date Information with respect to, a Pooled Security by 3:00 p.m. on the Business Day prior to the related Distribution Date (the "Determination Time"), the distribution with respect thereto will not be made on the immediately following Distribution Date, but, (i) if such distribution and such Pooled Security Distribution Date Information are received by 3:00 p.m. on the fifth Business Day after the Determination Time (the "Supplemental Determination Time"), it will be made on the sixth Business Day after the Determination Time (the "Supplemental Distribution Date") or (ii) if received after 3:00 p.m. on the fifth Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. Notwithstanding the foregoing, if there may be a Supplemental Distribution Date, payment of the Class PO Principal Distribution on the Class PO Certificates will be made only on the Supplemental Distribution Date.

        Funds available to be paid on both a Distribution Date and the immediately following Supplemental Distribution Date will be aggregated in determining if a Certificate Rate equal to the lesser of (i) 6.75% per annum and
(ii) the weighted average of the Pooled Security Interest Rates has been achieved with respect to all Classes of interest bearing Certificates (other than the Class X Certificates). Any interest carried over to the following Distribution Date will be treated as received with respect to such following Distribution Date and will not affect the calculation of interest for the preceding Distribution Date. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the immediately preceding Pooled Security Distribution Date (assuming for the purpose of calculating the immediately preceding Pooled Security Distribution Date that all calendar days are business days). See "Risk Factors--The Certificates--Payment Delay" herein for the reasons that delay in receipt of payments may occur and Annex I attached hereto for a list of the Pooled Securities which are book-entry or which pay by check.

        Interest is calculated based upon a 360-day year consisting of 12 months of 30 days each. Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 30th (the 28th or 29th of February ) of each month, without regard to whether such day is a Business Day (the "Record Date").

        With respect to each Distribution Date, the interest bearing Certificates will accrue interest during the month preceding the month in which a Distribution Date is deemed to occur (each, an "Interest Accrual Period"). On each Distribution Date, holders of the Certificates of each interest bearing Class will be entitled to receive interest from funds received as interest on the Pooled Securities. Each interest bearing Class of Certificates (other than the Class X Certificates) will be entitled to receive interest on its Certificate Principal Balance on each such Distribution Date at a variable per annum interest rate (a "Certificate Rate") equal to the lesser of (x) 6.75% and
(y) the weighted average of the Pooled Security Interest Rates, but in no event greater than (z) a fraction, expressed as a percentage, the numerator of which is the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described herein, multiplied by twelve and the denominator of which is the aggregate Certificate Principal Balance of the Certificates (other than the Class PO Certificates). The initial rate of interest on each such Class of Certificates is projected to be 6.75% per annum, assuming that distributions and Pooled Security Distribution Date Information on all Pooled Securities are timely received. See "Yield and Prepayment Considerations" herein.

        The Class X Certificates are interest only securities and do not have a principal amount. They have a "Notional Amount" equal to the sum of the Pooled Security Principal Balances of all of the Pooled Securities and will be entitled to receive interest thereon on each monthly Distribution Date at the per annum rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (A) the excess, if any, of (i) the interest distribution on the Pooled Securities for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee by the times described herein over (ii) the interest paid on such Distribution Date on all interest bearing Certificates other than the Class X Certificates, and (B) twelve and the denominator of which is the Notional Amount. The initial rate of interest on the Class X Certificates is projected to be approximately 0.49% per annum, assuming that distributions and Pooled Security Distribution Date Information on all Pooled Securities are timely received. See "Yield and Prepayment Considerations" herein.

         Each purchaser of interest bearing Certificates on the Closing Date will pay 56 days of accrued interest at the rate of 6.75% (or in the case of the purchaser of the Class X Certificates, approximately 0.49%) per annum on the original Certificate Principal Balance or Notional Amount, as applicable, of the Certificates purchased and will receive 30 days of interest on the first Distribution Date and/or related

Supplemental Distribution Date at the related Certificate Rate. On the May 4, 1998 Distribution Date, each purchaser of interest bearing Certificates will receive with respect to its Certificates, in addition to interest at the Certificate Rate to be distributed on such date, an amount equal to the sum of
(i) with respect to each interest bearing Class of Certificates (other than the Class X Certificates) the excess of (x) 26 days of interest at 6.75% per annum on the original Certificate Principal Balance thereof over (y) 26 days of interest at the Certificate Rate for such Class of Certificates in effect for the May 4, 1998 Distribution Date on the Certificate Principal Balance of such Class of Certificates following the April 1, 1998 Distribution Date, or if there is one, the related Supplemental Distribution Date and (ii) with respect to any Class X Certificates, the excess of (x) 26 days of interest at approximately 0.49% per annum of the original Notional Amount thereof over (y) 26 days of interest at the Certificate Rate for such Class of Certificates in effect for the May 4, 1998 Distribution Date on the Notional Amount of such Class of Certificates following the April 1, 1998 Distribution Date, or if there is one, the related Supplemental Distribution Date.

         Each Class of Certificates (other than the Class X and Class PO Certificates) is generally entitled to receive on each Distribution Date and Supplemental Distribution Date its pro rata share, based upon its respective Certificate Principal Balance immediately prior to the applicable Distribution Date, of the lesser of (i) principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable and (ii) the excess of
(x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates (in the aggregate, for each such date, the "Principal Distribution Amount" and with respect to each Class, the "Class Percentage Principal"). The Class PO Certificates are entitled to receive any principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable, in excess of the Principal Distribution Amount, on each Distribution Date or Supplemental Distribution Date, as applicable; provided that, if there may be a Supplemental Distribution Date, such payments on the Class PO Certificates will be made only on such Supplemental Distribution Date and calculated on an aggregate basis, taking account of principal collections and the Principal Distribution Amounts with respect to both the Distribution Date and the Supplemental Distribution Date, and irrespective of when the Pooled Security distributions or Pooled Security Distribution Date Information was received (the "Class PO Principal Distribution").

         To the extent that with respect to a Distribution Date or a Supplemental Distribution Date (i) principal collections on the Pooled Securities for which both the Pooled Security distribution and the Pooled Security Distribution Date Information have been received by the Trustee by the related Determination Time or Supplemental Determination Time, as applicable, are less than (ii) the excess of (x) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the second preceding Pooled Security Distribution Dates over (y) the aggregate Pooled Security Principal Balance of such Pooled Securities immediately following the immediately preceding Pooled Security Distribution Dates, such difference (the "Loss Amount") will be allocated to the most junior Class of Certificates (other than the Class X and Class PO Certificates) outstanding (in reverse alphabetical order commencing with the Class H Certificates) by reducing its Certificate Principal Balance. An amount equal to such Loss Amount, to the extent of the Class Percentage Principal relating to the Classes of Certificates outstanding other than the most senior Class (in alphabetical order commencing with the Class A Certificates), will not be paid to the Classes otherwise entitled thereto in reverse alphabetical order commencing with the Class H Certificates, but will be paid sequentially, in alphabetical order to the most senior Class of Certificates outstanding, commencing with the Class A Certificates (other than the Class X and Class PO Certificates), in each case to zero, as additional principal ("Additional Principal"). The amount of Additional Principal taken from each Class of Certificates (in reverse alphabetical order commencing with the Class H Certificates) will be included in the Class Deferred Principal for such Class on the following Distribution Date or Supplemental Distribution Date.

        "Class Deferred Principal" means, for each Class of Certificates other than the Class X and Class PO Certificates (in reverse alphabetical order commencing with the Class H Certificates), immediately following any Distribution Date or Supplemental Distribution Date, as applicable, an amount equal to the excess of (i) the applicable Class Optimal Principal for such Distribution Date or Supplemental Distribution Date over (ii) the principal paid to such Class of Certificates on such Distribution Date or Supplemental Distribution Date.

        "Class Optimal Principal" means, with respect to each Class of Certificates (other than the Class X and Class PO Certificates) an amount equal to the sum of (i) the applicable Class Percentage Principal, (ii) Additional Principal, if any, to be paid to such Class and (iii) the applicable Class Deferred Principal immediately following the prior Distribution Date or Supplemental Distribution Date, if any, as applicable.

        "Available Funds" means with respect to any Distribution Date or Supplemental Distribution Date, the aggregate amount on deposit in the Certificate Account for which both the Pooled Security distribution and the related Pooled Security Distribution Date Information have been received by the Trustee as of the immediately prior Determination Time or Supplemental Determination Time, as applicable, plus any investment income earned thereon to and including the Distribution Date or Supplemental Distribution Date, as applicable.

        On each Distribution Date, the Trustee will apply the Available Funds on deposit in the Certificate Account with respect to such Distribution Date, in the following manner and order of priority:

        (A) from investment income, 80% of investment income on amounts deposited into the Certificate Account from the 25th day of each month to the Distribution Date to the Trustee as its fee pursuant to the Agreement, and all other investment income to the holder of the Class R-2 Certificate;

        (B) from amounts with respect to interest received on the Pooled Securities, to the holders of each Class of Certificates as distributions of interest, an amount equal to interest for the applicable Class accrued at the applicable per annum Certificate Rate during the Interest Accrual Period preceding such Distribution Date on its Certificate Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date;

        (C) if there will not be a Supplemental Distribution Date, from amounts with respect to principal received on the Pooled Securities, any Class PO Principal Distribution to the holders of the Class PO Certificates, until its Certificate Principal Balance has been reduced to zero and then to the holder of the Class R-2 Certificate;

        (D) from amounts with respect to principal received on the Pooled Securities, first to the holders of the Class R-1 and Class R-2 Certificates, pro rata, until their Certificate Principal Balances have been reduced to zero and then to the holders of each remaining Class of Certificates other than the Class X and Class PO Certificates (in alphabetical order commencing with the Class A Certificates) as distributions of principal, up to an amount equal to the applicable Class Optimal Principal until the Certificate Principal Balance of the respective Class has been reduced to zero.

        On each Supplemental Distribution Date, the Trustee will apply the Available Funds on deposit in the Certificate Account with respect to such Supplemental Distribution Date, in the following manner and order of priority:

        (A) from investment income, 80% of investment income on amounts deposited into the Certificate Account from the Distribution Date to the Supplemental Distribution Date, to the Trustee as its fee pursuant to the Agreement, and all other investment income to the holder of the Class R-2 Certificate;

        (B) from amounts with respect to interest received on the Pooled Securities, to the holders of each Class of Certificates as distributions of interest, the applicable Supplemental Distribution Date Interest Distribution;

        (C) from amounts with respect to principal received on the Pooled Securities, any Class PO Principal Distribution, to the holders of the Class PO Certificates, until its Certificate Principal Balance has been reduced to zero and then to the holder of the Class R-2 Certificate; and

        (D) from amounts with respect to principal received on the Pooled Securities, to the holders of each remaining Class of Certificates other than the Class X and Class PO Certificates (in alphabetical order commencing with the Class A Certificates) as distributions of principal, up to an amount equal to the applicable Class Optimal Principal, until the Certificate Principal Balance of the respective Class has been reduced to zero.

        "Supplemental Distribution Date Interest Distribution" means, with respect to any Supplemental Distribution Date, and for (i) each Class of Certificates (other than the Class X and Class PO Certificates), up to an amount, which when added to the interest distributed on each Class of Certificates on the immediately prior Distribution Date equals the amount of interest for the applicable Class that would have accrued at a Certificate Rate equal to the lesser of (x) 6.75% per annum and (y) the weighted average of the Pooled Security Interest Rates, during the Interest Accrual Period preceding the immediately prior Distribution Date on its Certificate Principal Balance, immediately prior to such Distribution Date and (ii) the Class X Certificates an amount equal to the excess of (x) all interest collections constituting Available Funds over (y) the amount of interest distributed pursuant to clause
(i) above.

        Following payment in full of all Classes of Certificates, any amounts remaining in the Certificate Account (other than the portion of investment income payable to the Trustee) shall be paid to the holder of the Class R-2 Certificate. It is not anticipated that there will be any such amounts so remaining.

        The "Certificate Principal Balance" for any Class of Certificates (other than the Class X Certificates) means the aggregate principal amount of such Class of Certificates outstanding as of any date of determination, which is equal to the aggregate principal amount of such Class of Certificates on the Closing Date minus the sum of (i) all distributions of principal previously made on such Class of Certificates pursuant to the distribution provisions of the Agreement and (ii) other than with respect to the Class PO Certificates, any Loss Amounts previously allocated to such Class of Certificates.

        The sole sources of payment on the Certificates will be distributions on the Pooled Securities. The Certificates will not be guaranteed by the Seller, the Underwriter, the Trustee, any government agency or instrumentality, or any other person.

Allocation of Loss Amounts

        All Loss Amounts will be allocated to the most junior Class of Certificates outstanding (in reverse alphabetical order commencing with the Class H Certificates) until the Certificate Principal Balance of such Class of Certificates has been reduced to zero. In addition, since Additional Principal is paid from the amounts otherwise payable as Class Percentage Principal with respect to the most junior Class of Certificates outstanding (in reverse alphabetical order), any amounts reallocated from the most junior Class of Certificates outstanding (in reverse alphabetical order) will never be paid.

         The sum of all Realized Losses with respect to the Pooled Securities for which both Pooled Security distribution and the Pooled Security Distribution Date Information have been timely received with respect to the related Distribution Date or Supplemental Distribution Date, as applicable, may or may not be equal to the Loss Amount for such applicable date. This may occur if (i) any repayment of any unpaid principal shortfall amount with respect to AMERT 9303, 3-B is received, (ii) an interest shortfall occurs resulting in accreted principal with respect to CHASE 94E, B-2, or (iii) any recoveries of principal paid to the Pooled Securities with respect to Realized Losses previously allocated to Pooled Securities.




                    DESCRIPTION OF THE UNDERLYING SECURITIES

General

         Payments with respect to the Certificates will be made from distributions received on the Pooled Securities. The Pooled Securities consist of 96 classes of mortgage-backed securities with an aggregate Pooled Security Principal Balance of approximately $515,964,267 as of the Pooled Security Information Date.

         The Pooled Securities evidence interests in 83 Underlying Trusts, the assets of which consist primarily of (i) Mortgage Loans or (ii) Resecuritized Certificates representing interests in 48 Underlying Trusts, the assets of which consist primarily of Mortgage Loans. All of the Underlying Securities constitute REMIC "regular interests" with respect to the related Underlying Trust. Each Underlying Security was initially issued either pursuant to an effective registration statement or an exemption from registration pursuant to the Act. The abbreviation used for each Underlying Security is set forth in Annex II attached hereto and the characteristics of the Underlying Securities are described herein in Annex I attached hereto.

         The Seller expects that by the Closing Date, the Trustee will have received all of the Pooled Securities, as required by the Agreement. All monthly distributions on each Pooled Security Distribution Date after the Pooled Security Information Date will be available for payment on the Certificates as described herein. See "Description of the Certificates--Distributions of Interest and Principal" herein.

         The tables in Annex I attached hereto set forth approximate information for each of the Underlying Securities as of the Pooled Security Information Date, except as otherwise noted therein. The tables and the descriptions of the Underlying Securities herein are subject to and qualified by reference to the provisions of the Supplemental Documents related to the Underlying Securities or the related Senior Securities, as well as any subsequent information related thereto filed by the issuers thereof on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Series. The information set forth in the tables and elsewhere herein that is peculiarly within the knowledge of the various Underlying Trustees, paying agents and Underlying Servicers for the Underlying Trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of Underlying Securities, loan-by-loan information provided in tape form from the related Underlying Servicers or underlying issuers and information from outside sources such as Bloomberg L.P. and Mortgage Information Corp., but such information has not been independently represented to the Seller or the Underwriter as being accurate and complete nor has it been independently verified by the Seller or the Underwriter. With respect to approximately 5% of the aggregate outstanding principal balance of the Underlying Mortgage Loans, loan-by-loan information was not available for purposes of presenting the information in Annex I attached hereto. This information comprises all material information on the subject that the Seller and the Underwriter possess or can acquire without unreasonable effort and expense. Copies of the offering documents and the February 1998 Pooled Security Distribution Date Statements relating to each Underlying Security are available for inspection upon request to the Trustee. The Bank of New York, the Trustee for the Certificates, acts as Underlying Trustee with respect to 15 Pooled Securities. It has not undertaken in such latter capacity to provide any information not otherwise generally available.

        Each of the Underlying Securities is either a Mezzanine Security or a Subordinated Security. "Mezzanine Securities" have rights which are subordinate to those of the related Senior Securities, but senior to those of the related Subordinated Securities. "Subordinated Securities" have rights which are subordinate to both Senior Securities and Mezzanine Certificates, if any. "Senior Securities" have rights which are senior to those of another class or classes of securities and are not subordinated to the rights of any other class of securities. Certain classes of each type of security may be senior to other classes of the same type of security.

        The latest rating provided by at least one nationally recognized statistical rating agency for each of the Pooled Securities is at least "BBB-" (or a comparable rating). None of the Resecuritized Certificates are rated by a nationally recognized statistical rating agency. One Pooled Security, CITIMT 9016, B (constituting approximately 1.10% of the Pooled Securities Principal Balance) has been downgraded by one of the original rating agencies since initial issuance. Annex I attached hereto provides with respect to each Pooled Security, the latest rating by the rating agency which originally rated the Pooled Security, the applicable rating agency, and the original rating at the issuance of the related Underlying Series by such rating agency.

Distributions of Interest on the Pooled Securities

         Each Pooled Security is entitled generally to a monthly distribution of interest at its then-current Pooled Security Interest Rate on its Pooled Security Principal Balance and to accrued but previously unpaid interest. As of the Pooled Security Information Date, the Pooled Security Interest Rates ranged from approximately 6.250% to approximately 9.500% per annum and the weighted average Pooled Security Interest Rate (based on Pooled Security Principal Balance) of the Pooled Securities was approximately 7.213% per annum. The Pooled Security Interest Rate for each Pooled Security as of the Pooled Security Information Date, is shown in Annex I attached hereto. As shown in such Annex, the interest rate for each Pooled Security other than nine of the Resecuritization Pooled Securities and RFC 94S3, M-1 are fixed percentages. Nine of the Resecuritization Pooled Securities bear interest based on the weighted average pass-through rate of the related Resecuritized Certificates and RFC 94S3, M-1 bears interest based on the weighted average of the Mortgage Net Rates of the related Underlying

Mortgage Loans. Notwithstanding the foregoing, the interest paid with respect to the Pooled Securities to the Trustee may be at rates lower than the applicable Pooled Security Interest Rates as a result of Interest Shortfalls and Realized Losses applicable to interest allocated to such Pooled Securities. In addition, the right of the Pooled Securities to receive interest on any Pooled Security Distribution Date is subordinated to the right of the related Senior Securities to receive distributions of interest and, principal, on such Pooled Security Distribution Date. See "--Realized Losses on Liquidated Mortgage Loans; Subordination" herein and Annex I attached hereto for a list of the Underlying Series in which the Underlying Servicer is not obligated to pay Compensating Interest or any caps on required Compensating Interest payments. Interest on the Pooled Securities generally is computed on the basis of a 360-day year consisting of twelve 30-day months. None of the Pooled Securities provides for negative amortization.

Distributions of Principal on the Pooled Securities

         To the extent of available funds after certain distributions on the Senior Securities and in certain cases, Mezzanine Securities, the Pooled Securities are entitled generally to a monthly distribution of principal, consisting generally of (i) a percentage of scheduled principal payments on the related Underlying Mortgage Loans, based generally on the Pooled Security Principal Balance of the Pooled Securities as a proportion of the aggregate principal balance of all securities in the related Underlying Series; and (ii) to the extent allocated to the Pooled Securities as described below, a percentage of principal prepayments and other unscheduled collections applicable to principal on the related Underlying Mortgage Loans to the extent provided under the terms of the related Underlying Agreements.

        No distributions of principal or interest on the Pooled Securities or the Resecuritized Certificates, will be made on any Pooled Security Distribution Date until all classes with a higher priority of such Underlying Series have received all principal and interest (generally including accrued but unpaid interest) to which they are entitled on such Pooled Security Distribution Date except that CFC 9418, B-3 and SBMSI 9409, B-4 will be entitled to receive interest prior to the receipt of principal by other Subordinated Securities in the same Underlying Series.

         Prepayments on the Underlying Mortgage Loans generally are not allocated to the Pooled Securities (other than the Resecuritization Pooled Securities) or the Resecuritized Certificates (and consequently indirectly the Resecuritization Pooled Securities) during a Lock Out Period of generally five years from the related date of issuance of the related Underlying Securities (or in the case of the Resecuritization Pooled Securities, the date of issuance of the Resecuritized Certificates). This is accomplished by maintaining the applicable percentage of prepayments to the related Senior Securities (the "Senior Prepayment Percentage") at 100% during the Lock Out Period rather than paying a pro rata portion of prepayments to the related Senior Securities and Subordinated Securities. After the five year Lock Out Period, a certain percentage of prepayments may be allocated to the related Subordinated Securities subject in most cases to the satisfaction of certain loss and delinquency tests. Generally, the Senior Prepayment Percentage (subject to such tests) is reduced to the related senior percentage for the applicable Pooled Security Distribution Date plus a portion of the subordinate or junior percentage. The portion of the subordinate percentage is generally equal to 70% for any Pooled Security Distribution Date in the sixth year after the date of issuance, 60% in the seventh year, 40% in the eighth year, 20% in the ninth year and for any Pooled Security Distribution Date thereafter, the applicable senior percentage. The senior percentage or subordinate percentage is equal to the aggregate principal balance of the related Senior Securities, in general other than principal only securities, or Subordinated Securities, respectively, divided by the aggregate principal balance of all related Underlying Mortgage Loans (in general, less any related principal only balance). Generally, if the senior percentage with respect to a given distribution date exceeds the initial senior percentage, the senior prepayment percentage once again equals 100%.

         Most of the Pooled Securities have one or more loss and delinquency tests. The delinquency tests generally provide that the above reductions of the senior prepayment percentages do not apply if (i) Underlying Mortgage Loans delinquent for 60 days or more, for a rolling period of 3, 6 or 12 months, exceed a stated percentage of generally either 2% or 4% of the aggregate principal balance of the related Underlying Mortgage Loans, (ii) the outstanding principal balance of the Underlying Mortgage Loans delinquent for 60 days or more, for a rolling period of 6 months, is less than a stated percentage, generally 50% of the aggregate certificate balance of the related Subordinated Securities, (iii) the average monthly payment for Underlying Mortgage Loans delinquent for 60 days or more, for a rolling period of 3, 6 or 12 months, exceed a stated percentage of generally either 2% or 4% of the aggregate monthly payments of the related Underlying Mortgage Loans or (iv) Underlying Mortgage Loans delinquent for 60 days or more averaged over any two consecutive of the preceding three months exceed a stated percentage of generally 2% of the aggregate principal balance of the related Underlying Mortgage Loans. The loss tests generally provide that if Realized Losses on the related Underlying Mortgage Loans are more than a stated percentage, generally progressing from 30% to 35% to 40% to 45% to 50% if occurring on a Pooled Security Distribution Date in the sixth, seventh, eighth, ninth or tenth year, respectively, of the initial principal balance of the Subordinated Securities, the above reductions of the senior prepayment percentages do not apply. Many of the Pooled Securities have more than one delinquency test and if so, a second loss test with different percentages than those indicated above.

         Notwithstanding the preceding general descriptions of the loss and delinquency tests with respect to the Pooled Securities, CITIMT 9016, B; CITIMT 9205, B; and CITIMT 9219, B (together, the "CITIMT Special Securities") each have two methods by which Subordinated Securities can receive amounts with respect to prepayments. First, when cumulative deposits put into a reserve account reach a target specified in the related Underlying Agreement, for each dollar put into the reserve account over the target during any period, one dollar of prepayments are paid to the Mezzanine Securities until their principal balance is reduced to zero. After the principal balance on the Mezzanine Securities is reduced to zero, any such payments are made to the Subordinated Securities. Second, after a five year Lockout Period, the Senior Securities (which are protected from losses and delinquencies on the Underlying Mortgage Loans by credit enhancement from a reserve fund or spread account established under the Underlying Agreement) are subject to a reduction in the maximum credit enhancement amount available to such Senior Securities equal to 20% of the excess, if any, of (a) the current maximum credit enhancement amount available for the Senior Securities (from a reserve fund or spread account) on the proceeding Pooled Security Distribution Date (net of certain withdrawals and advances) over (b) the product of the original maximum credit enhancement percentage and an aggregate adjusted balance of the related Underlying Mortgage Loans (but not less than three times the adjusted balance of the largest single Underlying Mortgage Loan). The percentage used in the preceding calculation becomes 25%, 33 1/3%, and 50% in the sixth, seventh, eighth, and ninth years after the date of issuance of the related Underlying Series. For each Pooled Security Distribution Date occurring on or after the tenth year after the date of issuance of the related Underlying Series, the reduction to the maximum credit enhancement available to the Senior Securities will be equal to 100%.

         These reductions to the maximum payments to the Senior Securities will not occur unless both a loss and a delinquency test are satisfied. Aggregate net losses on the related Underlying Mortgage Loans must be less than a percentage, ranging from 25% to 60%, of the original maximum credit enhancement amount available to the Senior Securities, for the years from the sixth year after the date of issuance of the related Underlying Series through the sixteenth year after the date of issuance of the related

Underlying Series, and beyond. Further, the adjusted balance of the Underlying Mortgage Loans delinquent for 60 days or more for a rolling period of 6 months, cannot exceed a stated percentage equal to the then-current Mortgage Bankers Association of America delinquency rate for similar collateral for that period (the "MBA level") of the adjusted balance of all related Underlying Mortgage Loans; and the adjusted balance of the Underlying Mortgage Loans delinquent for 60 days or more, averaged over any two consecutive months out of the preceding three months, cannot exceed a stated percentage equal to the MBA level of the adjusted balance of all related Underlying Mortgage Loans. For CITIMT 9219, B, the delinquency tests substitute 2% for the MBA level.

Distributions of Interest and Principal on Resecuritized Certificates

         The descriptions above with respect to interest and principal distributions on the Pooled Securities are also applicable to the Resecuritized Certificates. As of the Pooled Security Information Date, the pass-through rates on the Resecuritized Certificates ranged from approximately 6.250% to approximately 11.720% per annum and the weighted average pass-through rate (based on Resecuritized Certificate Principal Balance) of the Resecuritized Certificates was approximately 7.267% per annum. See Annex I attached hereto for information provided with respect to each Resecuritized Certificate comparable to that provided for each Pooled Security.

Realized Losses on Liquidated Mortgage Loans; Subordination

         A Realized Loss will be incurred on a Liquidated Mortgage Loan generally in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Mortgage Loan are less than the unpaid principal balance of such Liquidated Mortgage Loan, plus accrued and unpaid interest thereon and amounts, if any, reimbursable to the Underlying Servicer for previously unreimbursed Advances. To the extent that the amount of the Realized Loss is not covered by the related Underlying Security Credit Support, if any, the amount of such Realized Loss generally will be allocated to the related Underlying Securities in reduction of their Pooled Security Principal Balances or Resecuritized Certificate Principal Balances, as applicable, before any Realized Losses are allocated to the related Senior Securities.

         With respect to the IOU Securities, the related Senior Securities are entitled to the amount, if any, by which (i) the applicable percentage of the outstanding principal balance of an Underlying Mortgage Loan immediately prior to liquidation exceeds (ii) the total amount of Net Liquidation Proceeds allocable to principal. Such amounts are provided by amounts otherwise payable to the Subordinated Securities and Mezzanine Securities, resulting in reduced payments on the applicable distribution date to the Subordinated Securities and Mezzanine Securities of such Underlying Series. Distributions of principal and interest on the related Pooled Securities may be delayed, reduced or eliminated to the extent that a Realized Loss is experienced on an Underlying Mortgage Loan because amounts otherwise distributable as principal and interest on the Pooled Securities or Resecuritized Certificates will be used instead to make distributions of principal and interest on the related Senior Securities.

         Realized Losses also include Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses (collectively, "Special Loss Occurrences"). "Mortgagor Bankruptcy Losses" occur when the unpaid principal balance of an Underlying Mortgage Loan is reduced or the payment terms of an Underlying Mortgage Loan are modified in connection with the bankruptcy proceedings of the borrower. "Special Hazard Losses" are losses attributable to physical damage to the Mortgaged Properties of a type that is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. "Fraud Losses" are losses on the Underlying Mortgage Loans resulting from a mortgage insurer's failure to pay a claim with respect to an Underlying Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in the application for insurance.

         In general, Realized Losses on the Underlying Mortgage Loans from Special Loss Occurrences, up to a limit (the "Special Loss Limit") specified in the related Underlying Agreement, are allocated entirely to the subordinated securities (including the Underlying Securities) of the related Underlying Series prior to being allocated to the related Senior Securities. Realized Losses from Special Loss Occurrences in excess of the applicable Special Loss Limits generally are allocated to all securities of the related Underlying Series pro rata. Annex I attached hereto sets forth for each Underlying Series, the Special Loss Limits remaining as of the Pooled Security Information Date, if any (or if not available, as of the date of issuance of the related Underlying Security) with respect to Mortgagor Bankruptcy Losses, Special Hazard Losses and Fraud Losses.

         With respect to 88 classes of Pooled Securities (constituting approximately 89.37% of the Pooled Security Principal Balance), credit support for such Underlying Security (the "Underlying Security Credit Support") constitutes less than 5.00% of the aggregate outstanding principal balance of the Underlying Mortgage Loans of the related Underlying Series. With respect to 91 classes of Pooled Securities (constituting approximately 92.84% of the Pooled Security Principal Balance), Underlying Security Credit Support is only provided by securities subordinated to the Pooled Securities. With respect to FBCS 9302R, 1 and SBMSI 92D, B-4, Underlying Security Credit Support is provided by a limited guarantee or a reserve fund in addition to securities subordinated to the Pooled Securities and with respect to CITIMT 9016, B; CITIMT 9205, B; and CITIMT 9219, B, Underlying Security Credit Support is provided by only a limited guarantee, reserve fund or spread account. Underlying Security Credit Support is provided to twelve classes of Pooled Securities by another class of Pooled Securities in the same Underlying Series. Securities subordinated to the Pooled Securities do not secure payments on the Certificates (other than the twelve Pooled Securities described in the immediately preceding sentence). None of the Resecuritized Certificates, except for the Resecuritized Certificates backing AMERT 9303, 3-B have any Underlying Security Credit Support. Any Underlying Security Credit Support relating to the Underlying Securities of a particular Underlying Series will not be available to provide credit support for the Underlying Securities of any other Underlying Series. Annex I attached hereto provides for each Underlying Security the percentage of the related Underlying Series constituting Underlying Security Credit Support with respect to such Underlying Security.

Early Termination of Underlying Trusts

         With respect to all of the Pooled Securities (except eight Resecuritization Pooled Securities) and all of the Resecuritized Certificates, the Underlying Servicer, the Underlying Trustee, holders of a majority in interest of the residual interest in the Underlying Trust, the seller to the Underlying Trust, and/or another person, subject to the limitations imposed by the related Underlying Agreement, may purchase all Underlying Mortgage Loans and REO Properties remaining in such Underlying Trust on any Pooled Security Distribution Date or distribution date for the Resecuritized Certificates, as applicable, occurring on or after a date specified or event described in such Underlying Agreement and in the manner and at the termination price specified in such Underlying Agreement. Most of the Underlying Agreements permit the optional termination of the Underlying Trust when the outstanding principal balance of all Underlying Mortgage Loans or securities of the related Underlying Trust falls to some percentage--typically either 5% or 10%--of the original principal balance of all Underlying Mortgage Loans or securities of the related Underlying Trust. See Annex I attached hereto for a list of such percentages, if any, the entities which may exercise such termination options and the percentage of the original principal balance of the Underlying Mortgage Loans or securities remaining with respect to each Underlying Trust.

         Generally, after any termination of an Underlying Trust, available funds are distributed first to the Underlying Servicer (or Underlying Trustee) to reimburse it for all previously unreimbursed expenses and Advances, and second to the related holders of securities, often in a stated priority with the Underlying Securities entitled to distributions only after all distributions are made on the Senior Securities.

Aggregate Collateral Report

         The Underlying Trustee for an Underlying Series with respect to each Pooled Security will furnish the related holders of securities, including the Trustee as holder of the related Pooled Securities, with monthly statements prepared by the related Underlying Servicer, the related Underlying Trustee or another party (each, an "Pooled Security Distribution Date Statement") containing information with respect to principal and interest distributions and Realized Losses for such Underlying Series and the related Underlying Mortgage Loans. In addition, the Trustee may receive information with respect to Realized Losses and principal and interest payments relating to a Pooled Security ("Other Information" and, together with the Pooled Security Distribution Date Statements, the "Pooled Security Distribution Date Information") relating to the Underlying Series directly from the related Underlying Trustee and through other means. Under the Agreement, the Trustee will be required to prepare and deliver to Certificateholders, based on and to the extent of the information so furnished to it in the Pooled Security Distribution Date Statements, no later than five Business Days following each Distribution Date or if there will be a Supplemental Distribution Date following the Distribution Date, no later than three Business Days following the Supplemental Distribution Date, an "Aggregate Collateral Report," together with the monthly Distribution Date Statement (as described herein under "The Pooling and Servicing Agreement--Reports to Certificateholders") for such Distribution Date. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant.

         The Aggregate Collateral Report for each month will include the following information:

                  (1) For each Pooled Security with an amount of monthly distribution to be included in the payment on the Certificates on the related Distribution Date and the Supplemental Distribution Date, and to the extent reported in the related Pooled Security Distribution Date Statement:

         (A) the Pooled Security Principal Balance of such Pooled Security before and after the related Pooled Security Distribution Date, which date shall be specified;

         (B) the Pooled Security Interest Rate and Interest Shortfalls net of Compensating Interest, expressed as a per annum rate borne by such Pooled Security with respect to the related Pooled Security Distribution Date;

         (C) the amount of interest distributed on such Pooled Security on the related Pooled Security Distribution Date, as well as any amount by which the amount of interest scheduled to be distributed on such Pooled Security on such Pooled Security Distribution Date exceeded the amount of interest actually distributed thereon;

         (D) all Realized Losses incurred on the Underlying Mortgage Loans on the related Pooled Security Distribution Date, since the date of issuance of such Pooled Security and since the Mortgage Loan Information Date;

         (E) all Realized Losses allocated to the Pooled Security on the related Pooled Security Distribution Date since the Mortgage Loan Information Date;

         (F) the amount, aggregate principal balance and percentage of the Underlying Mortgage Loans that were (i) more than 30 but fewer than 60 days delinquent, (ii) more than 60 but fewer than 90 days delinquent, (iii) 90 days or more delinquent, (iv) in foreclosure, and (v) REO Property, each as of the end of the reporting period to which the Pooled Security Distribution Date Statement delivered with respect to such Pooled Security as of the related Pooled Security Distribution Date relates;

         (G) the amount of principal distributed on such Pooled Security on the related Pooled Security Distribution Date;

         (H) the total amount distributed on such Pooled Security on the related Pooled Security Distribution Date; and

         (I) the amount of any Underlying Security Credit Support remaining with respect to each Pooled Security on the related Pooled Security Distribution Date, stated as a percent of the aggregate outstanding principal balance of the Underlying Mortgage Loans;

                  (2) For all Underlying Mortgage Loans, an aggregate statement of delinquency statistics reporting all of the information specified in clause
(l)(F) above in the aggregate for the related Pooled Security Distribution Date and each of the eleven prior reporting periods;

                  (3) The number and aggregate Pooled Security Principal Balance of all of the Pooled Securities as of the respective related Pooled Security Distribution Date; and

                  (4) The aggregate outstanding principal balance of the Underlying Mortgage Loans as reported in the related Pooled Security Distribution Date Statements.


                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

General

         As of the Mortgage Loan Information Date, there were approximately 116,700 Underlying Mortgage Loans having an aggregate outstanding principal balance of approximately $27.6 billion, which consist primarily of (i) conventional, fixed rate, mortgage loans secured by first liens on one- to four-family residential real properties and (ii) in the case of some of the Underlying Series, cooperative loans secured by shares in cooperative corporations. Substantially all of the Underlying Mortgage Loans amortize over a period of thirty years, with level monthly scheduled payments.

         Certain general characteristics of the Underlying Mortgage Loans are set forth in Annex I attached hereto. With respect to approximately 5% of the aggregate outstanding principal balance of the Underlying Mortgage Loans, loan-by-loan information was not available for purposes of presenting the information in Annex I attached hereto. References to an amount or percentage of Underlying Mortgage

Loans or an average with respect to the Underlying Mortgage Loans shall, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of the Underlying Mortgage Loans as of the Mortgage Loan Information Date, as reflected on the Pooled Security Distribution Date Statements for February 1998.

         The Pooled Securities represent varying percentages of the aggregate Pooled Security Principal Balance of all Pooled Securities backing payments on the Certificates. Moreover, the Pooled Securities represent varying interests in the Underlying Mortgage Loans in the related Underlying Trusts. A Pooled Security representing a relatively small percentage of all Pooled Securities may be backed by a disproportionately large amount of Underlying Mortgage Loans; and conversely a Pooled Security representing a relatively large percentage of all Pooled Securities may be backed by a disproportionately small amount of Underlying Mortgage Loans. Similarly, a Resecuritization Pooled Security representing a small percentage of all Pooled Securities may be backed by a disproportionately large amount of Resecuritized Certificates. Accordingly, any aggregated statistical information about the Underlying Mortgage Loans contained herein should be read in conjunction with the information, contained in Annex I, regarding the Underlying Mortgage Loans on a Pooled Security-by-Pooled Security basis, keeping in mind the relative size of each Pooled Security.

Origination of Underlying Mortgage oans

         The Underlying Mortgage Loans were originated by various originators and were subject to the underwriting standards and procedures of such originators. Some of the Underlying Mortgage Loans were originated pursuant to "limited documentation" programs, in which the credit approval programs may have been based on an examination of fewer documents than would be examined in a more standard underwriting process. Substantially all of the Underlying Mortgage Loans backing FBCS 9302R, 1 and RYLPT3 1992A, 1-B were originated by depository institutions that have since been placed in receivership or conservatorship by the Resolution Trust Corporation or the Federal Deposit Insurance Corporation. Such depository institutions may have been in distress at the time the related Underlying Mortgage Loans were originated. Under such circumstances, customary review, underwriting and servicing practices may not have been followed. As a consequence, the credit risk may be greater than that customarily associated with residential Underlying Mortgage Loans. The Seller does not have and could not have obtained in a reasonably efficient manner, complete information relating to the originators of the Underlying Mortgage Loans and to the current financial status of the originators. None of the Seller, the Trust, the Underwriter, the SunAmerica Parties nor any of their affiliates has underwritten the Underlying Mortgage Loans.

Mortgage Interest Rates on Underlying Mortgage Loans

         The interest rate on the notes relating to each of the Underlying Mortgage Loans is a fixed rate. Annex I attached hereto shows the weighted average gross interest rate ("GWAC") and weighted average Mortgage Net Rate ("NWAC") with respect to the Underlying Mortgage Loans of each Underlying Security.

Original Loan-to-Value Ratios

         Some of the Underlying Mortgage Loans had loan-to-value ratios at origination ("Original Loan-to-Value Ratios") greater than 80%. In a majority of the Underlying Trusts all such Mortgage Loans were covered by primary mortgage insurance policies. However, to the extent that the Underlying Mortgage Loans were originated in geographical areas where housing prices subsequently declined, the current loan-to-value ratios of such Underlying Mortgage Loans may exceed the Original Loan-to-Value Ratios, notwithstanding the seasoning of the Underlying Mortgage Loans. Accordingly, with respect to the Underlying Mortgage Loans that are not covered by primary mortgage insurance policies, Realized Losses could be more severe than might be incurred if all of the Underlying Mortgage Loans with Original Loan-to-Value Ratios greater than 80% were covered by primary mortgage insurance policies. It should be noted that neither the Seller nor the Underwriter are aware of the current loan-to-value ratios of the Underlying Mortgage Loans.

Underlying Mortgage Loans Secured by Cooperative Loans

         While the Underlying Trusts relating to a majority of the Pooled Securities do not include Underlying Mortgage Loans secured by shares in cooperative corporations, some of the Underlying Trusts included or could include Underlying Mortgage Loans secured by shares in cooperative corporations. Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by cooperative apartment corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. If the borrower defaults on a cooperative loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment. The more limited market for cooperative apartments may result in Realized Losses that are more severe than might be incurred if all of the Underlying Mortgage Loans were secured by one- to four-family Mortgaged Properties.

Delinquencies

         Realized Losses have occurred with respect to Underlying Mortgage Loans in (i) 45 Underlying Series relating to the Pooled Securities (other than the Resecuritization Pooled Securities), and (ii) the 48 Underlying Series relating to the Resecuritized Certificates. Substantially all of the Underlying Series include Underlying Mortgage Loans that are delinquent, and a significant number have REO Properties relating to defaulted Underlying Mortgage Loans. See "Risk Factors--The Underlying Mortgage Loans--Mortgage Loan Delinquencies and Losses" herein and Annex I attached hereto which sets forth as of the Underlying Mortgage Loan Information Date, the cumulative Realized Losses, Realized Losses during January 1998 and a breakdown of the 30-59 day, 60-89 day and 90 or more day delinquencies, foreclosures in process and REO Property with respect to each Underlying Series. See "Risk Factors--The Underlying Mortgage Loans--Mortgage Loan Delinquencies and Losses" herein.

Geographic Concentration

         As of the Mortgage Loan Information Date, approximately 51% of the Underlying Mortgage Loans (by Underlying Mortgage Loan outstanding principal balance) are secured by properties located in California. As a consequence, Realized Losses allocated to the Pooled Securities may exceed those that might be realized were the Mortgaged Properties more geographically dispersed because the loss experience of the Underlying Mortgage Loans will be more sensitive to downturns in the California economy and to local California natural disasters than would be the case were the Mortgaged Properties more geographically dispersed. Recently, certain counties in California have been experiencing severe rain and flooding. In addition, prepayments on the Underlying Mortgage Loans and resulting payments on the Certificates may be affected significantly by changes in the housing markets and the regional economies in California in general. See Annex I for the concentrations of California Mortgaged Properties, and the highest state concentrations of Mortgaged Properties with respect to the Underlying Mortgage Loans underlying each Underlying Security.

Standard Hazard Insurance Policies

         The following description is general and does not purport to be complete. In general, coverage under standard hazard insurance policies ("Standard Hazard Insurance Policies") varies among insurers.

         The Underlying Agreements generally require the Underlying Servicer to cause to be maintained with respect to each Underlying Mortgage Loan one or more Standard Hazard Insurance Policies. Each such policy will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for residential housing and issued by a company authorized to issue such policies in the state in which the related Mortgaged Property is located. Because the Standard Hazard Insurance Policies relating to the Underlying Mortgage Loans are underwritten by different insurers and cover Mortgaged Properties located in various states, such policies do not contain identical terms and conditions. The basic terms, however, generally are determined by state law and generally are similar. In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the related Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy.

         Most Standard Hazard Insurance Policies provide coverage in an amount at least equal to the lesser of (l) the maximum insurable value of the Mortgaged Property or (2) the principal balance due from the borrower on the related Underlying Mortgage Loan, and in any event in an amount sufficient to avoid the application of any co-insurance clause contained in the policy.

         Any losses incurred with respect to Underlying Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may affect payments with respect to securities of the related Underlying Series, including the Underlying Securities, which may in turn affect payments with respect to the Certificates.


                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

The Underlying Servicers

         Various servicers and master servicers (each, an "Underlying Servicer") provide customary servicing functions with respect to the Underlying Mortgage Loans pursuant to the Underlying Agreements entered into with the Underlying Trustees for the related Underlying Series in exchange for a servicing fee (the "Servicing Fee"). The Servicing Fee for each Underlying Servicer equals an amount equal to the product of (i) the outstanding principal balance of the related Underlying Mortgage Loans and (ii) a percentage which ranges generally from 0.125% to 2.375%. Many Underlying Servicers are entitled to additional servicing compensation, such as penalties and late payment or assignment fees. The servicing compensation generally will be retained by the Underlying Servicers out of collections of interest on the Underlying Mortgage Loans prior to any distribution of such collections on the Underlying Securities. Annex I attached hereto sets forth the Servicing Fee or range of Servicing Fees for each Underlying Security. By subtracting the NWAC from the GWAC, each as set forth in such Annex I, the weighted average of the total fees with respect to the Underlying Series relating to each Underlying Security can be determined.
                                      S-53

         The duties to be performed by the Underlying Servicers include collection and remittance of principal and interest payments on the Underlying Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under applicable insurance policies or from Liquidation Proceeds of certain other collections on such Underlying Mortgage Loan. Each Underlying Servicer also provides such accounting and reporting services as are necessary to provide required information to the related Underlying Trustee with respect to the Underlying Mortgage Loans.

         Some of the Underlying Agreements provide that the Underlying Servicer is authorized to employ subservicers to service the related Underlying Mortgage Loans directly, although the Underlying Servicer generally will remain liable for its servicing obligations under the related Underlying Agreement.

Concentrations of Underlying Servicers and Underlying Trustees

         The Underlying Mortgage Loans are serviced by a number of different Underlying Servicers and the Pooled Securities and Resecuritized Certificates have a number of different Underlying Trustees. No Servicer services greater than 10% by principal balance of the Underlying Mortgage Loans except for Glendale Federal Bank, Federal Savings Bank, Residential Funding Corporation, GE Capital Mortgage Services, Inc., Norwest Bank Minnesota, National Association combined with Norwest Mortgage, Inc., and Citicorp Mortgage, Inc. which service approximately 26.26%, 14.12%, 13.47%, 11.10% and 10.27% of the outstanding principal balance of the Underlying Mortgage Loans, respectively. No Underlying Trustee is the trustee with respect to greater than 10% of the Pooled Securities by Pooled Security Principal Balance except for State Street Bank and Trust Company, First Trust National Association, The Bank of New York and Bankers Trust Company which are the Underlying Trustees for approximately 27.58%, 25.16%, 15.46% and 13.38% of the Pooled Securities (by Pooled Security Principal Balance), respectively. See Annex I attached hereto which sets forth the Underlying Servicer and the Underlying Trustee with respect to each Underlying Series, "Servicing of the Underlying Mortgage Loans" herein and Annex III attached hereto for certain statistics with respect to each entity (treating Norwest Bank Minnesota, National Association and Norwest Mortgage, Inc. as a single entity) which serves as Underlying Servicer for more than 10% of the Underlying Mortgage Loans. From time to time the Underlying Servicer with respect to any of the Pooled Securities may change. Any transfers of servicing may have the effect of temporarily interrupting the servicing on the related Underlying Mortgage Loans. Any such interruptions may result in higher delinquencies.

Servicing Advances

         Prior to each Pooled Security Distribution Date or distribution date for the Resecuritized Certificates, as applicable, the Underlying Servicer is, and any successor servicer will be, obligated to make an advance (a "P&I Advance") in respect of any delinquent payment on any related Underlying Mortgage Loan that was due on the related due date unless such advance is deemed "non-recoverable" from late collections from the related borrower or from Liquidation Proceeds or certain other collections. In addition, the Underlying Servicers are required to make advances ("Servicing Advances" and together with P&I Advances, "Advances") in respect of liquidation expenses and certain taxes and insurance premiums not paid by a borrower on a timely basis, to the extent the Underlying Servicer deems such Servicing Advances recoverable out of Liquidation Proceeds or from certain other collections. P&I Advances and Servicing Advances generally are reimbursable to the Underlying Servicers.

         Any failure by an Underlying Servicer to make any required advance generally will constitute an Event of Default under the applicable Underlying Agreement, for which the Underlying Servicer generally could be terminated. If an Underlying Servicer fails to make a required advance of principal and interest, the Underlying Trustee with respect to most Underlying Series may be obligated to make such advance. Neither the Underlying Servicer nor the Underlying Trustee will be required to make an advance of principal and interest that it deems non-recoverable.

Compensating Interest

         If an Underlying Mortgage Loan is prepaid in full or liquidated other than on a Due Date, the borrower generally is required to pay interest only to the date of prepayment or liquidation. In such event the Underlying Servicer, with respect to Underlying Mortgage Loans relating to approximately 89.52% of the Pooled Securities (by Pooled Security Principal Balance), is obligated to pay interest from the last day for which interest is due from the borrower to the next Due Date ("Compensating Interest"). Each such Underlying Servicer's obligation is limited to the amount of its monthly servicing fee or a portion thereof, or is limited to prepayments in full and other liquidations in full. Annex I attached hereto lists the Underlying Series for which the related Underlying Servicer is not obligated to pay Compensating Interest and any maximum limitations on required compensating interest payments. Accordingly, to the extent Compensating Interest is not covered by payments by the related Underlying Servicer or any available Underlying Security Credit Support or otherwise, there may be shortfalls in interest distributions on the applicable Resecuritized Certificates on a related distribution date and on Pooled Securities on a Pooled Security Distribution Date, and hence amounts available to make interest payments on the Certificates on a Distribution Date. See "Yield and Prepayment Considerations" herein.


                       YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yield to maturity and weighted average life of each Class of Certificates will depend on the characteristics of, and the amount, rate and timing of principal and interest payments on, the Underlying Securities, the allocation of such payments and losses among the various classes of securities of each Underlying Series and the occurrence of optional terminations with respect to the Underlying Trusts. Investors should carefully consider the associated risks, discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

Assumed Final Distribution Dates

        The "Assumed Final Distribution Date" for distributions on each Class of Certificates is May 2, 2030. The Assumed Final Distribution Date is approximately one month after the Pooled Security Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Securities is scheduled to be made. Since the rate of payment of principal on the Underlying Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

Weighted Average Lives

        The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance or Notional Amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance or Notional Amount of such Certificate referred to in clause (a). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the related Underlying Mortgage Loans. Principal payments of Underlying Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of an Underlying Mortgage Loan in advance of its stated maturity as required or permitted by the related Underlying Agreement. In general, the Underlying Mortgage Loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Certificates, in general, will be shortened if the level of such prepayments of principal increases.

SPA Model

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a CONSTANT prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 250% SPA assumes prepayment rates will be 0.50% per annum in month one, 1.00% per annum in month two, reaching 15.00% per annum in month 30 and remaining CONSTANT at 15.00% per annum thereafter. 0% SPA assumes no prepayments.



Pricing Assumption

        The Certificates were structured assuming, among other things, a prepayment assumption of 250% SPA. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

Decrement and Weighted Average Life Tables

        The following tables indicate the percentages of the original Certificate Principal Balance or Notional Amount of each Class of Certificates outstanding after certain dates and the weighted average lives (in years) of each Class of Certificates, assuming various constant percentages of SPA.

        For each of the following tables it was assumed, among other things, that (i) the Trust consists of the Pooled Securities in the principal amounts as of the Pooled Security Information Date described on Annex I attached hereto after giving effect to distributions payable thereon in February 1998; (ii) the principal balance of each Underlying Mortgage Loan is as of the Mortgage Loan Information Date and is based on information contained in the related Pooled Security Distribution Date Statements for February 1998; (iii) the original Certificate Principal Balance of each class of Certificates will be as set forth herein; (iv) Distribution Dates on the Certificates occur on the 5th Business Day after the 25th day of each month, assuming for this purpose that every calendar day is a Business Day, commencing March 30, 1998; (v) each Underlying Mortgage Loan has a mortgage rate, remaining term to maturity and loan age based on information provided by the Underlying Trustees, paying agents or Underlying Servicers as of the Mortgage Loan Information Date or in the case of the approximately 5% of aggregate outstanding principal balance of the Underlying Mortgage Loans for which loan-by-loan information was not available, aggregate information as set forth in Annex I attached hereto; (vi) the Underlying Mortgage Loans prepay at the constant percentages of SPA specified in the tables and all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans and are received on the last day of each month commencing February 28, 1998; (vii) all amounts due with respect to the Underlying Mortgage Loans underlying the Pooled Securities are applied to the payment of such Pooled Securities on the applicable Pooled Security Distribution Dates, assuming that all calendar days are business days; (viii) there have occurred no delinquencies or losses on the Underlying Mortgage Loans after the time period covered by the Pooled Security Distribution Date Statements for February 1998; (ix) there are no optional terminations of the Underlying Securities; (x) the Closing Date is March 27, 1998; (xi) each month consists of 30 days; (xii) no reinvestment income will be earned on funds in the Certificate Account in excess of that paid to the Trustee; (xiii) no expenses will be paid on any Distribution Date by the Trust; (xiv) scheduled monthly payments of principal and interest on the Underlying Mortgage Loans will be timely received on the first day of the month, commencing March 1998 and (xv) distributions and Pooled Security Distribution Date Statements relating to each Pooled Security are received by the Determination Time in each month and there are no Supplemental Distribution Dates.

        Discrepancies will exist between the characteristics of the actual Pooled Securities and the Underlying Mortgage Loans and characteristics of the Pooled Securities and the Underlying Mortgage Loans assumed in preparing the tables. To the extent that the Pooled Securities and the Underlying Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Certificates may mature earlier or later than indicated by the tables.

        Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance or Notional Amount of each such Class that would be outstanding after the Distribution Date deemed to be in March of each of the years indicated, assuming that the Underlying Mortgage Loans prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans. Variations in the actual prepayment experience and the balance of the Underlying Mortgage Loans that prepay may increase or decrease the percentage of initial Certificate Principal Balance or Notional Amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Underlying Mortgage Loans equals any of the specified percentages of SPA.

Percentage of Original Certificate Principal Balance or Notional Amount Outstanding


                             Class A, B, C D, E, F, G and X**                Class R-1 and Class R-2
                                       Certificates                               Certificates
                                       ------------                               ------------
                                         % of SPA                                   % of SPA
                                         --------                                   --------


                             100%    200%    250%    300%     500%       100%    200%   250%    300%    500%
                             ----    ----    ----    ----     ----       ----    ----   ----    ----    ----

Initial Percentage            100     100     100     100      100        100     100    100     100     100
February 1999                  99      98      98      98       97          0       0      0       0       0
February 2000                  96      94      93      92       89          0       0      0       0       0
February 2001                  92      88      86      85       77          0       0      0       0       0
February 2002                  87      81      77      74       64          0       0      0       0       0
February 2003                  82      72      68      64       50          0       0      0       0       0
February 2004                  76      64      58      53       38          0       0      0       0       0
February 2005                  70      55      49      44       27          0       0      0       0       0
February 2006                  64      48      41      36       19          0       0      0       0       0
February 2007                  59      41      34      29       13          0       0      0       0       0
February 2008                  53      35      28      23        9          0       0      0       0       0
February 2009                  48      29      23      18        6          0       0      0       0       0
February 2010                  44      25      19      14        4          0       0      0       0       0
February 2011                  39      21      15      11        3          0       0      0       0       0
February 2012                  35      18      12       9        2          0       0      0       0       0
February 2013                  31      15      10       7        1          0       0      0       0       0
February 2014                  27      12       8       5        1          0       0      0       0       0
February 2015                  24      10       6       4        1          0       0      0       0       0
February 2016                  20       8       5       3        *          0       0      0       0       0
February 2017                  17       6       4       2        *          0       0      0       0       0
February 2018                  14       5       3       2        *          0       0      0       0       0
February 2019                  11       4       2       1        *          0       0      0       0       0
February 2020                   9       3       1       1        *          0       0      0       0       0
February 2021                   6       2       1       1        *          0       0      0       0       0
February 2022                   4       1       1       *        *          0       0      0       0       0
February 2023                   2       1       *       *        *          0       0      0       0       0
February 2024                   1       *       *       *        *          0       0      0       0       0
February 2025                   1       *       *       *        *          0       0      0       0       0
February 2026                   *       *       *       *        *          0       0      0       0       0
February 2027                   *       *       *       *        *          0       0      0       0       0
February 2028                   0       0       0       0        0          0       0      0       0       0
Weighted Average Life
(in years)***                11.6     8.8     7.9     7.2      5.5       0.01    0.01   0.01    0.01    0.01



------------------------

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original Certificate Principal Balance or Notional Amount.

**   Notional Amount.

*** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance or notional amount of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of such Certificate.

Yield on the Class X Certificates

         The significance of the effects of prepayments on the Class X Certificates is illustrated in the following table entitled "Sensitivity of the Class X Certificates to Prepayments," which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of the Class X Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement and Weighted Average Life Tables" and assuming that the purchase price of the Class X Certificates is approximately 2.00%, including accrued interest and such Class X Certificates are purchased on March 27, 1998.

         As indicated in the following table, the yield to investors in the Class X Certificates will be highly sensitive to the rate of principal payments (including prepayments) of the Underlying Mortgage Loans (especially those Underlying Mortgage Loans with high interest rates), which generally can be prepaid at any time and prepayments allocated to Resecuritized Certificates with relatively high pass-through rates.

         It is not likely that the Underlying Mortgage Loans will prepay at a constant rate until maturity or that all of the Underlying Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Underlying Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class X Certificate and there can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class X Certificate.



             Sensitivity of the Class X Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                                               % of SPA
                                         ------------------------------------------------------
                                            100%      200%       250%        300%       500%
                                            ----      ----       ----        ----       ----

         Class X Certificates             18.2%      14.8%      13.2%       11.7%      5.9%

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flow to equal the assumed purchase price of the Class X Certificates (plus accrued interest) and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

Actual Experience Will Vary From Assumptions

         Discrepancies will exist between the characteristics of the actual Pooled Securities and Underlying Mortgage Loans and characteristics of the Pooled Securities and Underlying Mortgage Loans assumed in preparing the tables contained herein. To the extent that Pooled Securities and Underlying Mortgage Loans have characteristics which differ from those assumed in preparing the tables, each Class of Certificates may mature earlier or later than indicated by the tables, and the weighted average life on each such Class of Certificates may also differ. In addition, it is unlikely that the Underlying Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of Certificates.


                              THE POOLING AGREEMENT

General

         The Certificates will be issued pursuant to a Pooling Agreement between the Seller, as the seller, and The Bank of New York, as the Trustee (the "Agreement" ). The Seller will provide to a prospective or actual
Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

Assignment of Pooled Securities

         At the time of issuance of the Certificates, the Seller will cause the Pooled Securities to be assigned to the Trustee and will assign to the Trustee certain of its rights under the agreement pursuant to which it purchased the Pooled Securities from the SunAmerica Parties including the benefit of certain representations and warranties of the SunAmerica Parties and the remedies provided for therein for any breach thereof. The SunAmerica Parties will represent, among other things, that as of the Closing Date (i) each is the owner of the Pooled Securities transferred by it free and clear of any lien or adverse interests of any person and (ii) that each has acquired its ownership in the Pooled Securities transferred by it in good faith without notice of any adverse claim.

         Upon discovery or receipt of notice by either the Seller or the Trustee of a breach of any of the representations and warranties regarding the Pooled Securities which materially and adversely affects the interests of the Certificateholders, the Seller or the Trustee, the party discovering such breach will give prompt notice to the other and to the SunAmerica Parties. Within thirty days of the earlier of either discovery by or notice to the SunAmerica Parties of any such breach, the applicable SunAmerica Party has agreed to use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, such SunAmerica Party shall, repurchase each Pooled Security affected by the breach, each at a repurchase price equal to the outstanding Pooled Security Principal Balance thereof as of the date of repurchase plus interest thereon at the applicable Pooled Security Interest Rates through the next succeeding Pooled Security Distribution Date unless the repurchase is made on a Pooled Security Distribution Date, then interest through such date (net of interest received by the Trust on such Pooled Securities on such date).

         Notwithstanding the foregoing, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Securities as described above, the SunAmerica Parties may substitute therefor one or more pass-through mortgage related securities issued by the same depositor or the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (each, a "Substitute Pooled Security") which meet the following criteria: (i) the Substitute Pooled Securities have a fixed interest rate no lower than the Pooled Security Interest Rate of the related Pooled Security at the time of substitution, (ii) the sum of the outstanding principal amounts of the Substitute Pooled Securities equals or exceeds the sum of the outstanding Pooled Security Principal Balances of the Pooled Securities being substituted for and
(iii) for any Pooled Security being substituted for, the Substitute Pooled Security as of the date of substitution, (a) has Underlying Mortgage Loans with a weighted average gross coupon no more than 50 basis points below or no more than 50 basis points above the weighted average gross coupon of the Underlying Mortgage Loans relating to the Pooled Security being substituted for, (b) has Underlying Mortgage Loans consisting of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first lien mortgage loans with original maturities of up to 30 years, (c) if not issued by GNMA, FNMA or FHLMC, is rated as of the date of substitution in at least the same rating category by a nationally recognized statistical rating agency as the Pooled Security being substituted for is rated as of the date of substitution, (d) the inclusion of which in the Trust will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by Moody's, written confirmation of which shall be provided by Moody's to the Trustee and (e) will not cause REMIC I or REMIC II to lose its status as a REMIC for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

Certificate Account

         The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") which shall meet the requirements for an Eligible Account as set forth in the Agreement (an "Eligible Account"). The Trustee will cause all distributions received on the Pooled Securities by the Trustee in its capacity as holder of the Pooled Securities, from whatever source, to be deposited directly into the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Eighty percent of any investment income on amounts deposited into the Certificate Account from the 25th day of each month to the Determination Time will be paid to the Trustee on each Distribution Date as compensation for its services and losses on such investments shall be reimbursed by the Trustee from its own funds, and the remaining investment income will be paid to the holder of the Class R-2 Certificate. Additionally, eighty percent of any investment income on amounts deposited into the Certificate Account from the Determination Time to the Supplemental Determination Time will be paid to the Trustee on each Distribution Date as compensation for its services and losses on such investments shall be reimbursed by the Trustee from its own funds, and the remaining investment income will be paid to the holder of the Class R-2 Certificate. Any additional investment income will be paid to the holder of the Class R-2 Certificate.

Reports to Certificateholders

         On each Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Seller stating:

           (i) the Available Funds for such Distribution Date separately stating available interest and available principal;

          (ii) the amount of interest being distributed on each Class of Certificates for such Distribution Date and the Certificate Rates constituted thereby;

         (iii) the amount of reinvestment income distributed to the Class R-2 Certificate;

          (iv) the amount of principal being distributed on each Class of Certificates (other than the Class X Certificates) for such Distribution Date separately listing the amount of Additional Principal paid to the most senior Class or Classes;

           (v) the amount added to or subtracted from the Class Deferred Principal with respect to each Class of Certificates on such Distribution Date and the Class Deferred Principal with respect to each Class of Certificates immediately following such Distribution Date;

          (vi) the Loss Amounts allocated to the most junior Class or Classes of Certificates on such Distribution Date and since the Closing Date;

         (vii) the Certificate Principal Balances for each Class of Certificates before and after applying payments and allocating the Loss Amount on such Distribution Date;

        (viii) the aggregate Pooled Security Principal Balance immediately following the second preceding Pooled Security Distribution Dates; and

          (ix) the aggregate Pooled Security Principal Balance immediately following the immediately preceding Pooled Security Distribution Dates.

In the case of the information furnished pursuant to clauses (ii) and (iv) above, the amounts shall also be expressed as a dollar amount per $1,000 Certificate.

         In addition, the Trustee promptly will furnish to the Seller, SunAmerica Inc. and, upon request, to each Certificateholder, at the expense of such Certificateholder, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Security Distribution Date Statements received by the Trustee in its capacity as the holder of the Pooled Securities.

         On each Supplemental Distribution Date, the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Seller stating (i) the information described above relating to Distribution Dates, (ii) the sum of the amount of interest being distributed on each Class of Certificates for such Supplemental Distribution Date and the immediately preceding Distribution Date and the new Certificate Rates constituted thereby and (iii) the information contained in the Distribution Date Statement with respect to the preceding Distribution Date, presented on a combined basis with the information contained in clause (i).

         On or before March 31st of each calendar year, commencing in 1999, the Trustee will prepare and deliver by first class mail to the Seller and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clause (ii), (iii) and (iv) above and the comparable amounts with respect to Supplemental Distribution Dates aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Code, and regulations thereunder as from time to time are in force.

Amendments

         The Agreement may be amended by the Seller and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required or permitted in connection with a substitution or repurchase of a Pooled Security permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. In addition, the Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of REMIC I and REMIC II as REMICs for federal income tax purposes, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. The Agreement may also be amended by the Seller and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Certificate Principal Balances of the Certificates (as applicable, the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of REMIC I and REMIC II as REMICs for federal income tax purposes.

Action With Respect to Underlying Series

         The Trustee will exercise all voting rights provided to the holders of the Pooled Securities pursuant to an Underlying Agreement (in the case of book-entry Pooled Securities, by directing Cede & Co.) solely upon the direction of the Majority Certificateholders.

Certificateholder Action

         No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Seller a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

         The respective obligations and responsibilities of the Seller and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement. The Trust may also be terminated and the Certificates retired on any Distribution Date upon the Seller's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of either of the REMICs has been lost or that a substantial risk exists that such status will be lost for the then current taxable year, in which case, the Seller has the right to purchase the Pooled Securities.

Indemnification of the Trustee

         The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

Certain Matters Regarding the Trustee

         The Trustee for the Certificates will be The Bank of New York. The Trustee's corporate office is located at 101 Barclay Street, 12E, New York, New York 10286, Attention: Mortgage Backed Securities Group, and its telephone number is (212) 815-2297.

         The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Seller and the Certificateholders. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Seller shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.


                        FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the Pooled Securities, the Certificate Account and certain other assets owned by the Trust as a REMIC ("REMIC II") for federal income tax purposes. REMIC II will issue "regular interests" and one "residual interest." An election will be made to treat the "regular interests" in REMIC II and certain other assets owned by the Trust as a REMIC ("REMIC I"). The Certificates (other than the Class R-1 and Class R-2 Certificates) will be designated as regular interests in REMIC I and are herein referred to as "Regular Certificates" or "REMIC Regular Certificates." The Class R-2 Certificate will be designated as the residual interest in REMIC II and the Class R-1 Certificate will be designated as the residual interest in REMIC I (collectively, the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

         Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. The Class X Certificates will be issued with original issue discount. Some or all of the other Classes of Regular Certificates may also be subject to the original issue discount provisions. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 250% SPA. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--SPA Model" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other Classes of Regular Certificates may be treated as having been issued at a premium. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Premium" in the Prospectus.

         The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in a REMIC, representing rights to the taxable income or net loss of REMIC I (in the case of the Class R-1 Certificates) or REMIC II (in the case of the Class R-2 Certificates). Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances.

         The Offered Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates" in the Prospectus.


                        CERTAIN STATE TAX CONSIDERATIONS

         Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.


                              ERISA CONSIDERATIONS

         The Certificates, or interests therein, may not be transferred to any investor who is, or who is acquiring such Certificates directly or indirectly for, on behalf of or with the assets of, an employee benefit plan or other retirement arrangement subject to Title I of ERISA and/or Section 4975 of the Code (each a "Plan") unless such investor is an insurance company and the source of funds to be used by the investor to pay the purchase price of the Certificates is funds held by the investor in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") as published in 60 Fed. Reg. 35925 (July 12, 1995)) and the investor reasonably believes, as of the date hereof, the amount of reserves and liabilities for the general account contracts held by or on behalf of any Plan (and any other Plan of the same employer or its affiliates (as defined in

Section V(a)(1) of PTCE 95-60)) or by the same employee organization ) does not exceed 10% of the total reserve and liabilities of such general account plus surplus (such determination to be made in accordance with Section I(a) of PTCE 95-60). By acquiring a Certificate, the owner of a Book-Entry Certificate will be deemed to have represented, and the holder of a Definitive Certificate will be required to represent, that it meets one of the requirements set forth in the immediately preceding sentence. Any such deemed or actual representation may be relied upon by the Trustee in providing any representation, certification or opinion of counsel required to be made to each Underlying Trustee with respect to the acquisition of such Pooled Securities by, or with the assets of, any Plan.

         If any proposed transferee shall become a holder of a Certificate in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such transfer of such Certificate. The Trustee shall be under no liability to any person for any registration or transfer of a Certificate that is not permitted or for making any payments due on such Certificate to the holder or taking any other action with respect to such holder under the Agreement. Any proposed transferee who becomes a holder of a Certificate shall agree to indemnify (or, in the case of a Book-Entry Certificate, shall be deemed to agree to indemnify) the Seller, the Trustee, the Underlying Servicers, the SunAmerica Parties and each Underlying Trustee against any loss, damage or penalty incurred as a result of the transfer of any Certificate to such purposed transferee in violation of such restrictions.

         There can be no assurance that any Department of Labor exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan. Neither the Seller, the Trustee, the Underwriter, the SunAmerica Parties nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investments for Plans. See "Risk Factors--The Certificates--Lack of Liquidity" herein.



                                LEGAL INVESTMENT

         The Certificates will not constitute "mortgage related securities" for
                               ---
purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in comparably rated securities secured by first lien mortgage loans may not be legally authorized to invest in the Certificates. See "Legal Investment" herein and in the Prospectus.


       RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

         The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

         The Residual Certificates may not be transferred without the prior express written consent of holder of such Residual Certificate as "Tax Matters Person" or by The Bank of New York, acting as agent for the Tax Matters Person. The Tax Matters Person or its agent will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person or its agent consents to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person (as defined below)). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or its agent may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify either REMIC I or REMIC II as a REMIC) on the transfer of an interest in a Residual Certificate to any other person or persons, the Tax Matters Person or its agent may, without action on the part of holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of the Residual Certificates that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person or its agent consents in writing (which consent may be withheld in the Tax Matters Person's or its agent's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in
Section 7701(a)(30) of the Code (a "U.S. Person").


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Offered Certificates are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is an affiliate of the Seller. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approximately 100% of the aggregate original Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon from February 1, 1998 to but not including the Closing Date. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts. The Seller and the SunAmerica Parties will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act, or will contribute to payments the Underwriter may be required to make in respect thereof. It is expected that the SunAmerica Parties will acquire the Class D, Class E, Class F, Class G, Class X, Class R-2 and Class PO Certificates.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Seller and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.


                               CERTIFICATE RATING

         It is a condition to the issuance of each Class of Offered Certificates that it receives the rating set forth below from Moody's.


 Class                         Rating
 -----                         ------

 Class A                                Aaa
 Class B                                Aa2
 Class C                                Aa3
 Class D                                A2
 Class E                                A3
 Class F                               Baa2
 Class G                               Baa3
 Class X                                Aaa
 Class R-1                              Aaa
 Class R-2                              Aaa

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans and/or underlying mortgage securities by the related Certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, the structural and legal aspects associated with such certificates and/or underlying mortgage securities, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans.

         The ratings of Moody's do not address the possibility that, as a result of principal prepayments (i) Certificateholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Underlying Mortgage Loans or the Resecuritized Certificates investors in the Class X Certificates could fail to fully recover their investments. The ratings on the Class R-1 and Class R-2 Certificates address only the return of its respective principal balance and interest thereon.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by Moody's.

         The Seller has not requested ratings of the Offered Certificates by any rating agency other than Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by Moody's.




                             INDEX OF DEFINED TERMS



Act ............................................................................................................S-5
Additional Principal............................................................................................S-3
Advances.......................................................................................................S-26
Aggregate Collateral Report....................................................................................S-49
Agreement.......................................................................................................S-6
Assumed Final Distribution Date................................................................................S-55
Available Funds................................................................................................S-41
Book-Entry Certificates........................................................................................S-35
Business Day....................................................................................................S-8
Cede...........................................................................................................S-35
Certificate Account............................................................................................S-61
Certificate Owner..............................................................................................S-36
Certificate Principal Balance..................................................................................S-42
Certificate Rate................................................................................................S-1
Certificate Register...........................................................................................S-38
Certificateholder..............................................................................................S-37
Certificates....................................................................................................S-1
CITIMT Special Securities......................................................................................S-46
Class Deferred Principal.......................................................................................S-41
Class Optimal Principal........................................................................................S-41
Class Percentage Principal......................................................................................S-3
Class PO Principal Distribution.................................................................................S-3
Closing Date....................................................................................................S-8
Code...........................................................................................................S-17
Commission.....................................................................................................S-20
Compensating Interest..........................................................................................S-55
Definitive Certificates........................................................................................S-37
Determination Time..............................................................................................S-9
disqualified organizations.....................................................................................S-17
Distribution Date...............................................................................................S-2
DTC S-8
Eligible Account...............................................................................................S-61
ERISA..........................................................................................................S-17
Exchange Act....................................................................................................S-5
FHLMC..........................................................................................................S-60
FNMA...........................................................................................................S-60
Fraud Losses...................................................................................................S-47
GNMA...........................................................................................................S-60
GWAC...........................................................................................................S-51
Indirect Participants..........................................................................................S-36
Interest Accrual Period........................................................................................S-39
Interest Shortfalls............................................................................................S-14
IOU Securities.................................................................................................S-23
Jumbo Loans....................................................................................................S-34
Limited Documentation Loans....................................................................................S-34
Liquidated Mortgage Loan.......................................................................................S-22
Liquidation Proceeds...........................................................................................S-23
Lock Out Period................................................................................................S-13



Loss Amount.....................................................................................................S-3
Majority Certificateholders....................................................................................S-63
MBA level......................................................................................................S-47
Mezzanine Percentage...........................................................................................S-28
Mezzanine Securities...........................................................................................S-44
Moody's.........................................................................................................S-1
Mortgage Loans..................................................................................................S-2
Mortgage Net Rate..............................................................................................S-13
Mortgaged Property.............................................................................................S-14
Mortgagor Bankruptcy Losses....................................................................................S-47
Net Liquidation Proceeds.......................................................................................S-23
Notional Amount.................................................................................................S-1
NWAC...........................................................................................................S-51
Offered Certificates............................................................................................S-1
Original Loan-to-Value Ratios..................................................................................S-51
Other Certificates..............................................................................................S-7
Other Information..............................................................................................S-49
Participants...................................................................................................S-36
Permitted Investments..........................................................................................S-61
Plan...........................................................................................................S-65
Pooled Securities...............................................................................................S-2
Pooled Security Distribution Date...............................................................................S-2
Pooled Security Distribution Date Information..................................................................S-49
Pooled Security Distribution Date Statement....................................................................S-49
Pooled Security Information Date................................................................................S-2
Pooled Security Interest Rate..................................................................................S-21
Pooled Security Principal Balance...............................................................................S-6
Pooled Security Underlying Trusts...............................................................................S-2
Principal Distribution Amount...................................................................................S-3
Prospectus......................................................................................................S-6
PTCE 95-60.....................................................................................................S-65
Realized Loss..................................................................................................S-22
Record Date....................................................................................................S-10
Regular Certificates...........................................................................................S-17
REITs..........................................................................................................S-65
REMIC...........................................................................................................S-4
REMIC I........................................................................................................S-17
REMIC II.......................................................................................................S-17
REMIC Regular Certificates.....................................................................................S-17
REMIC Residual Certificates....................................................................................S-17
REO Properties.................................................................................................S-24
Resecuritization Pooled Securities..............................................................................S-2
Resecuritized Certificate Principal Balance.....................................................................S-6
Resecuritized Certificate Underlying Trusts.....................................................................S-2
Resecuritized Certificates......................................................................................S-2
Residual Certificates...........................................................................................S-4
Rules..........................................................................................................S-37
Seller..........................................................................................................S-7
Senior Prepayment Percentage...................................................................................S-45
Senior Securities..............................................................................................S-44
Servicing Advances.............................................................................................S-26
Servicing Fee..................................................................................................S-27
SMMEA..........................................................................................................S-17



Special Hazard Losses..........................................................................................S-47
Special Loss Limit.............................................................................................S-48
Special Loss Occurrences.......................................................................................S-47
Standard Hazard Insurance Policies.............................................................................S-53
Subordinated Percentage........................................................................................S-28
Subordinated Securities........................................................................................S-44
Substitute Pooled Security.....................................................................................S-60
SunAmerica Parties..............................................................................................S-2
Supplemental Determination Time................................................................................S-38
Supplemental Distribution Date..................................................................................S-9
Supplemental Distribution Date Interest Distribution...........................................................S-42
Supplemental Documents.........................................................................................S-20
Tax Matters Person.............................................................................................S-18
Trust...........................................................................................................S-2
Trustee.........................................................................................................S-7
U.S. Person....................................................................................................S-67
Underlying Agreement............................................................................................S-2
Underlying Mortgage Loans.......................................................................................S-2
Underlying Securities...........................................................................................S-2
Underlying Security Credit Support.............................................................................S-23
Underlying Servicer............................................................................................S-26
Underlying Trustees............................................................................................S-20
Underlying Trusts...............................................................................................S-2
Underwriter.....................................................................................................S-1
United States person...........................................................................................S-18

                                                                         ANNEX I
                             COLLATERAL INFORMATION

                  The tables in this Annex I set forth information for each of the Underlying Securities concerning such Underlying Securities and the related Underlying Mortgage Loans. The tables and the descriptions of the Underlying Securities herein are subject to and qualified by reference to the provisions of the Underlying Agreements and the prospectuses, prospectus supplements or other final offering documents related to the Underlying Securities or the related Senior Securities, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Series. The information set forth in the tables and elsewhere herein that is particularly within the knowledge of the various Underlying Trustees, paying agents and Underlying Servicers for the Underlying Trusts has been derived from data requested from and provided by them, including regular periodic reports provided to holders of Underlying Securities, loan-by-loan information provided in tape form from the related Underlying Servicers or underlying issuers and information from outside sources such as Bloomberg L.P. and Mortgage Information Corp., but such information has not been independently represented to the Seller or the Underwriter as being accurate and complete nor has it been independently verified by the Seller or the Underwriter. With respect to approximately 5% of the aggregate outstanding principal balance of the Underlying Mortgage Loans, loan-by-loan information was not available for purposes of presenting the information in this Annex I. This information comprises all material information on the subject that the Seller and the Underwriter possess or can acquire without unreasonable effort and expense. Copies of the offering documents, the February 1998 Pooled Security Distribution Date Statements relating to each Pooled Security and the February 1998 distribution date statements relating to each Resecuritized Certificate are available for inspection upon request to the Trustee. The Bank of New York, the Trustee for the Certificates, acts as Underlying Trustee with respect to 15 Pooled Securities. It has not undertaken in such latter capacity to provide any information not otherwise generally available.

                  All of the information provided herein as to the Underlying Securities is as reported by the Underlying Trustee or Underlying Servicer of such Underlying Securities following the Pooled Security Distribution Dates relating to the February 1998 Pooled Security Distribution Date Statements, after giving effect to distributions made on the Underlying Securities on or prior to such dates (the "Pooled Security Information Date"). Generally, all of the information provided herein as to the Underlying Mortgage Loans is provided as of February 1, 1998 after giving effect to any payments made or scheduled to be made and losses realized on the Underlying Mortgage Loans on or prior to such date (the "Mortgage Loan Information Date"). Unless otherwise noted, "weighted average" numbers are calculated based on the loan balances (except in the case of certain REO properties, it may be book value) as of the Mortgage Loan Information Date.

                  A key to the abbreviations used for each Underlying Series and Class designation for the Pooled Securities is contained in Annex II hereto.

                  The following is a description of each item reported in the following tables. Where a dash "-" is shown, the relevant information is contained in the box directly above such dash. Where "n/a" is shown, the relevant information is not available. The tables should be read in conjunction with these descriptions and the endnotes that follow each table.

         1. Pooled Securities and Resecuritized Certificates. Each Pooled Security is numbered in the Column titled "Pooled Sec." Each of the Resecuritized Certificates backing a Resecuritization Pooled Security follows directly after the respective Resecuritization Pooled Security and is numbered with respect to the applicable Resecuritization Pooled Security in the Column titled "Resec. Cert."

         2. Shelf, Series and Des. These first three columns indicate, collectively, the abbreviated "shelf" name and series designation of each Underlying Series and the abbreviated designation of the Underlying Security for such Underlying Series. For the full name of each Underlying Security referenced by the applicable abbreviation, see Annex II.

         3. Issue Date. This column states the date the Underlying Securities were issued. Each entry is listed by year/month. For example, an entry of 1994/02 would mean an Issue Date of February 1994.

         4. Coupon. This column indicates the approximate Pooled Security Interest Rate for each Pooled Security and interest rate on each Resecuritized Certificate as of the Pooled Security Information Date.

         5. Coupon Type. This column indicates whether the interest rate on each Underlying Security is fixed at the percentage shown under column entitled "Coupon," in which case the code "FIX" is inserted, or is based on the weighted average interest rate on the related Underlying Mortgage Loans or Resecuritized Certificates, in which case the code "WAC" is inserted.

         6. Resec. This column indicates whether the Underlying Security is backed by Mortgage Loans, in which case the code "ML" is inserted, or Resecuritized Certificates , in which case the code "RC" is inserted.

         7. Pub/Pri. This column indicates whether the Underlying Security was initially offered publicly pursuant to a registration statement under the Act, in which case the code "Public" is inserted, or privately pursuant to an exemption from registration under the Act, in which case the code "Private" is inserted.

         8. Sen Pct. This column shows, for each Underlying Security as of the Pooled Security Information Date, a fraction, expressed as a percentage the numerator of which is the Senior Securities of such Underlying Series plus the PO Securities, if any of such Underlying Series, and the denominator of which is the principal balance of all Mortgage Loans in the related Underlying Trust as of the Mortgage Loan Information Date.

         9. Gross Original Balance. This column lists the approximate principal balance of each Class of Securities of which the Underlying Security constitutes a part or the whole, as of the related Issue Date.

         10. Gross Current Balance. This column lists the approximate principal balance of each class of Securities of which the Underlying Security constitutes a part or the whole, as of the Pooled Security Information Date.

         11. Under Sec Principal Balance. This column shows the approximate principal balance of each Underlying Security as of the Pooled Security Information Date.

         12. % of Coll. This column shows, for each Underlying Security as of the Pooled Security Information Date, a fraction, expressed as a percentage the numerator of which is the principal balance of such Underlying Security, and the denominator of which is the principal balance of all

                  Underlying Mortgage Loans in the related Underlying Trust as of the Mortgage Loan Information Date.

         13. Collateral Balance. This column shows the aggregate scheduled principal balance of the Underlying Mortgage Loans with respect to each Underlying Security as of the Mortgage Loan Information Date.

         14. Credit Enhanc. This column indicates the percentage that the Underlying Security Credit Support represents, if any, of the aggregate scheduled principal balances of the Underlying Mortgage Loans with respect to each Underlying Security as of the Mortgage Loan Information Date.

         15. Cum Realized Losses. The column lists the cumulative dollar amount of Realized Losses on the Underlying Mortgage Loans allocated to any of the securities issued by the related Underlying Trust since the Issue Date or, for the Resecuritization Pooled Securities the cumulative dollar amount of Realized Losses on the Underlying Mortgage Loans allocated to the related Underlying Trusts since the Issue Date where available.

         16. Jan 98 Realized Losses. The column lists the dollar amount of Realized Losses on the Underlying Mortgage Loans allocated to any of the securities in the related Underlying Series during January 1998 or, for the Resecuritization Pooled Securities the cumulative dollar amount of Realized Losses on the Underlying Mortgage Loans allocated to the related Underlying Trusts during January 1998.

         17. Current Under Trustee. This column indicates the current Underlying Trustee with respect to each Underlying Security. Listed below is the abbreviation used with respect to each Underlying Trustee.

            ------------------------- -------------------------------------------------------
            ABBREVIATION                         FULL NAME OF UNDERLYING TRUSTEE
            ------------                         -------------------------------
            ------------------------- -------------------------------------------------------
            BNY                       The Bank of New York
            ------------------------- -------------------------------------------------------
            BKTRU                     Bankers Trust Company
            ------------------------- -------------------------------------------------------
            CHASE                     The Chase Manhattan Bank, N.A.
            ------------------------- -------------------------------------------------------
            CITIB                     Citibank, N.A.
            ------------------------- -------------------------------------------------------
            FCHIC                     First National Bank of Chicago
            ------------------------- -------------------------------------------------------
            FSTAR                     Firstar Trust Company
            ------------------------- -------------------------------------------------------
            FTRUS                     First Trust National Association
            ------------------------- -------------------------------------------------------
            NORWB                     Norwest Bank Minnesota, National Association
            ------------------------- -------------------------------------------------------
            STATE                     State Street Bank and Trust Company
            ------------------------- -------------------------------------------------------
            TEXAS                     Texas Commerce Bank National Association
            ------------------------- -------------------------------------------------------
            USBNK                     U.S. Bank National Association
            ------------------------- -------------------------------------------------------

         18. Current Under Servicer. This column indicates the current Underlying Servicer with respect to each Underlying Security. Listed below is the abbreviation used with respect to each Underlying Servicer.


            ----------------------------- ---------------------------------------------------
            ABBREVIATION                           FULL NAME OF UNDERLYING SERVICER
            ------------                           --------------------------------
            ----------------------------- ---------------------------------------------------
            Bank United                   Bank United of Texas
            ----------------------------- ---------------------------------------------------
            Chase Home                    Chase Home Mortgage ______
            ----------------------------- ---------------------------------------------------
            Countrywide                   Countrywide Home Loans Inc.
            ----------------------------- ---------------------------------------------------
            Chase Manhattan               Chase Manhattan Mortgage Corp.
            ----------------------------- ---------------------------------------------------
            Citicorp                      Citicorp Mortgage, Inc.
            ----------------------------- ---------------------------------------------------
            Capstead                      Capstead Mortgage Corporation
            ----------------------------- ---------------------------------------------------
            GE Capital                    GE Capital Mortgage Services, Inc.
            ----------------------------- ---------------------------------------------------
            Glendale                      Glendale Federal Bank, Federal Savings Bank
            ----------------------------- ---------------------------------------------------
            Indymac                       Independent National Mortgage Corporation
            ----------------------------- ---------------------------------------------------
            Headlands                     Headlands Mortgage Securities, Inc.
            ----------------------------- ---------------------------------------------------
            Marine                        Marine Midland Bank, N.A.
            ----------------------------- ---------------------------------------------------
            Norwest Bank                  Norwest Bank Minnesota, National Association
            ----------------------------- ---------------------------------------------------
            Norwest Mortgage              Norwest Mortgage, Inc.
            ----------------------------- ---------------------------------------------------
            PNC Mortgage                  PNC Mortgage Securities Corp.
            ----------------------------- ---------------------------------------------------
            RFC                           Residential Funding Corporation
            ----------------------------- ---------------------------------------------------


         19. Latest Ratings. This column shows the latest rating by Fitch IBCA, Inc. ("FT"), Duff & Phelps Credit Rating Co. ("DP"), Moody's ("MD") or Standard & Poor's Ratings Services ("SP"), as applicable, if such rating agency rated such Underlying Security on the related Issuance Date. If no current rating is available, the abbreviation "N/R" appears in this column.

         20. Original Rating. This column shows the original rating by Fitch IBCA, Inc., Duff & Phelps Credit Rating Co., Moody's or Standard & Poor's Ratings Services, as applicable, if such rating is different from the latest rating by such rating agency.

         21. Payment Date. This column indicates the Pooled Security Distribution Date for each Underlying Security and the distribution date with respect to the Resecuritized Certificates. The code "25th" or "29th means the 25th day or 29th (or, if in February, the last) day in each month (or, if such date is not a business day, as defined in the related Underlying Agreement, the following business day). The code "2bd" or "3bd" means the second or third business day after the 25th day in each month (or, if such date is not a business day, as defined in the related Underlying Agreement, the following business day).

         22. Wire/Check. This column indicates whether, on the February 1998 Pooled Security Distribution Date, the holder of such Pooled Security received the distribution thereon by wire transfer or by check.

         23. DTC/Physical. This column shows whether beneficial ownership of the Underlying Security is held through the book-entry system with DTC or physical certificates. The code "DTC" means through book-entry and the code "Physical" means through physical certificates.

         24. Comp Interest. This column lists whether payments of Compensating Interest are required to be made on each Underlying Security. The Code "None" means that no such payments are required.

                  The Code "Serv Fee" means that Compensating Interest payments are required to be made up to the related master servicing or servicing fee, as applicable as shown in the Servicing Fee column; and where a % is indicated, means Compensating Interest payments are required to be made up to the indicated percent of the related master servicing or servicing fee, as applicable.

         25. IOU. This column indicates whether the Underlying Security is an IOU Security, in which case the Code "Y" is inserted and if it is not an IOU Security, the Code "N" is inserted.

         26. Clean Up %. This column indicates whether each Underlying Security is subject to an optional termination at the option of the entity listed under the Column "Call By," at the time that the principal balance of the Underlying Mortgage Loans or securities of the related Underlying Trust as a percentage of the original principal balance of the Underlying Mortgage Loans or securities on the related Issue Date falls below the indicated percentage. The Code "None" means that the Underlying Security is not subject to a clean up call.

         27. Call By. This Column lists the entity if any that has the clean-up call described above under Clean-Up %. The Codes "Serv," "Resid" and "Sell" mean the Underlying Servicer, the holder of the residual interest of the related Underlying Trust, and the seller or depositor of the Mortgage Loans or Resecuritized Certificates to the related Underlying Trust, as applicable. The Code "None" means that the Underlying Security is not subject to a clean up call.

         28. Remain Special Hazard. This column lists the Special Hazard Loss carve-out remaining with respect to each Underlying Series, if available and if not available, the original Special Hazard carve-out on the date of issuance of the Underlying Series.

         29. Remain Fraud. This column lists the Fraud Loss carve-out remaining with respect to each Underlying Series, if available and if not available, the original Fraud Loss carve-out on the date of issuance of the Underlying Series.

         30. Remain Bankruptcy. This column lists the Mortgagor Bankruptcy Loss carve-out remaining with respect to each Underlying Series, if available and if not available, the original Bankruptcy Loss carve-out on the date of issuance of the Underlying Series.

          31. Total Delinq. Under the next group of columns are supplied the percentages of the Underlying Mortgage Loans underlying each Underlying Security (a) for which the related monthly payments as of the Mortgage Loan Information Date are (i) 30 to 59 days delinquent (under the "30+ Pct" Column), (ii) 60 to 89 days delinquent (under the "60+ Pct" Column) and (iii) 90 or more days delinquent (under the "90+ Pct" Column), (b) which are currently the subject of foreclosure or other similar proceedings against the related borrower (under the "F/C Pct" Column), (c) the Mortgaged Properties for which are currently held by the related Underlying Trust (or by the trust underlying such Underlying Trust) as real estate owned (or "REO") (under the "REO Pct" Column), and (d) the sum of the percentages under the foregoing Columns (which may not total due to rounding) (under the "Total Delinq" Column).

         32. GWAC. Under this Column is the current approximate weighted average of the per annum interest rates borne by the Underlying Mortgage Loans underlying each Underlying Security.

         33. Servicing Fee. Under this Column is the Servicing Fee or range of Servicing Fees, expressed as a per annum percentage, payable to the Underlying Servicer(s) with respect to each Underlying Security.

         34. NWAC. Under this Column is the current approximate weighted average of the Mortgage Net Rates on the Underlying Mortgage Loans underlying each Underlying Security.

         35. WAM. Under this Column is the current approximate weighted average of the remaining terms to maturity of the Underlying Mortgage Loans underlying each Underlying Security (in months).

          36. AGE. Under this Column is the approximate weighted average months since origination for the Underlying Mortgage Loans underlying each Underlying Security.

          37. Number of Mtg Loans. Under this Column is the approximate number of Underlying Mortgage Loans underlying each Underlying Security.

          38. Average Loan Balance. Under this Column is the approximate average principal balance of the Underlying Mortgage Loans underlying each Underlying Security.

         39. %CAL. Under this Column is the approximate percentage of Underlying Mortgage Loans underlying each Underlying Security with respect to which the related Mortgaged Properties are located in the state of California.

         40. % Highest State. Under this Column is provided the name of the state and the approximate percentage in which the most Mortgaged Properties securing the related Underlying Mortgage Loans are located.

          41. WA Orig LTV. The information provided under this Column shows the current weighted average (i.e. based on current balances) of the original loan-to-value ratios of the Underlying Mortgage Loans underlying each Underlying Security. Generally, the "original loan-to-value ratio" of a Mortgage Loan is the ratio, expressed as a percentage, obtained by dividing the original principal balance of such Mortgage Loan by the lower of the sales price or appraised value of the underlying Mortgaged Property as of the date of origination of such Mortgage Loan. None of the Seller, the Trust nor the Underwriter have any information about the current loan-to-value ratios of the Underlying Mortgage Loans.

         42. % Call Bal Re. This Column shows for each Underlying Security as of the Pooled Security Information Date, a fraction, expressed as a percentage the numerator of which is the aggregate scheduled principal balance of the Underlying Mortgage Loans with respect to each Underlying Security as of the Mortgage Loan Information Date, and the denomination of which is the aggregate scheduled principal balance of the Underlying Mortgage Loans with respect to such Underlying Security as of the date of issuance of the related Underlying Series.

                                    ANNEX I
                             COLLATERAL INFORMATION



----------------------------------------------------------------------------------------

   Pooled  Resec.                                                Issue
    Sec    Cert       Shelf           Series        Des           Date           Coupon
---------------------------------------------------------------------------------------
     1               AMERT               9303         3-B         1993/07         8.213
---------------------------------------------------------------------------------------

            1-a      PHMSC               9218         B-2         1992/06         8.500
---------------------------------------------------------------------------------------

            1-b      PHMSC               9222         B-2         1992/07         8.500
---------------------------------------------------------------------------------------

            1-c      PHMSC               9228         B-2         1992/08         8.000
---------------------------------------------------------------------------------------

            1-d      MARPTC              913          B-2         1991/11         8.000
---------------------------------------------------------------------------------------

            1-e      MARPTC              922          B-3         1992/06         8.000
---------------------------------------------------------------------------------------

            1-f      MARPTC              923          B-2         1992/09         8.000
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------

     2               BSMSI               9308         M           1993/08         7.500
---------------------------------------------------------------------------------------

     3               CAPPTC              94C          B-1         1994/02         6.750
---------------------------------------------------------------------------------------

     4               CFC                 9301         B-1         1993/09         7.125
---------------------------------------------------------------------------------------

     5               CFC                 9401         B-1         1994/01         6.875
---------------------------------------------------------------------------------------

     6               CFC                 9409         B-2         1994/03         6.500
---------------------------------------------------------------------------------------

     7               CFC                 9418         B-3         1994/07         8.000
---------------------------------------------------------------------------------------

     8               CFC                 9602         B-2         1996/07         7.750
---------------------------------------------------------------------------------------

     9               CFC                 9705         B-3         1997/07         7.500
---------------------------------------------------------------------------------------

    10               CHASE               94E          B-2         1994/04         6.250
---------------------------------------------------------------------------------------

    11               CHEMPT              9601         B-3         1996/01         7.250
---------------------------------------------------------------------------------------

    12               CITIMT              9016         B           1990/10         9.500
---------------------------------------------------------------------------------------

    13               CITIMT              9205         B           1992/04         8.000
---------------------------------------------------------------------------------------

    14               CITIMT              9219         B           1992/11         7.500
---------------------------------------------------------------------------------------

    15               CITIMT              9401         B-1         1994/01         6.500
---------------------------------------------------------------------------------------

    16               CITIMT              9405         B-1         1994/03         6.250
---------------------------------------------------------------------------------------

    17               CITIMT              9407         B-1         1994/04         6.250
---------------------------------------------------------------------------------------

    18               CITIMT              9410         B-1         1994/06         6.250
---------------------------------------------------------------------------------------

    19               CITIMT              9411         B-1         1994/08         6.250
---------------------------------------------------------------------------------------

    20               CITIMT              9413         B-2         1994/10         6.500
---------------------------------------------------------------------------------------

    21               CITIMT              9502         B-3         1995/05         7.500
---------------------------------------------------------------------------------------

    22               CITIMT              9601         B-1         1996/12         7.500
---------------------------------------------------------------------------------------

    23               CITIMT              9703         B-1         1997/08         7.250
---------------------------------------------------------------------------------------

    24               CITIMT              9703         B-2         1997/08         7.250
---------------------------------------------------------------------------------------

    25               CITIMT              9707         B-1         1997/12         7.000
---------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
                                                                     Gross                   Gross
     Coupon                       Pub/          Sen.               Original                 Current
      Type          Resec         Pri           Pct                 Balance                 Balance
-----------------------------------------------------------------------------------------------------
      WAC             RC        Private         (1)           27,631,144.73           24,797,425.91
---------------------------------------------------------------------------------------------------------

      FIX            ML         Private          18.80        12,397,431.00           12,263,417.32
---------------------------------------------------------------------------------------------------------

      FIX            ML         Private          37.60        12,044,978.00           11,826,968.52
---------------------------------------------------------------------------------------------------------

      FIX            ML         Private          54.70         4,609,500.00            4,541,792.75
---------------------------------------------------------------------------------------------------------

      FIX            ML         Private           0.00         6,522,410.00            2,924,574.04
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private          47.89         5,972,000.00            5,233,118.90
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private          47.02         8,721,649.00            7,974,183.24
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          91.47        19,978,507              18,976,086.54
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          91.96         6,070,000               5,742,237.55
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          91.97        20,000,194              18,976,449.94
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          93.56         9,003,885               8,570,478.30
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          93.98         3,373,659               3,221,688.52
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          88.81         1,750,000               1,696,474.36
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          92.47         2,847,000               2,808,563.12
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          95.47         2,100,068               2,090,202.69
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private          96.15         2,001,000               1,665,768.02
-----------------------------------------------------------------------------------------------------------

      FIX            ML          Public          92.59         2,406,000               2,359,480.75
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private           0.00        15,673,663.93           15,673,663.93
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private          29.41         9,516,504               9,516,503.91
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Private          77.34        10,109,557.98           10,109,557.98
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Public           89.16        11,036,000.26           10,397,986.26
----------------------------------------------------------------------------------------------------------

      FIX            ML         Public           91.54        16,828,704              15,965,171.18
--------------------------------------------------------------------------------------------------------

      FIX            ML         Public           90.91         9,938,740               9,472,008.16
---------------------------------------------------------------------------------------------------------

      FIX            ML         Public           87.04         15,381,000              14,808,195.03
----------------------------------------------------------------------------------------------------------

      FIX            ML         Public           90.47         1,228,437               1,183,772.45
--------------------------------------------------------------------------------------------------------

      FIX            ML         Public           88.34         1,320,000               1,283,259.41
--------------------------------------------------------------------------------------------------------

      FIX            ML         Public           93.22         2,500,680                2,475,645.92
----------------------------------------------------------------------------------------------------------

      FIX            ML         Public           94.42         2,019. 437               2,010,900.63
-----------------------------------------------------------------------------------------------------------

      FIX            ML         Public            ---          2,019,437                 2,010,900.63
--------------------------------------------------------------------------------------------------------

      FIX            ML         Public           95.48         2,020,172                 2,-17,186.16
---------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
 Under Sec                                                                       Cum              Jan 98      Current
 Principal                % Of   Collateral                Credit              Realized          Realized      Under
 Balance                 Coll    Balance                  Enhanc               Losses            Losses       Trustee
--------------------------------------------------------------------------------------------------------------------------

 17,169,145.49           6.66%    257,629,309.62           5.25%              2,757,527.81       39,940.36    FTRUS
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
 12,263,417.32          26.63%     46,049,421.73           7.67%                962,646.87       16,131.80    FTRUS
--------------------------------------------------------------------------------------------------------------------------

 11,826,968.52          18.99%     62,273,859.51           6.49%                716,153.37       16,775.90    FTRUS
--------------------------------------------------------------------------------------------------------------------------

  4,541,792.75           7.97%     57,019,766.49           3.57%                982,216.04        7,032.65    FTRUS
--------------------------------------------------------------------------------------------------------------------------

  2,924,574.04          30.63%      9,546,965.66           4.46%                     (2)              0.00    BKTRU
--------------------------------------------------------------------------------------------------------------------------

  5,233,118.90          14.10%     37,103,486.02           5.29%                    215.37            0.00    BKTRU
--------------------------------------------------------------------------------------------------------------------------

  7,974,183.24          17.47%     45,635,810.21           3.33%                 96,296.16            0.01    BKTRU
--------------------------------------------------------------------------------------------------------------------------
 18,976,086.54           7.86%    241,287,849.23           0.67%                292,479.78          428.34    STATE
--------------------------------------------------------------------------------------------------------------------------

  5,742,237.55           2.35%    244,407,365.26           2.46%                549,000.00            0.00    TEXAS
--------------------------------------------------------------------------------------------------------------------------

 18,976,449.94           6.78%    279,719,873.85           1.25%                256,885.15            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

  8,570,478.30           2.65%    323,394,429.13           1.14%                115,206.72            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

  3,221,688.52           0.87%    369,901,330.14           1.08%                306,822.01        1,047.65     BNY
--------------------------------------------------------------------------------------------------------------------------

  1,696,474.36           1.96%     86,631,785.57           1.81%                131,958.09          210.38     BNY
--------------------------------------------------------------------------------------------------------------------------

  2,808,563.12           2.29%    122,533,413.44           2.62%                      0.00            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

  2,090,202.69           0.68%    307,649,327.56           1.02%                      0.00            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

  1,665,768.02           1.18%    140,802,438.83           1.18%                      0.00            0.00    CITIB
--------------------------------------------------------------------------------------------------------------------------

  2,359,480.75           1.23%    191,054,844.90           1.23%                      0.00            0.00    FCHIC
--------------------------------------------------------------------------------------------------------------------------

  5,673,663.93          31.50%     18,011,596.57           7.19%              6,474,787.63            0.00    BKTRU
--------------------------------------------------------------------------------------------------------------------------

  9,516,503.91          62.60%     15,202,097.09          31.17%                462,717.15            0.00    BKTRU
--------------------------------------------------------------------------------------------------------------------------

  9,109,557.98          12.49%     72,943,862.95          11.55%              1,006,298.08            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------

 10,397,986.26          10.05%    103,487,705.97           0.80%                220,333.19            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------

 15,965,171.18           7.76%    205,628,868.85           0.70%                442,378.81       23,881.20    STATE
--------------------------------------------------------------------------------------------------------------------------

  9,472,008.16           8.21%    115,338,163.95           0.88%                 41,515.42            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------

  8,721,074.80           8.67%    100,537,509.95           0.86%                 68,710.08            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

 14,808,195.03          11.63%    127,284,021.35           1.33%                 48,710.71       48,710.71    STATE
--------------------------------------------------------------------------------------------------------------------------

  1,183,772.45           1.47%     80,600,581.93           1.82%                322,731.00        4,170.40    STATE
--------------------------------------------------------------------------------------------------------------------------

  1,283,259.41           2.01%     63,756,940.03           2.40%                 10,725.03            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------

  2,475,645.92           1.54%    160,601,911.69           2.77%                      0.00            0.00     BNY
--------------------------------------------------------------------------------------------------------------------------

  2,010,900.63           1.12%    180,307,602.18           2.23%                      0.00            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------

  2,010,900.63           1.12%           ----              1.12%                      0.00            0.00     ---
--------------------------------------------------------------------------------------------------------------------------

  2,017,186.16           1.00%    200,876,413.15           1.76%                      0.00            0.00    STATE
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
  Current
  Under                             Latest                       Original          Payment         Wire/           DTC/
  Servicer                           Ratings                     Rating             Date          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

 (1)                            BBB- / FT                          NR               2bd           Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                          NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                          NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                          NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Marine                            NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Marine                            NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Marine                            NR                               NR               25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    Baa3 / MD                      Baa3 / MD            25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------------

Capstead                        A / FT                        A / FT               25th           Wire            DTC
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    Baa2 / MD                      Baa2 / MD            25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    BBB / FT                       BBB / FT             25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    BBB / FT                       BBB / FT             25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    BBB / FT                       BBB / FT             25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Countrywide                     A / FT                        A / F T              25th           Wire            DTC
--------------------------------------------------------------------------------------------------------------------------

Countrywide                    Baa2 / MD                     Baa2 / MD             25th           Wire            DTC
--------------------------------------------------------------------------------------------------------------------------

Chase Home                      A / FT                       A / FT                25th           Wire            DTC
--------------------------------------------------------------------------------------------------------------------------

Chase Manhattan                BBB / FT                      BBB / FT              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                        B / SP                       BBB / SP              25th           Wire          Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                        AA + / SP                    A / SP                25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                     BBB / SP & Baa2/MD              BBB / SP              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      Baa3 / MD                     Baa3 / MD              25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      Baa3 / MD                     Baa3 / MD              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      Baa3 / MD                     Baa3 / MD              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      Baa3 / MD                     Baa3 / MD              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      Baa3 / MD                     Baa3 / MD              25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                    BBB- / SP & BBB / FT           BBB- / SP & BBB / FT   25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      BBB / FT                     BBB / FT               25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      A / FT                        A / FT                25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      A / FT                        A / FT                25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

 ---                          BBB / FT                      BBB / FT               ---            Wire           -----
--------------------------------------------------------------------------------------------------------------------------

Citicorp                      A / FT                        A / FT                 25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION

----------------------------------------------------------------------------------------

   Pooled  Resec.                                                Issue
    Sec    Cert       Shelf           Series        Des           Date           Coupon
----------------------------------------------------------------------------------------
 26                    CWD                 94A          B-3         1994/01       6.750
--------------------------------------------------------------------------------------------

 27                    CWD                 94C          B-2         1994/02       6.500
--------------------------------------------------------------------------------------------

 28                    CWD                 94G          B-1         1994/03       6.500
--------------------------------------------------------------------------------------------

 29                    DLJ                 9403         B-1         1994/03       6.500
--------------------------------------------------------------------------------------------

 30                    FBCS                9302R        1           1994/08       7.425
--------------------------------------------------------------------------------------------

         30-a          FBCS                9302         B-3         1993/03       7.500
--------------------------------------------------------------------------------------------
  31                   GECAP               9401         B-2         1994/01       6.500
-------------------------------------------------------------------------------------------- ------

  32                   GECAP               9416         B-2         1994/05       6.500

--------------------------------------------------------------------------------------------
  33                   GECAP               9427         B-2         1994/07       6.500
--------------------------------------------------------------------------------------------

  34                   GECAP               9507         B-2         1995/09       7.500
--------------------------------------------------------------------------------------------

  35                   GECAP               9615         B-1         1996/10       7.750
--------------------------------------------------------------------------------------------

  36                   GECAP               9616         B-2         1996/11       7.750
--------------------------------------------------------------------------------------------

  37                   GECAP               9701         B-1         1997/01       7.500
--------------------------------------------------------------------------------------------

  38                   GECAP               9702         1-B-2       1997/02       7.500
--------------------------------------------------------------------------------------------

  39                   GECAP               9709         1-B-1       1997/10       7.250
--------------------------------------------------------------------------------------------

  40                   GECAP               9709         1-B-2       1997/10       7.250
--------------------------------------------------------------------------------------------

  41                   GECAP               9709         2-B-2       1997/10       7.000
--------------------------------------------------------------------------------------------

  42                   GECAP               9712         B-1         1997/12       7.000
--------------------------------------------------------------------------------------------

  43                   GECAP               9712         B-2         1997/12       7.000
--------------------------------------------------------------------------------------------

  44                    HMSI                9705         B-2         1997/10       7.250
--------------------------------------------------------------------------------------------

  45                    MORSRV              9602         B-1         1996/08       7.250
--------------------------------------------------------------------------------------------

  46                    MSCAP1              9601         B-2         1996/02       7.250
--------------------------------------------------------------------------------------------

  47                    NSCOR               9604         B-1         1996/08       7.750
--------------------------------------------------------------------------------------------

  48                    NSCOR               9605         B-1         1996/10       8.000
--------------------------------------------------------------------------------------------

  49                    PHMSC               93E          2-B         1993/07       7.394
--------------------------------------------------------------------------------------------

         49-a           PHMSC               9314         B           1993/04       7.500
--------------------------------------------------------------------------------------------

         49-b           PHMSC               9319         B           1993/05       7.500
--------------------------------------------------------------------------------------------

         49-c           PHMSC               9322         B           1993/06       7.000
--------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
                                                                     Gross                   Gross
     Coupon                       Pub/          Sen.               Original                 Current
      Type          Resec         Pri           Pct                 Balance                 Balance
--------------------------------------------------------------------------------------------------------
      FIX            ML          Public        92.29            2,000,000             1,898,999.30
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        93.16            3,060,807             2,914,107.99
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        91.78            4,612,288             4,402,238.11
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.60            7,059,438             6,697,566.56
--------------------------------------------------------------------------------------------------------

      FIX             RC         Public        90.97           19,687,593.00         16,705,320.98
--------------------------------------------------------------------------------------------------------

      FIX            ML      Private           65.34           22,339,982.00         18,363,731.98
--------------------------------------------------------------------------------------------------------
      FIX            ML          Public        92.68            7,992,626             7,578,757.32
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        93.25            3,195,000             3,047,974.62
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.90            2,331,552             2,229,035.56
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        91.44            5,000,654             4,877,117.69
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.67            3,136,499             3,098,874.22
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.43            2,518,000             2,493,028.34
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        94.00            3,751,000             3,717,013.21
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        94.16            4,503,000             4,461,572.63
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        95.38            4,761,000             4,747,490.10
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public       ---               3,758,500             3,747,834.80
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        95.49            2,630,500             2,622,896.06
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        95.74            6,127,497             6,118,725.68
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public       ---               4,837,497             4,830,572.27
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.69            4,954,964             4,940,602.37
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        93.21            2,070,499             2,007,208.45
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.65            2,355,000             2,311,319.70
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.77            4,789,000             4,726,179.03
--------------------------------------------------------------------------------------------------------

      FIX            ML          Public        92.06            6,226,000.00          6,159,102.20
--------------------------------------------------------------------------------------------------------

      WAC             RC        Private        (1)                39,207,000.00         38,548,677.43
--------------------------------------------------------------------------------------------------------

      FIX            ML         Private        82.36           51,575,412.94         48,982,071.62
--------------------------------------------------------------------------------------------------------

      FIX            ML         Private        85.84           34,533,027.03         32,387,694.01
--------------------------------------------------------------------------------------------------------

      FIX            ML         Private        88.76           18,002,134.17         16,844,343.12
--------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
 Under Sec                                                                           Cum              Jan 98      Current
 Principal                % Of        Collateral                Credit              Realized          Realized      Under
 Balance                 Coll         Balance                  Enhanc               Losses            Losses       Trustee
---------------------------------------------------------------------------------------------------------------------------------
    1,898,999.30           1.29%       147,700,962.86           1.29%                 0.00                   0.00     BNY
---------------------------------------------------------------------------------------------------------------------------------

    2,914,107.99           1.50%       194,821,665.73           2.05%            28,471.82                   0.00     BNY
---------------------------------------------------------------------------------------------------------------------------------

    4,402,238.11           1.76%       249,740,674.76           2.05%             8,689.23                   0.00     BNY
---------------------------------------------------------------------------------------------------------------------------------

    6,697,566.56           2.07%       323,059,628.11           2.36%           678,573.67             111,829.61    CHASE
---------------------------------------------------------------------------------------------------------------------------------

    8,485,202.34           7.35%       115,432,731.50           1.87%         3,043,132.92              18,564.84    USBNK
---------------------------------------------------------------------------------------------------------------------------------

   18,363,731.98          15.91%       115,432,731.50           0.00%         3,043,132.92              18,564.84    USBNK
---------------------------------------------------------------------------------------------------------------------------------
    7,578,757.32           1.24%       611,922,527.89           1.13%           697,864.13              51,162.54    STATE
---------------------------------------------------------------------------------------------------------------------------------

    3,047,974.62           1.14%       267,705,778.75           1.34%           237,133.65                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    2,229,035.56           1.19%       186,951,080.27           1.14%            97,556.74                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    4,877,117.69           1.79%       272,723,862.30           2.12%            62,954.94                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    3,098,874.22           1.67%       186,050,002.84           3.33%               862.91                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    2,493,028.34           1.72%       144,983,767.93           1.72%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    3,717,013.21           1.50%       247,813,213.10           2.70%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    4,461,572.63           1.17%       382,203,685.95           1.17%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    4,747,490.10           1.03%       459,799,121.62           1.90%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    3,747,834.80           0.82%              ----              1.09%                 0.00                   0.00     ---
---------------------------------------------------------------------------------------------------------------------------------

    2,622,896.06           0.80%       329,484,902.66           1.06%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    6,118,725.68           0.99%       620,544,954.55           1.82%                 0.00                   0.00    STATE
---------------------------------------------------------------------------------------------------------------------------------

    4,830,572.27           0.78%              ----              1.04%                 0.00                   0.00     ---
---------------------------------------------------------------------------------------------------------------------------------

    4,940,602.37           1.83%       270,378,594.77           2.87%                 0.00                   0.00     BNY
---------------------------------------------------------------------------------------------------------------------------------

    2,007,208.45           1.18%       169,902,877.24           2.95%                 0.00                   0.00    CITIB
---------------------------------------------------------------------------------------------------------------------------------

    2,311,319.70           1.76%       130,996,094.16           2.65%                 0.00                   0.00    CHASE
---------------------------------------------------------------------------------------------------------------------------------

    4,726,179.03           1.51%       314,000,073.34           2.71%             9,295.15               1,510.05    USBNK
---------------------------------------------------------------------------------------------------------------------------------

    4,512,981.74           1.45%       310,417,577.18           2.98%             8,437.88                 907.34    FSTAR
---------------------------------------------------------------------------------------------------------------------------------

   20,850,914.47           2.33%       895,269,636.41           4.94%         3,999,679.99             113,209.98    FTRUS
---------------------------------------------------------------------------------------------------------------------------------

   48,982,071.62          14.22%       344,534,113.41           0.00%         1,957,971.96              54,677.28    FTRUS
---------------------------------------------------------------------------------------------------------------------------------

   32,387,694.01          10.82%       299,390,082.61           0.00%         1,484,636.85              37,573.20    FTRUS
---------------------------------------------------------------------------------------------------------------------------------

   16,844,343.12           6.70%       251,345,440.39           0.00%           557,071.18              20,959.50    FTRUS
---------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------
  Current
  Under                         Latest                   Original          Payment         Wire/           DTC/
  Servicer                      Ratings                  Rating             Date          Check         Physical
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Indymac                          BBB / FT                 BBB / FT          25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

Indymac                           A / FT                   A / FT           25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

Indymac                           A / FT                   A / FT           25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

Indymac                           A / FT                   A / FT           25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

(1)                               Baa3 / MD                Baa3 / MD          3bd           Check         Physical
----------------------------------------------------------------------------------------------------------------------

Bank United                         NR                       NR             25th           n/a          Physical
----------------------------------------------------------------------------------------------------------------------
GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                        A / FT                  BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                        A / FT                   A / FT           25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                        A / FT                   A / FT           25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

-----                             BBB / FT                 BBB / FT           ---            ---            ---
----------------------------------------------------------------------------------------------------------------------

GE Capital                       BBB / FT                 BBB / FT          25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

GE Capital                        A / FT                   A / FT           25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

----                              BBB / FT                 BBB / FT           ---            ---            ---
----------------------------------------------------------------------------------------------------------------------

Headlands                         A / FT                   A / FT           25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

Chase Manhattan                   A / SP                   A / SP           25th           Wire         Physical
----------------------------------------------------------------------------------------------------------------------

Norwest Bank                      A / FT                   A / FT           25th           Wire            DTC
----------------------------------------------------------------------------------------------------------------------

Norwest Bank                      A / FT                   A / FT           25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

Norwest Bank                      A / FT                   A / FT           25th          Check         Physical
----------------------------------------------------------------------------------------------------------------------

(1)                               A / FT                   A / FT           3bd            Wire         Physical
----------------------------------------------------------------------------------------------------------------------

Citicorp                            NR                       NR             25th           n/a          Physical
----------------------------------------------------------------------------------------------------------------------

Citicorp                            NR                       NR             25th           n/a          Physical
----------------------------------------------------------------------------------------------------------------------

Glendale                            NR                       NR             25th           n/a          Physical
----------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION


----------------------------------------------------------------------------------------

   Pooled  Resec.                                                Issue
    Sec    Cert       Shelf           Series        Des           Date           Coupon
---------------------------------------------------------------------------------------
    50               PHMSC               93L          3-B-3       1993/12       6.641
---------------------------------------------------------------------------------------

           50-a      PHMSC               9347         B           1993/11       6.750
---------------------------------------------------------------------------------------

           50-b      PHMSC               9351         B           1993/11       6.500
-----------------------------------------------------------------------------------------

           50-c      PHMSC               9357         B           1993/11       6.500
-----------------------------------------------------------------------------------------

           50-d      PHMSC               9360         B           1993/11       6.750
-----------------------------------------------------------------------------------------

           50-e      PHMSC               9362         B           1993/11       6.750
-----------------------------------------------------------------------------------------
    51               PHMSC               94A          5-B         1994/04       6.803
-----------------------------------------------------------------------------------------

           51-a      PHMSC               9354         B           1993/12       6.500
-----------------------------------------------------------------------------------------
           51-b      PHMSC               9363         B           1993/12       6.750
-----------------------------------------------------------------------------------------

           51-c      PHMSC               9402         B           1994/01       6.750
-----------------------------------------------------------------------------------------

           51-d      PHMSC               9403         B           1994/01       6.500
-----------------------------------------------------------------------------------------

           51-e      PHMSC               9405         B           1994/01       7.000
-----------------------------------------------------------------------------------------

           51-f      PHMSC               9406         B           1994/01       6.500
-----------------------------------------------------------------------------------------

           51-g      PHMSC               9408         B           1994/02       7.300
-----------------------------------------------------------------------------------------

           51-h      PHMSC               9410         B           1994/02       7.550
-----------------------------------------------------------------------------------------

           51-i      PHMSC               9411         B           1994/03       7.050
-----------------------------------------------------------------------------------------

           51-j      PHMSC               9413         B           1994/03       7.425
-----------------------------------------------------------------------------------------

           51-k      PHMSC               9417         B           1994/03       6.250
-----------------------------------------------------------------------------------------
    52               PHMSC               94E          2-B         1994/10       7.340
-----------------------------------------------------------------------------------------

           52-a      PHMSC               9415         B-1         1994/04       6.800
-----------------------------------------------------------------------------------------

           52-b      PHMSC               9418         B           1994/04       7.425
-----------------------------------------------------------------------------------------

           52-c      PHMSC               9419         B           1994/04       7.050
-----------------------------------------------------------------------------------------

           52-d      PHMSC               9421         B-1         1994/05       7.800
-----------------------------------------------------------------------------------------

           52-e      PHMSC               9422         B           1994/05       7.300
-----------------------------------------------------------------------------------------

           52-f      PHMSC               9425         B-1         1994/07       7.500
-----------------------------------------------------------------------------------------

           52-g      PHMSC               9427         B           1994/08       8.250
-----------------------------------------------------------------------------------------

    53               PHMSC               95A          3-B         1995/03       8.981
-----------------------------------------------------------------------------------------

           53-a      PHMSC               9430         B           1994/09       8.750
-----------------------------------------------------------------------------------------

           53-b      PHMSC               9433         B-1         1994/11       8.625
-----------------------------------------------------------------------------------------

           53-c      PHMSC               9501         B           1995/02       8.750
-----------------------------------------------------------------------------------------

    54               PNC                 9502         B-3         1995/09       7.500
-----------------------------------------------------------------------------------------

    55               PNC                 9702         B-2         1997/02       7.500
-----------------------------------------------------------------------------------------

    56               PNC                 9705         B-2         1997/09       7.250
-----------------------------------------------------------------------------------------

    57               PNC                 9705         B-3         1997/09       7.250
-----------------------------------------------------------------------------------------

    58               PWMAC               9307         M-3         1993/06       7.500
-----------------------------------------------------------------------------------------

    59               PWMAC               9402         M-2         1994/02       6.500
-----------------------------------------------------------------------------------------

    60               PWMAC               9402         M-3         1994/02       6.500
-----------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                                     Gross                   Gross
     Coupon                       Pub/          Sen.               Original                 Current
      Type          Resec         Pri           Pct                 Balance                 Balance
---------------------------------------------------------------------------------------------------------------------
      WAC             RC        Private         (1)                         11,600,000.00                 11,600,000.00
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.24                 54,029,665.07                 51,397,785.18
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.26                 33,046,655.41                 31,387,269.58
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               91.98                 25,008,245.17                 23,726,368.00
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               91.23                 34,150,232.20                 32,174,497.19
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.31                 17,462,836.22                 16,609,056.13
---------------------------------------------------------------------------------------------------------------------

      WAC             RC        Private         (1)                         34,675,000.00                 33,467,543.17
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.85                 52,906,655.34                 50,295,513.77
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.53                 24,124,727.47                 22,969,790.24
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.30                 20,099,246.76                 19,023,975.25
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.69                 28,761,080.20                 27,383,702.87
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               81.33                 23,006,470.04                 21,932,075.42
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.72                 17,480,276.85                 16,607,802.58
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.71                 20,288,728.46                 19,406,877.73
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               93.05                 15,050,949.60                 14,309,134.96
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               93.02                 17,152,072.82                 16,395,652.30
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               94.40                 18,091,911.80                 17,342,051.57
---------------------------------------------------------------------------------------------------------------------

      FIX            ML         Private               92.37                  7,705,388.89                  7,316,784.38
---------------------------------------------------------------------------------------------------------------------

      WAC             RC        Private         (1)                         32,343,000                    31,578,899.74
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               92.72                 22,483,639.36                 21,468,216.23
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               92.12                 14,297,375.72                 13,710,665.98
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               92.01                 10,807,192.59                 10,331,339.29
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               90.15                 10,549,415.50                 10,157,204.93
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               91.88                 11,870,924.25                 11,395,165.77
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               90.64                 11,068,762.90                 10,661,656.18
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               86.82                 10,503,118.57                 10,165,388.31
---------------------------------------------------------------------------------------------------------------------

      WAC             RC        Private         (1)                          6,452,000                     6,283,935.20
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               80.98                 14,632,120                    14,135,724.35
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               81.77                 13,480,633.27                 13,051,485.74
---------------------------------------------------------------------------------------------------------------------

FIX                  ML         Private               85.11                  8,670,630.96                  8,356,128.31
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               92.21                  2,700,018                     2,637,368.10
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.04                  1,774,000                     1,758,667.44
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.77                  2,626,078                     2,617,251.19
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     3,501,438                     3,489,668.91
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               90.64                  1,967,570                     1,860,517.59
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.12                  4,464,869.00                  4,251,651.12
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     2,551,354                     2,429,515.17
---------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
 Under Sec                                                                       Cum                Jan 98      Current
 Principal                % Of   Collateral                Credit              Realized             Realized      Under
 Balance                 Coll    Balance                  Enhanc               Losses               Losses       Trustee
------------------------------------------------------------------------------------------------------------------------------
  4,999,999.97           0.24%   2,125,459,836.34           1.40%              3,782,187.91         186,342.31    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 51,397,785.18           7.45%     690,198,642.61           0.00%              1,145,414.85          58,534.62    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 31,387,269.58           6.81%     460,973,108.15           0.00%                581,177.56          39,870.00    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 23,726,368.00           7.71%     307,868,880.69           0.00%                441,970.03          29,150.94    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 32,174,497.19           7.45%     431,621,659.50           0.00%              1,417,714.81          38,739.57    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 16,609,056.13           7.07%     234,797,545.42           0.00%                195,910.66          20,047.18    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 20,268,735.65           0.55%   3,701,560,776.11           1.32%              2,866,478.50          59,331.85    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 50,295,513.77           6.25%     804,093,377.64           0.00%                679,127.19             699.93    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 22,969,790.24           7.17%     320,178,457.01           0.00%                189,631.63               0.00    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 19,023,975.25           7.08%     268,763,202.96           0.00%                704,770.95          22,246.66    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 27,383,702.87           6.73%     406,930,467.92           0.00%                103,512.13             208.80    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 21,932,075.42           7.15%     306,837,823.45           0.00%                312,009.87          25,622.33    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 16,607,802.58           6.70%     247,857,378.52           0.00%                  3,387.72              13.20    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 19,406,877.73           5.47%     354,930,192.66           0.00%                130,820.20            -213.38    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 14,309,134.96           6.91%     207,113,451.09           0.00%                237,118.30          10,689.39    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 16,395,652.30           4.94%     331,657,749.87           0.00%                240,167.97              91.76    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 17,342,051.57           5.60%     309,674,895.31           0.00%                264,817.21             -59.72    FTRUS
------------------------------------------------------------------------------------------------------------------------------

  7,316,784.38           5.10%     143,523,779.71           0.00%                  1,115.33              32.88    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 31,578,899.74           2.19%   1,441,946,523.87           2.73%              1,220,990.29          94,996.17    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 21,468,216.23           5.24%     409,876,179.53           0.00%                354,499.96          25,603.41    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 13,710,665.98           5.76%     238,205,651.53           0.00%                176,920.60          15,506.50    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 10,331,339.29           5.62%     183,925,271.33           0.00%                 73,901.71          21,683.03    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 10,157,204.93           6.89%     147,418,020.82           0.00%                249,342.16          10,221.75    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 11,395,165.77           6.01%     189,544,898.05           0.00%                185,829.92          12,493.18    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 10,661,656.18           6.78%     157,221,105.69           0.00%                 56,737.43              40.29    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 10,165,388.31           8.78%     115,755,196.91           0.00%                123,758.51           9,448.01    FTRUS
------------------------------------------------------------------------------------------------------------------------------
  6,283,935.20           2.00%     314,078,197.67           3.24%                199,105.95          43,676.16    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 14,135,724.35          12.17%     116,136,837.43           0.00%                 72,708.01               0.00    FTRUS
------------------------------------------------------------------------------------------------------------------------------

 13,051,485.74          11.67%     111,824,129.49           0.00%                 37,626.87               0.00    FTRUS
------------------------------------------------------------------------------------------------------------------------------

  8,356,128.31           9.70%      86,117,230.75           0.00%                 88,771.07          43,676.16    FTRUS
------------------------------------------------------------------------------------------------------------------------------

  2,637,368.10           1.25%     211,733,837.86           1.56%                      0.00               0.00    USBNK
------------------------------------------------------------------------------------------------------------------------------

  1,758,667.44           1.21%     145,198,021.75           2.42%                      0.00               0.00    USBNK
------------------------------------------------------------------------------------------------------------------------------

  2,617,251.19           0.85%     308,119,304.27           2.27%                      0.00               0.00    USBNK
------------------------------------------------------------------------------------------------------------------------------

  3,489,668.91           1.13%            ----              1.13%                      0.00               0.00     ---
------------------------------------------------------------------------------------------------------------------------------

  1,860,517.59           1.80%     103,400,662.44           2.16%                      0.00               0.00    BKTRU
------------------------------------------------------------------------------------------------------------------------------

  3,299,405.67           1.56%     211,606,871.35           2.29%                      0.00               0.00    BKTRU
------------------------------------------------------------------------------------------------------------------------------

  2,429,515.17           1.15%            ----              1.14%                 36,210.95               0.00     ---
------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
  Current
  Under                         Latest                   Original          Payment         Wire/           DTC/
  Servicer                      Ratings                  Rating             Date          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
(1)                               BBB / FT                   BBB / FT     3bd           Check         Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
(1)                            BBB / FT                   BBB / FT        3bd            Wire         Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
(1)                             A / FT                     A / FT         3bd            Wire         Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Citicorp                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Glendale                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Bank United                       NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Citicorp                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
(1)                           BBB / FT                   BBB / FT         3bd            Wire         Physical
--------------------------------------------------------------------------------------------------------------------
Citicorp                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Citicorp                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------
Citicorp                          NR                         NR           25th           n/a          Physical
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Norwest Mortgage               BBB / FT                   BBB / FT        25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------
PNC Mortgage                    A / FT                     A / FT         25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------
PNC Mortgage                    A / FT                     A / FT         25th          Check         Physical
--------------------------------------------------------------------------------------------------------------------
 -----                         BBB / FT                   BBB / FT         ---            ---            ---
--------------------------------------------------------------------------------------------------------------------
Norwest Bank             Baa3 / MD & A+ / FT        Baa3 / MD & BBB / FT  25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------
Norwest Bank                    A / FT                     A / FT         25th           Wire         Physical
--------------------------------------------------------------------------------------------------------------------
 -----                         BBB / FT                   BBB / FT         ---            ---            ---
--------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION

----------------------------------------------------------------------------------------

   Pooled  Resec.                                                Issue
    Sec    Cert       Shelf           Series        Des           Date          Coupon
---------------------------------------------------------------------------------------

      61               RALI            97Q12        M-2         1997/11          7.250
---------------------------------------------------------------------------------------
      62               RAST            96A3         B-1-B       1996/05          7.500
---------------------------------------------------------------------------------------
      63               RAST            96A4         B-2         1996/06          7.500
---------------------------------------------------------------------------------------
      64               RFC             93S10        M-2         1993/02          8.500
---------------------------------------------------------------------------------------
      65               RFC             93S18        M-2         1993/05          7.500
---------------------------------------------------------------------------------------
      66               RFC             93S18        M-3         1993/05          7.500
---------------------------------------------------------------------------------------
      67               RFC             93S21        M-3         1993/06          7.500
---------------------------------------------------------------------------------------
      68               RFC             93S22        M-2         1993/06          7.000
---------------------------------------------------------------------------------------
      69               RFC             93S22        M-3         1993/06          7.000
---------------------------------------------------------------------------------------
      70               RFC             93S24        M-3         1993/07          7.000
---------------------------------------------------------------------------------------
      71               RFC             93S26        M-2         1993/07          7.500
---------------------------------------------------------------------------------------
      72               RFC             93S26        M-3         1993/07          7.500
---------------------------------------------------------------------------------------
      73               RFC             93S27        M-3         1993/06          7.500
---------------------------------------------------------------------------------------
      74               RFC             93S28        M-2         1993/08          7.000
---------------------------------------------------------------------------------------
      75               RFC             93S28        M-3         1993/08          7.000
---------------------------------------------------------------------------------------
      76               RFC             93S34        M-3         1993/09          7.000
---------------------------------------------------------------------------------------
      77               RFC             94S3         M-3         1994/02          6.739
---------------------------------------------------------------------------------------
      78               RFC             95R20        M-3         1995/12          7.500
---------------------------------------------------------------------------------------
      79               RFC             96S10        M-2         1996/05          7.500
---------------------------------------------------------------------------------------
      80               RFC             96S14        M-2         1996/05          7.500
---------------------------------------------------------------------------------------
      81               RFC             96S14        M-3         1996/05          7.500
---------------------------------------------------------------------------------------
      82               RFC             96S16        M-2         1996/07          7.750
---------------------------------------------------------------------------------------
      83               RFC             96S18        M-2         1996/08          8.000
---------------------------------------------------------------------------------------
      84               RFC             96S23        M-2         1996/11          7.750
---------------------------------------------------------------------------------------
      85               RFC             96S25        M-2         1996/12          7.750
---------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                                     Gross                   Gross
     Coupon                       Pub/          Sen.               Original                 Current
      Type          Resec         Pri           Pct                 Balance                 Balance
---------------------------------------------------------------------------------------------------------------------
      FIX            ML          Public               92.08                  4,471,600                     4,463,224.20

---------------------------------------------------------------------------------------------------------------------
      FIX            ML          Public               87.18                  7,010,900                     6,907,227.16

---------------------------------------------------------------------------------------------------------------------
      FIX            ML          Public               88.54                  5,098,000                     5,027,207.47
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               72.61                  2,016,155                     1,833,799.78
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               85.09                  6,257,900                     5,886,813.16
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     3,754,700                     3,546,124.62
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               86.65                  2,692,006                     2,572,254.97
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               91.69                  4,333,550                     4,102,206.32
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     2,600,140                     2,461,333.26
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               91.54                  3,739,700                     3,587,645.22
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               87.58                  5,640,445                     5,338,218.34
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     3,760,297                     3,630,616.61
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               86.25                  2,059,280                     1,968,943.81
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               91.66                  3,210,000                     3,049,350.79
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     2,141,000                     2,033,850.45
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               92.06                  2,139,566                     2,030,033.78
---------------------------------------------------------------------------------------------------------------------

      WAC            ML          Public               93.09                  1,496,000                     1,428,149.92
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               91.41                  3,263,317                     3,189,359.27
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.93                  6,700,600                     6,573,570.86
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.40                  3,675,000                     3,606,538.23
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public              ---                     1,837,500                     1,803,269.14
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               92.33                  4,552,300                     4,485,140.01
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.05                  2,677,200                     2,634,212.19
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.10                  3,247,100                     3,215,088.65
---------------------------------------------------------------------------------------------------------------------

      FIX            ML          Public               93.16                  3,188,300                     3,158,716.44
---------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
 Under Sec                                                                            Cum             Jan 98           Current
 Principal                % Of            Collateral           Credit               Realized          Realized           Under
 Balance                 Coll              Balance             Enhanc                Losses            Losses           Trustee
---------------------------------------------------------------------------------------------------------------------------------
 4,463,224.20           1.53%         291,246,693.96           2.81%                      0.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 6,907,227.16           2.65%         261,007,912.01           3.89%                213,289.62         19,150.58           BNY
---------------------------------------------------------------------------------------------------------------------------------

 5,027,207.47           2.62%         191,876,746.83           3.93%                      0.00              0.00           BNY
---------------------------------------------------------------------------------------------------------------------------------

 1,833,799.78           6.18%          29,667,310.65          11.05%                787,221.17          1,947.17          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 5,886,813.16           2.70%         218,280,762.77           6.32%                      0.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 3,546,124.62           1.62%                ----              4.70%              1,292,485.35         11,002.35            ---
---------------------------------------------------------------------------------------------------------------------------------

 2,572,254.97           1.94%         132,765,095.08           3.73%                471,913.07          2,945.07          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 4,102,206.32           1.67%         245,923,828.41           3.32%                      0.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 2,461,333.26           1.00%                ----              2.32%                114,685.00              0.00            ---
---------------------------------------------------------------------------------------------------------------------------------

 3,587,645.22           1.38%         259,059,014.02           1.95%                659,774.38          2,912.38          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 5,338,218.34           2.84%         188,028,918.60           4.40%                      0.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 3,630,616.61           1.93%                ----              2.47%              1,407,501.79          5,508.79            ---
---------------------------------------------------------------------------------------------------------------------------------

 1,968,943.81           1.72%         114,607,020.39           3.61%                989,674.07          7,075.07          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 3,049,350.79           2.02%         150,742,324.25           2.95%                      0.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 2,033,850.45           1.35%                ----              1.60%                129,712.51              0.00            ---
---------------------------------------------------------------------------------------------------------------------------------

 2,030,033.78           1.30%         156,466,414.36           1.46%                261,165.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 1,428,149.92           0.60%         237,673,100.22           1.80%                      0.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 3,189,359.27           1.33%         239,995,441.72           1.95%                108,337.39              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 6,573,570.86           1.45%         453,671,870.48           2.59%                 86,901.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 3,606,538.23           1.10%         327,751,427.12           2.20%                      0.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 1,803,269.14           0.55%                ----              1.65%                      0.00              0.00            ---
---------------------------------------------------------------------------------------------------------------------------------

 4,485,140.01           1.76%         255,432,415.19           3.10%                150,207.10        150,207.10          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 2,634,212.19           1.58%         166,854,953.76           2.84%                      0.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------

 3,215,088.65           1.57%         204,920,544.85           2.82%                      0.00              0.00          BKTRU
---------------------------------------------------------------------------------------------------------------------------------

 3,158,716.44           1.87%         169,290,034.97           2.49%                      0.00              0.00          FCHIC
---------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
  Current
  Under                         Latest                   Original          Payment         Wire/           DTC/
  Servicer                      Ratings                  Rating             Date          Check         Physical
--------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                    A / FT             25th           Wire            Physical
------------------------------------------------------------------------------------------------------------------------
Indymac                          A / FT                     A / FT            25th           Wire            DTC

------------------------------------------------------------------------------------------------------------------------
Indymac                          A / FT                     A / FT            25th           Wire            DTC

------------------------------------------------------------------------------------------------------------------------
RFC                        A / SP & AAA / FT            A / SP & A / FT       25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / SP                     A / SP            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

----                            BBB / SP                   BBB / SP            ---            ---            ---
------------------------------------------------------------------------------------------------------------------------

RFC                             BBB / SP                   BBB / SP           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / SP                     A / SP            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

----                            BBB / SP                   BBB / SP            ---            ---            ---
------------------------------------------------------------------------------------------------------------------------

RFC                             BBB / FT                   BBB / FT           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

---                             BBB / FT                   BBB / FT            ---            ---            ---
------------------------------------------------------------------------------------------------------------------------

RFC                             BBB / SP                   BBB / SP           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

---                             BBB / FT                   BBB / FT            ---            ---            ---
------------------------------------------------------------------------------------------------------------------------

RFC                             BBB / FT                   BBB / FT           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                             BBB / SP                   BBB / SP           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

Norwest Bank                    BBB / FT                   BBB / FT           25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / SP                     A / SP            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

---                             BBB / SP                   BBB / SP            ---            ---            ---
------------------------------------------------------------------------------------------------------------------------

RFC                         A / SP & A / FT            A / SP & A / FT        25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

RFC                              A / FT                     A / FT            25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

   Pooled  Resec.                                                           Issue
    Sec    Cert             Shelf               Series        Des           Date                  Coupon
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
                  86         RYLPT3              92A          1-B         1992/08                       8.266
-------------------------------------------------------------------------------------------------------------
                  86-a-1     RYLPT3              92C          B-1         1992/08                       7.741
-------------------------------------------------------------------------------------------------------------
                  86-a-2     RYLPT3              92C          B-2         1992/08                       8.200
-------------------------------------------------------------------------------------------------------------
                  86-a-3     RYLPT3              92C          B-3         1992/08                      11.720
-------------------------------------------------------------------------------------------------------------
                  86-b-1     RYLPT3              92D          B-1         1992/08                       7.969
-------------------------------------------------------------------------------------------------------------
                  86-b-2     RYLPT3              92D          B-2         1992/08                       8.200
-------------------------------------------------------------------------------------------------------------
                   86-c      MIGHTS              9101         B-2         1991/02                       9.127
-------------------------------------------------------------------------------------------------------------
                  86-d-1     RYLPTC              9118         3-B         1991/11                       8.250
-------------------------------------------------------------------------------------------------------------
                  86-d-2     RYLPTC              9118         3-C         1991/11                       8.250
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
            87               RYLPTC              9304         B-2         1993/08                       7.500
-------------------------------------------------------------------------------------------------------------
            88               SASCO               9601         B-1         1996/04                       7.250
-------------------------------------------------------------------------------------------------------------
            89               SASCO               9601         B-2         1996/04                       7.250
-------------------------------------------------------------------------------------------------------------
            90               SASCO               9602         B-2         1996/05                       7.000
-------------------------------------------------------------------------------------------------------------
            91               SASI                93J          3-B         1993/11                       6.808
-------------------------------------------------------------------------------------------------------------
                   93-a      PHMSC               9336         B           1993/09                       7.250
-------------------------------------------------------------------------------------------------------------
                   93-b      PHMSC               9343         B           1993/09                       6.750
-------------------------------------------------------------------------------------------------------------
                   93-c      PHMSC               9344         B           1993/10                       6.750
-------------------------------------------------------------------------------------------------------------
                   93-d      PHMSC               9350         B           1993/10                       6.500
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
            92               SASI                9405         B-2         1994/05                       7.000
-------------------------------------------------------------------------------------------------------------
            93               SASI                9405         B-3         1994/05                       7.000
-------------------------------------------------------------------------------------------------------------
            94               SASI                9504         B-2         1995/10                       7.500
-------------------------------------------------------------------------------------------------------------
            95               SBMSI               92D          B-4         1992/10                       8.015
-------------------------------------------------------------------------------------------------------------
                   95-a      RFC                 92S26        B-1         1992/08                       8.500
-------------------------------------------------------------------------------------------------------------
                   95-b      RFC                 92S28        B-1         1992/08                       8.000
-------------------------------------------------------------------------------------------------------------
                   95-c      RFC                 92S30        B-1         1992/09                       8.000
-------------------------------------------------------------------------------------------------------------
                   95-d      RFC                 92S32        B-1         1992/09                       7.750
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
            96               SBMSI               9409         B-2         1994/07                       7.000
-------------------------------------------------------------------------------------------------------------

Totals /  Weighted Averages:                                                                            7.213


-----------------------------------------------------------------------------------------------------
                                                                     Gross                   Gross
     Coupon                       Pub/          Sen.               Original                 Current
      Type          Resec         Pri           Pct                 Balance                 Balance
-------------------------------------------------------------------------------------------------------------
      WAC             RC         Public         (1)         11,916,000.00                 11,916,000.00
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         33.30        5,043,853.03                  3,232,315.09
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         33.30       24,564,784.50                 17,692,215.02
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         33.30        5,008,513.27                  2,058,824.91
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         57.14        1,558,380.02                  1,297,251.99
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         57.14       26,135,251.38                 21,194,852.04
-------------------------------------------------------------------------------------------------------
      WAC            ML         Private         69.71        1,947,399.00                  1,639,365.89
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         42.02       25,179,717.00                 15,659,783.25
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private          ---       20,458,520.00                 20,457,598.58
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      FIX            ML         Private         91.16        5,405,000                     5,135,340.09
-------------------------------------------------------------------------------------------------------
      FIX            ML          Public         92.84        3,214,000                     3,156,155.68
-------------------------------------------------------------------------------------------------------
      FIX            ML          Public        ---           1,653,000                     1,623,249.94
-------------------------------------------------------------------------------------------------------
      FIX            ML          Public         91.79        2,509,000                     2,455,002.07
-------------------------------------------------------------------------------------------------------
      WAC             RC         Public          (1)        26,492,000.00                 25,740,672.50
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         90.01       34,533,018.80                 32,893,621.34
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         90.76       33,034,492.89                 31,416,993.49
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         91.19       49,257,898.29                 46,862,227.60
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         91.89       24,994,993.84                 23,716,039.11
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      FIX            ML          Public         80.27        4,987,697                     4,779,332.42
-------------------------------------------------------------------------------------------------------
      FIX            ML          Public        ---           3,740,773                     3,584,499.55
-------------------------------------------------------------------------------------------------------
      FIX            ML          Public         91.21        4,386,789                     4,292,282.41
-------------------------------------------------------------------------------------------------------
      WAC             RC        Private         (1)          7,444,133.00                  6,858,984.65
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         62.30       17,878,926.36                 14,630,119.52
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         65.41       16,432,384.46                 14,636,767.29
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         76.36       14,467,386.02                 12,921,714.58
-------------------------------------------------------------------------------------------------------
FIX                  ML         Private         73.76       20,436,665.48                 18,388,704.71
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      FIX            ML          Public         88.26        4,265,000                     4,095,482.42
-------------------------------------------------------------------------------------------------------

                                                           628,648,985.03                605,577,810.78
--------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
 Under Sec                                                                            Cum             Jan 98           Current
 Principal                % Of            Collateral           Credit               Realized          Realized           Under
 Balance                 Coll              Balance             Enhanc                Losses            Losses           Trustee
------------------------------------------------------------------------------------------------------------------------------------
   1,500,000.00           0.83%          179,678,759.73          19.10%              8,812,949.96             236,234.97    STATE
------------------------------------------------------------------------------------------------------------------------------------
   3,232,315.09          32.32%           10,001,362.37           0.00%                379,192.91                 385.20    STATE
------------------------------------------------------------------------------------------------------------------------------------
  17,692,215.02          47.58%           37,181,144.34           0.00%              2,409,630.08             217,913.15    STATE
------------------------------------------------------------------------------------------------------------------------------------
   2,058,824.91          40.12%            5,131,802.81           0.00%              1,791,975.48                 453.84    STATE
------------------------------------------------------------------------------------------------------------------------------------
   1,297,251.99          25.82%            5,024,475.64           0.00%                 58,837.70                   0.00    STATE
------------------------------------------------------------------------------------------------------------------------------------
  21,194,852.04          44.67%           47,452,283.90           0.00%              2,641,085.33                   0.00    STATE
------------------------------------------------------------------------------------------------------------------------------------
   1,639,365.89          29.66%            5,527,782.87           0.63%                577,717.86              17,482.78    STATE
------------------------------------------------------------------------------------------------------------------------------------
  15,659,783.25          22.58%           69,359,907.80           0.00%                      0.00                   0.00    STATE
------------------------------------------------------------------------------------------------------------------------------------
  20,457,598.58        ----                     ----              0.00%                954,510.60                   0.00    STATE
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   5,135,340.09           1.57%          328,102,095.25           1.40%                540,199.14                   0.00     BNY
------------------------------------------------------------------------------------------------------------------------------------
   3,156,155.68           2.01%          157,070,692.49           2.28%                      0.00                   0.00    CHASE
------------------------------------------------------------------------------------------------------------------------------------
   1,623,249.94           1.03%                 ----              1.24%                 29,261.36              29,261.36     ---
------------------------------------------------------------------------------------------------------------------------------------
   2,455,002.07           1.47%          167,461,222.09           3.52%                      0.00                   0.00    NORWB
------------------------------------------------------------------------------------------------------------------------------------
  16,199,173.04           0.87%        1,860,429,279.96           1.96%              2,786,229.88              67,537.82    FTRUS
------------------------------------------------------------------------------------------------------------------------------------
  32,893,621.34           8.51%          386,648,007.12           0.00%              1,034,537.81              38,574.64    FTRUS
------------------------------------------------------------------------------------------------------------------------------------
  31,416,993.49           7.82%          401,701,513.06           0.00%                765,315.99                 203.61    FTRUS
------------------------------------------------------------------------------------------------------------------------------------
  46,862,227.60           6.10%          768,110,931.00           0.00%                800,084.34              28,724.94    FTRUS
------------------------------------------------------------------------------------------------------------------------------------
  23,716,039.11           7.80%          303,968,828.78           0.00%                186,291.74                  34.63    FTRUS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   4,779,332.42           1.22%          391,211,554.04           2.93%                      0.00                   0.00    FTRUS
------------------------------------------------------------------------------------------------------------------------------------
   3,584,499.55           0.92%                 ----              2.01%                509,574.31                 368.81     ---
------------------------------------------------------------------------------------------------------------------------------------
   4,292,282.41           1.30%          329,560,889.73           2.61%                  9,248.59                 234.13    FSTAR
------------------------------------------------------------------------------------------------------------------------------------
   4,146,276.11           1.43%          289,487,335.89          11.05%              7,206,867.00                   0.00    FCHIC
------------------------------------------------------------------------------------------------------------------------------------
  14,630,119.52          25.92%           56,448,470.19           0.00%              3,458,482.00                   0.00    FCHIC
------------------------------------------------------------------------------------------------------------------------------------
  14,636,767.29          24.65%           59,369,955.86           0.00%              1,065,593.00                   0.00    BKTRU
------------------------------------------------------------------------------------------------------------------------------------
  12,921,714.58          16.76%           77,120,181.11           0.00%              1,356,361.00                   0.00    BKTRU
------------------------------------------------------------------------------------------------------------------------------------
  18,388,704.71          19.05%           96,548,728.73           0.00%              1,326,431.00                   0.00    FCHIC
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   4,095,482.42           2.71%          151,377,498.03           3.28%                154,330.97              35,455.98    FTRUS
------------------------------------------------------------------------------------------------------------------------------------

 515,964,267.32                          27,554,237,845.62        2.61%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
  Current
  Under                         Latest                   Original                        Payment         Wire/           DTC/
  Servicer                      Ratings                  Rating                           Date          Check         Physical
-------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
(1)                     BBB / SP & BBB / FT          BBB / SP & BBB / FT                   29th           Wire            DTC
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                    NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
----                            NR                           NR                            ---            ---             ---
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                 BBB / FT                     BBB / FT                         25th          Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                  A / FT                       A / FT                          25th           Wire         Physical
------------------------------------------------------------------------------------------------------------------------------------
----                         BBB / FT                     BBB / FT                         ---             ---            ---
------------------------------------------------------------------------------------------------------------------------------------
Chase Manhattan               A / SP                       A / SP                          25th          Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
(1)                          BBB / FT                     BBB / FT                         3bd           Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
 Glendale                       NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
 Glendale                       NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
 Glendale                       NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
 Glendale                       NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank                  A / SP                       A / SP                          25th          Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
---                          BBB / SP                     BBB / SP                          ---            ---            ---
------------------------------------------------------------------------------------------------------------------------------------
Norwest Bank           BBB / SP & BBB / FT          BBB / SP & BBB / FT                    25th          Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
(1)                          BBB / SP                     BBB / SP                         3bd           Check         Physical
------------------------------------------------------------------------------------------------------------------------------------
RFC                             NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
RFC                             NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
RFC                             NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------
RFC                             NR                           NR                            25th           n/a          Physical
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Norwest Mortgage              A / FT                       A / FT                          25th          Check         Physical
------------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION



--------------------------------------------------------------------------------------------------------------------
    Pooled        Resec.                                                                Comp
     Sec           Cert             Shelf           Series        Des                 Interest               IOU
--------------------------------------------------------------------------------------------------------------------
             1               AMERT               9303         3-B                       (1)                   Y
--------------------------------------------------------------------------------------------------------------------
                    1-a      PHMSC               9218         B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
                    1-b      PHMSC               9222         B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
                    1-c      PHMSC               9228         B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
                    1-d      MARPTC              913          B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
                    1-e      MARPTC              922          B-3                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
                    1-f      MARPTC              923          B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
             2               BSMSI               9308         M                       Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
             3               CAPPTC              94C          B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
             4               CFC                 9301         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
             5               CFC                 9401         B-1                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
             6               CFC                 9409         B-2                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
             7               CFC                 9418         B-3                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
             8               CFC                 9602         B-2                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
             9               CFC                 9705         B-3                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
            10               CHASE               94E          B-2                     Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
            11               CHEMPT              9601         B-3                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            12               CITIMT              9016         B                       Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
            13               CITIMT              9205         B                       Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
            14               CITIMT              9219         B                       Serv Fee                Y
--------------------------------------------------------------------------------------------------------------------
            15               CITIMT              9401         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            16               CITIMT              9405         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            17               CITIMT              9407         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            18               CITIMT              9410         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            19               CITIMT              9411         B-1                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            20               CITIMT              9413         B-2                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            21               CITIMT              9502         B-3                     Serv Fee                N
--------------------------------------------------------------------------------------------------------------------
            22               CITIMT              9601         B-1                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
            23               CITIMT              9703         B-1                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------
            24               CITIMT              9703         B-2                       ---                  ---
--------------------------------------------------------------------------------------------------------------------
            25               CITIMT              9707         B-1                      0.125%                 N
--------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                Remain
     Clean Up                 Call              Special                      Remain                   Remain
        %                      By               Hazard                       Fraud                 Bankruptcy          30+ Pct
--------------------------------------------------------------------------------------------------------------------------------
                10%          Seller                    6,246,041             2,020,706               312,528              1.27%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   2,891,596               592,172               150,000              2.79%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   1,746,870               766,662               160,930              1.56%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   1,607,575               661,872                 1,598              1.03%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              0.00%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              0.00%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              0.96%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                        NONE                  NONE                  NONE              0.88%
--------------------------------------------------------------------------------------------------------------------------------
                10%          Seller                    3,035,369 (3)         6,070,738 (3)           100,000 (3)          0.83%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   2,000,393             2,900,731               125,000              0.76%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   3,247,026             4,001,727               125,790              0.49%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   1,956,492             4,498,212               117,980              0.40%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   1,962,374             2,800,943               100,000              2.31%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   1,444,436             3,253,766               100,000              0.40%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   3,164,946             7,000,224                50,000              1.17%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                        NONE                  NONE                  NONE              0.84%
--------------------------------------------------------------------------------------------------------------------------------
                10%         Servicer                   3,714,454             4,810,475               100,000              0.15%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              3.01%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              2.80%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                         NONE                  NONE                  NONE              1.52%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    1,500,000 (3)         3,000,000 (3)           105,000 (3)          1.30%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    2,588,914 (3)         5,177,828 (3)           103,557 (3)          0.56%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    1,638,500 (3)         2,900,000 (3)           101,500 (3)          1.16%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    2,391,388 (3)         2,599,335 (3)           103,973 (3)          0.89%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    1,925,000 (3)         3,500,000 (3)           105,000 (3)          1.99%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                      732,000 (3)         2,400,000 (3)            96,000 (3)          1.35%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                      944,898               761,484               115,000              1.30%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    1,981,839             1,714,611               100,000              0.74%
--------------------------------------------------------------------------------------------------------------------------------
                 5%          Seller                    2,125,808             4,038,876               100,000              0.00%
--------------------------------------------------------------------------------------------------------------------------------
       ---                     ---                          ----                  ----                  ----           ----
--------------------------------------------------------------------------------------------------------------------------------

                 5%          Seller                    2,548,982             2,020,173               100,000              0.36%




------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                             Servicing
    60+ Pct        90+ Pct        F/C Pct        REO Pct         Delinq           GWAC                Fee                   NWAC
----------------------------------------------------------------------------------------------------------------------------------
     0.52%          1.16%         1.11%           0.44%          4.50%            8.986%         (1)                       8.623%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%          2.31%         0.75%           1.63%          7.49%            9.255%                0.250%             9.005%
---------------------------------------------------------------------------------------------------------------------------------
     1.05%          0.77%         1.04%           0.23%          4.65%            9.176%                0.200%             8.976%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.08%         1.31%           0.41%          2.83%            8.837%                0.200%             8.637%
---------------------------------------------------------------------------------------------------------------------------------
     2.51%          0.00%         0.00%           0.00%          2.51%            9.723%                0.250%             9.473%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.00%         0.00%           0.00%          0.00%            8.665%                0.250%             8.001%
---------------------------------------------------------------------------------------------------------------------------------
     1.00%          3.04%         2.44%           0.00%          7.44%            8.750%                0.250%             8.067%
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.00%         0.24%           0.18%          1.30%            7.579%                0.250%             7.299%
---------------------------------------------------------------------------------------------------------------------------------
     0.32%          0.00%         0.13%           0.12%          1.40%            7.169%                 .250 % +          6.838%
---------------------------------------------------------------------------------------------------------------------------------
     0.12%          0.38%         0.00%           0.00%          1.27%            7.420%                0.250%             7.157%
---------------------------------------------------------------------------------------------------------------------------------
     0.08%          0.00%         0.00%           0.00%          0.56%            7.151%                0.250%             6.888%
---------------------------------------------------------------------------------------------------------------------------------
     0.13%          0.06%         0.00%           0.08%          0.68%            7.288%                0.250%             7.025%
---------------------------------------------------------------------------------------------------------------------------------
     0.28%          0.00%         0.73%           0.52%          3.84%            8.217%                0.250%             7.966%
---------------------------------------------------------------------------------------------------------------------------------
     0.19%          0.66%         0.22%           0.19%          1.67%            8.335%                0.250%             8.034%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.09%         0.06%           0.00%          1.32%            8.165%                0.250%             7.906%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.21%         0.00%           0.00%          1.04%            6.839%           0.125%  -  0.270%       6.587%
---------------------------------------------------------------------------------------------------------------------------------
     0.12%          0.00%         0.16%           0.00%          0.43%            7.964%           0.125%  -  1.750%       7.250%
---------------------------------------------------------------------------------------------------------------------------------
     1.42%          4.14%         7.79%           3.33%         19.69%           10.655%                0.250%            10.405%
---------------------------------------------------------------------------------------------------------------------------------
     0.24%          0.00%         4.96%           0.00%          8.00%            9.539%                0.250%             9.230%
---------------------------------------------------------------------------------------------------------------------------------
     0.76%          0.55%         1.59%           0.59%          5.01%            8.737%                0.250%             8.484%
---------------------------------------------------------------------------------------------------------------------------------
     0.08%          0.00%         0.16%           0.24%          1.78%            7.463%                0.250%             7.213%
---------------------------------------------------------------------------------------------------------------------------------
     0.16%          0.10%         0.28%           0.15%          1.25%            7.336%                0.250%             7.086%
---------------------------------------------------------------------------------------------------------------------------------
     0.19%          0.12%         0.05%           0.00%          1.52%            7.352%                0.250%             7.102%
---------------------------------------------------------------------------------------------------------------------------------
     0.49%          0.00%         0.06%           0.00%          1.44%            7.511%                0.250%             7.261%
---------------------------------------------------------------------------------------------------------------------------------
     0.16%          0.00%         0.10%           0.62%          2.87%            7.938%                0.250%             7.688%
---------------------------------------------------------------------------------------------------------------------------------
     0.32%          0.00%         0.30%           0.00%          1.97%            8.011%                0.250%             7.761%
---------------------------------------------------------------------------------------------------------------------------------
     0.20%          0.50%         0.11%           0.06%          2.17%            8.249%                0.250%             7.999%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.00%         0.00%           0.00%          0.74%            8.210%                0.250%             7.960%
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.00%         0.00%           0.00%          0.00%            8.017%                0.250%             7.767%
---------------------------------------------------------------------------------------------------------------------------------
     ----           ----          ----            ----           ----              ----                   ---               ----
---------------------------------------------------------------------------------------------------------------------------------
     0.00%          0.00%         0.00%           0.00%          0.36%            7.623%                0.250%             7.373%
---------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                        Number              Average                         %               WA
                                        of Mtg               Loan                         Highest          Orig          % Call
     WAM           AGE                  Loans               Balance       %CAL             State            LTV          Bal Re
------------------------------------------------------------------------------------------------------------------------------------
   274             79                    1,272             202,539        n/a               n/a             n/a          11.99%
------------------------------------------------------------------------------------------------------------------------------------
   281             70                      271             169,924       CA 45%           CA 45%          73.64%         10.21%
------------------------------------------------------------------------------------------------------------------------------------
   280             69                      339             183,699       CA 52%           CA 52%          73.71%         12.93%
------------------------------------------------------------------------------------------------------------------------------------
   283             67                      284             200,774       CA 52%           CA 52%          73.29%         18.56%
------------------------------------------------------------------------------------------------------------------------------------
   279             76                       41             232,853        n/a               n/a             n/a           3.64%
------------------------------------------------------------------------------------------------------------------------------------
   264             96                      148             250,699        n/a               n/a             n/a          12.42%
------------------------------------------------------------------------------------------------------------------------------------
   256            104                      189             241,459        n/a               n/a             n/a          13.08%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
   289             55                      814             296,422       CA 77%           CA 77%          70.91%         60.39%
------------------------------------------------------------------------------------------------------------------------------------
   294             51                      861             283,865       CA 25%           CA 25%          73.86%         80.52%
------------------------------------------------------------------------------------------------------------------------------------
   305             54                      946             295,687       CA 70%           CA 70%          70.21%         69.93%
------------------------------------------------------------------------------------------------------------------------------------
   300             50                    1,075             300,832       CA 63%           CA 63%          72.20%         80.81%
------------------------------------------------------------------------------------------------------------------------------------
   311             48                    1,237             299,031       CA 61%           CA 61%          70.33%         82.23%
------------------------------------------------------------------------------------------------------------------------------------
   304             44                      366             236,699       CA 20%           CA 20%          79.07%         61.86%
------------------------------------------------------------------------------------------------------------------------------------
   333             21                      438             279,757       CA 46%           CA 46%          77.09%         75.32%
------------------------------------------------------------------------------------------------------------------------------------
   341              8                    1,316             233,776       CA 36%           CA 36%          78.29%         87.90%
------------------------------------------------------------------------------------------------------------------------------------
   139             47                      409             344,260       CA 41%           CA 41%          63.82%         70.37%
------------------------------------------------------------------------------------------------------------------------------------
   325             27                      645             296,209       CA 56%           CA 56%          76.83%         79.43%
------------------------------------------------------------------------------------------------------------------------------------
   257             98                      138             130,519       CA 21%           NY 63%          71.70%         10.34%
------------------------------------------------------------------------------------------------------------------------------------
   269             87                      142             107,057       CA 19%           NY 42%          72.00%         10.38%
------------------------------------------------------------------------------------------------------------------------------------
   271             87                      478             152,602       CA 23%           NY 37%          65.50%         28.86%
------------------------------------------------------------------------------------------------------------------------------------
   290             73                      585             176,902       CA 21%           NY 39%          64.40%         70.33%
------------------------------------------------------------------------------------------------------------------------------------
   297             64                      957             214,868       CA 19%           CA 19%          67.80%         79.43%
------------------------------------------------------------------------------------------------------------------------------------
   304             58                      520             221,804       CA 22%           CA 22%          68.90%         78.33%
------------------------------------------------------------------------------------------------------------------------------------
   309             51                      457             219,995       CA 12%           NY 20%          70.10%         77.36%
------------------------------------------------------------------------------------------------------------------------------------
   310             49                      584             217,952       CA 14%           NY 26%          71.90%         70.34%
------------------------------------------------------------------------------------------------------------------------------------
   306             55                      381             211,550       CA 16%           NY 37%          69.90%         65.61%
------------------------------------------------------------------------------------------------------------------------------------
   337             22                      302             211,116       CA 9%            NY 29%          71.90%         60.35%
------------------------------------------------------------------------------------------------------------------------------------
   337             17                      558             287,817       CA 25%           CA 25%          75.81%         80.28%
------------------------------------------------------------------------------------------------------------------------------------
   348              8                      588             306,646       CA 25%           CA 25%          75.42%         89.29%
------------------------------------------------------------------------------------------------------------------------------------
  ----           ----                     ----               ----         ----             ----                          ----
------------------------------------------------------------------------------------------------------------------------------------
   356              3                      602             333,682       CA 45%           CA 45%          72.88%         99.44%
------------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION


------------------------------------------------------------------------------------------------------------
    Pooled  Resec.                                                                Comp
     Sec    Cert      Shelf             Series        Des                       Interest               IOU
------------------------------------------------------------------------------------------------------------
     26               CWD                 94A          B-3                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     27               CWD                 94C          B-2                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     28               CWD                 94G          B-1                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     29               DLJ                 9403         B-1                    Serv Fee                N
------------------------------------------------------------------------------------------------------------
     30               FBCS                9302R        1                        (1)                   Y
------------------------------------------------------------------------------------------------------------
            30-a      FBCS                9302         B-3                    Serv Fee                Y
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
     31               GECAP               9401         B-2                      NONE                  N
------------------------------------------------------------------------------------------------------------
     32               GECAP               9416         B-2                      NONE                  N
------------------------------------------------------------------------------------------------------------
     33               GECAP               9427         B-2                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     34               GECAP               9507         B-2                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     35               GECAP               9615         B-1                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     36               GECAP               9616         B-2                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     37               GECAP               9701         B-1                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     38               GECAP               9702         1-B-2                   0.125%                 N
------------------------------------------------------------------------------------------------------------
     39               GECAP               9709         1-B-1                   0.125%                 N
------------------------------------------------------------------------------------------------------------
     40               GECAP               9709         1-B-2                     ---                  ---
------------------------------------------------------------------------------------------------------------
     41               GECAP               9709         2-B-2                   0.125%                 N
------------------------------------------------------------------------------------------------------------
     42               GECAP               9712         B-1                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     43               GECAP               9712         B-2                       ---                  ---
------------------------------------------------------------------------------------------------------------
     44               HMSI                9705         B-2                     0.125%                 N
------------------------------------------------------------------------------------------------------------
     45               MORSRV              9602         B-1                    Serv Fee                N
------------------------------------------------------------------------------------------------------------
     46               MSCAP1              9601         B-2                    Serv Fee                N
------------------------------------------------------------------------------------------------------------
     47               NSCOR               9604         B-1                     0.200%                 N
------------------------------------------------------------------------------------------------------------
     48               NSCOR               9605         B-1                     0.200%                 N
------------------------------------------------------------------------------------------------------------
     49               PHMSC               93E          2-B                      (1)                   Y
------------------------------------------------------------------------------------------------------------
            49-a      PHMSC               9314         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------
            49-b      PHMSC               9319         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------
            49-c      PHMSC               9322         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                Remain
     Clean Up                 Call              Special                      Remain                Remain
        %                      By               Hazard                       Fraud               Bankruptcy          30+ Pct
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            1,780,206                        NONE               100,000              0.78%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            1,964,991                   2,448,645               100,000              1.76%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,535,824                   5,071,649               100,000              1.46%
------------------------------------------------------------------------------------------------------------------------------------
         5%               Servicer            5,216,573                   8,067,929               132,117              0.37%
------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE              1,595,713                   1,154,327               843,878              6.30%
------------------------------------------------------------------------------------------------------------------------------------
        10%                Seller             1,595,713                   1,154,327               843,878              6.30%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            7,992,626 (3)              15,985,252 (3)           253,435 (3)          0.72%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            3,191,489 (3)               6,382,979 (3)           114,828 (3)          0.49%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,331,553 (3)               4,663,105 (3)           100,000 (3)          0.78%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            4,188,733 (3)               8,001,047 (3)           173,726 (3)          0.88%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,509,200 (3)               5,018,399 (3)           117,042 (3)          0.90%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,014,593 (3)               4,029,186 (3)           100,000 (3)          1.57%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            3,692,000 (3)               6,001,383 (3)           100,000 (3)          0.89%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            4,503,535 (3)               9,007,070 (3)           192,052 (3)          0.91%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            5,011,575 (3)               5,011,575 (3)           204,439 (3)          0.55%
------------------------------------------------------------------------------------------------------------------------------------
       ---                    ---                   ----                        ----                  ----             ----
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            4,479,428 (3)               3,507,322 (3)           136,917 (3)          0.65%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            6,449,997 (3)               6,449,997 (3)           243,977 (3)          1.07%
------------------------------------------------------------------------------------------------------------------------------------
        ---                    ---                   ----                        ----                  ----            ----
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,831,408 (3)               5,662,817 (3)           100,000 (3)          0.00%
------------------------------------------------------------------------------------------------------------------------------------
         5%               Servicer                 NONE                        NONE                  NONE              1.81%
------------------------------------------------------------------------------------------------------------------------------------
        10%          Seller or Servicer       1,963,316                   1,309,961               100,000              2.56%
------------------------------------------------------------------------------------------------------------------------------------
        10%                Seller             3,898,940                   7,663,339               150,000              0.99%
------------------------------------------------------------------------------------------------------------------------------------
        10%                Seller             4,150,622                   8,301,245               169,705              1.19%
------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE             11,754,353                   9,906,725             2,149,764              0.88%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            5,292,922                   3,843,312               848,488              0.84%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            3,734,685                   3,336,666               748,774              1.26%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer            2,726,747                   2,726,747               552,502              0.49%
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                             Servicing
    60+ Pct        90+ Pct        F/C Pct        REO Pct         Delinq           GWAC                Fee                  NWAC
----------------------------------------------------------------------------------------------------------------------------------
     0.46%           0.25%          0.25%           0.00%          1.74%            7.302%        0.250%  - 1.155%       6.866%
----------------------------------------------------------------------------------------------------------------------------------
     0.27%           0.57%          0.00%           0.00%          2.61%            7.443%        0.250%  - 1.315%       7.050%
----------------------------------------------------------------------------------------------------------------------------------
     0.08%           0.23%          0.16%           0.08%          2.01%            7.651%        0.250%  - 0.375%       7.263%
----------------------------------------------------------------------------------------------------------------------------------
     0.13%           0.35%          0.40%           0.46%          1.70%            7.426%                  0.293%       7.133%
----------------------------------------------------------------------------------------------------------------------------------
     1.68%           1.27%          0.99%           0.39%         10.64%            9.544%           (1)                 7.479%
----------------------------------------------------------------------------------------------------------------------------------
     1.68%           1.27%          0.99%           0.39%         10.64%            9.544%                  0.500%       7.479%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
     0.08%           0.15%          0.32%           0.09%          1.36%            7.244%        0.125%  - 1.250%       6.989%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.00%          0.50%           0.10%          1.08%            7.054%        0.200%  -  0.560%      6.825%
----------------------------------------------------------------------------------------------------------------------------------
     0.14%           0.14%          0.13%           0.00%          1.19%            7.117%        0.200%  -  2.250%      6.817%
----------------------------------------------------------------------------------------------------------------------------------
     0.28%           0.08%          0.19%           0.09%          1.52%            8.132%        0.200%  -  0.290%      7.915%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.16%          0.39%           0.00%          1.45%            8.417%        0.200%  -  0.290 %     8.166%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.19%          0.30%           0.00%          2.06%            8.439%        0.200%  -  0.290%      8.182%
----------------------------------------------------------------------------------------------------------------------------------
     0.12%           0.00%          0.68%           0.00%          1.70%            8.107%        0.200%  -  0.920%      7.849%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.29%          0.21%           0.00%          1.41%            7.995%        0.200%  -  0.290%      7.748%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.00%          0.00%           0.00%          0.55%            7.839%        0.200%  -  0.290%      7.584%
----------------------------------------------------------------------------------------------------------------------------------
     ----            ----           ----            ----           ----              ----               ---               ----
----------------------------------------------------------------------------------------------------------------------------------
     0.09%           0.00%          0.00%           0.00%          0.74%            7.738%        0.200%  -  0.290%      7.482%
----------------------------------------------------------------------------------------------------------------------------------
     0.08%           0.00%          0.00%           0.00%          1.15%            7.733%        0.200%  -  0.290%      7.473%
----------------------------------------------------------------------------------------------------------------------------------
     ----             ----           ----            ----           ----             ----               ---               ----
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.00%          0.00%           0.00%          0.00%            8.486%        0.250%                 8.227%
----------------------------------------------------------------------------------------------------------------------------------
     0.37%           0.00%          0.00%           0.00%          2.18%            8.137%        0.200%  - 0.250%       7.896%
----------------------------------------------------------------------------------------------------------------------------------
     0.22%           0.61%          0.18%           0.00%          3.57%            8.032%                  0.250%       7.244%
----------------------------------------------------------------------------------------------------------------------------------
     0.26%           0.94%          0.14%           0.27%          2.60%            8.261%                  0.250%       7.991%
----------------------------------------------------------------------------------------------------------------------------------
     0.08%           0.00%          0.00%           0.00%          1.27%            8.436%                  0.250%       8.166%
----------------------------------------------------------------------------------------------------------------------------------
     0.08%           0.33%          0.28%           0.18%          1.75%            8.019%                    (1)        7.819%
----------------------------------------------------------------------------------------------------------------------------------
     0.12%           0.36%          0.40%           0.21%          1.93%            8.242%                  0.200%       8.042%
----------------------------------------------------------------------------------------------------------------------------------
     0.11%           0.41%          0.19%           0.28%          2.26%            8.047%                  0.200%       7.847%
----------------------------------------------------------------------------------------------------------------------------------
     0.00%           0.18%          0.22%           0.00%          0.88%            7.679%                  0.200%       7.479%
----------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
                                        Number              Average                         %               WA
                                        of Mtg               Loan                         Highest          Orig          % Call
     WAM           AGE                  Loans               Balance       %CAL             State            LTV          Bal Re
------------------------------------------------------------------------------------------------------------------------------------
      309           51                      555             266,128       CA 36%           CA 36%          72.17%         73.85%
------------------------------------------------------------------------------------------------------------------------------------
      308           50                      789             246,922       CA 79%           CA 79%          68.81%         79.56%
------------------------------------------------------------------------------------------------------------------------------------
      305           48                    1,090             229,120       CA 94%           CA 94%          70.47%         81.22%
------------------------------------------------------------------------------------------------------------------------------------
      302           49                    1,121             288,189       CA 47%           CA 47%          74.21%         80.08%
------------------------------------------------------------------------------------------------------------------------------------
      185          159                    3,613              31,949       CA 1%            TX 84%          87.38%         36.17%
------------------------------------------------------------------------------------------------------------------------------------
      185          159                    3,613              31,949       CA 1%            TX 84%          87.38%         36.17%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      297           51                    2,249             272,086       CA 45%           CA 45%          73.75%         76.56%
------------------------------------------------------------------------------------------------------------------------------------
      302           47                      967             276,842       CA 33%           CA 33%          75.02%         83.77%
------------------------------------------------------------------------------------------------------------------------------------
      299           49                      692             270,161       CA 24%           CA 24%          75.23%         80.18%
------------------------------------------------------------------------------------------------------------------------------------
      321           31                    1,024             266,332       CA 33%           CA 33%          80.69%         68.17%
------------------------------------------------------------------------------------------------------------------------------------
      336           18                      682             272,801       CA 26%           CA 26%          81.11%         74.15%
------------------------------------------------------------------------------------------------------------------------------------
      338           17                      517             280,433       CA 26%           CA 26%          81.00%         71.97%
------------------------------------------------------------------------------------------------------------------------------------
      342           15                      877             282,569       CA 32%           CA 32%          80.11%         82.59%
------------------------------------------------------------------------------------------------------------------------------------
      343           13                    1,328             287,804       CA 37%           CA 37%          79.60%         84.87%
------------------------------------------------------------------------------------------------------------------------------------
      353            5                    1,518             302,898       CA 47%           CA 47%          77.68%         91.75%
------------------------------------------------------------------------------------------------------------------------------------
       --         ----                     ----                ----        ----             ----            ----           ----
------------------------------------------------------------------------------------------------------------------------------------
      353            5                    1,106             297,907       CA 48%           CA 48%          76.92%         93.94%
------------------------------------------------------------------------------------------------------------------------------------
      355            4                    2,040             304,189       CA 49%           CA 49%          76.37%         96.21%
------------------------------------------------------------------------------------------------------------------------------------
       --         ----                     ----                ----        ----             ----           ----            ----
------------------------------------------------------------------------------------------------------------------------------------
      346            5                    1,836             147,265       CA 56%           CA 56%          75.25%         95.49%
------------------------------------------------------------------------------------------------------------------------------------
      266           57                      574             295,998       CA 12%           NY 43%          71.88%         82.06%
------------------------------------------------------------------------------------------------------------------------------------
      325           27                      477             274,625       CA 41%           CA 41%          78.75%         83.44%
------------------------------------------------------------------------------------------------------------------------------------
      332           21                    1,139             275,680       CA 27%           CA 27%          76.93%         81.95%
------------------------------------------------------------------------------------------------------------------------------------
      336           18                    1,113             278,902       CA 26%           CA 26%          78.04%         74.79%
------------------------------------------------------------------------------------------------------------------------------------
      289           59                    3,756             238,357       CA 62%           CA 62%          72.69%         49.03%
------------------------------------------------------------------------------------------------------------------------------------
      288           60                    1,466             235,016       CA 60%           CA 60%          73.20%         41.75%
------------------------------------------------------------------------------------------------------------------------------------
      290           58                    1,316             227,500       CA 63%           CA 63%          72.92%         49.85%
------------------------------------------------------------------------------------------------------------------------------------
      289           58                      974             258,055       CA 62%           CA 62%          71.73%         62.83%
------------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION


------------------------------------------------------------------------------------------------------------------
    Pooled        Resec.                                                            Comp
     Sec           Cert      Shelf            Series        Des                    Interest               IOU
------------------------------------------------------------------------------------------------------------------
     50                     PHMSC               93L          3-B-3                    (1)                   Y
------------------------------------------------------------------------------------------------------------------
                  50-a      PHMSC               9347         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  50-b      PHMSC               9351         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  50-c      PHMSC               9357         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  50-d      PHMSC               9360         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  50-e      PHMSC               9362         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     51                     PHMSC               94A          5-B                      (1)                   Y
------------------------------------------------------------------------------------------------------------------
                  51-a      PHMSC               9354         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-b      PHMSC               9363         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-c      PHMSC               9402         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-d      PHMSC               9403         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-e      PHMSC               9405         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-f      PHMSC               9406         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-g      PHMSC               9408         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-h      PHMSC               9410         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-i      PHMSC               9411         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-j      PHMSC               9413         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  51-k      PHMSC               9417         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     52                     PHMSC               94E          2-B                      (1)                   Y
------------------------------------------------------------------------------------------------------------------
                  52-a      PHMSC               9415         B-1                    Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-b      PHMSC               9418         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-c      PHMSC               9419         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-d      PHMSC               9421         B-1                    Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-e      PHMSC               9422         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-f      PHMSC               9425         B-1                    Serv Fee                Y
------------------------------------------------------------------------------------------------------------------
                  52-g      PHMSC               9427         B                      Serv Fee                Y
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     53                     PHMSC               95A          3-B                      (1)                   N
------------------------------------------------------------------------------------------------------------------
                  53-a      PHMSC               9430         B                      Serv Fee                N
------------------------------------------------------------------------------------------------------------------
                  53-b      PHMSC               9433         B-1                    Serv Fee                N
------------------------------------------------------------------------------------------------------------------
                  53-c      PHMSC               9501         B                      Serv Fee                N
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     54                     PNC                 9502         B-3                    Serv Fee                N
------------------------------------------------------------------------------------------------------------------
     55                     PNC                 9702         B-2                 .045% -0.100%              N
------------------------------------------------------------------------------------------------------------------
     56                     PNC                 9705         B-2                 .043% -0.100%              N
------------------------------------------------------------------------------------------------------------------
     57                     PNC                 9705         B-3                       ---                  ---
------------------------------------------------------------------------------------------------------------------
     58                     PWMAC               9307         M-3                .0450% - 1.625%             Y
------------------------------------------------------------------------------------------------------------------
     59                     PWMAC               9402         M-2                .0275% - 1.250%             N
------------------------------------------------------------------------------------------------------------------
     60                     PWMAC               9402         M-3                       ---                  ---
------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------
                                                  Remain
     Clean Up                 Call                Special                      Remain                   Remain
        %                      By                 Hazard                       Fraud                 Bankruptcy          30+ Pct
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE                  33,303,076                  21,664,367               548,763              0.57%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                12,042,036                   7,029,122               118,700              0.42%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 7,512,650                   4,709,896               126,400              0.49%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 3,754,819                   3,123,272                93,138              0.96%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 5,494,738                   4,408,848               110,025              0.80%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 4,498,832                   2,393,228               100,500              0.21%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE                  41,511,777                  38,389,574             5,758,284              0.41%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                10,731,104                   8,121,308             1,661,800              0.31%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 5,753,544                   3,243,343               702,316              0.07%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,917,093                   2,694,872               594,624              0.32%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,907,135                   4,085,443               875,658              0.28%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,922,639                   3,085,966               697,288              0.37%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,787,478                   2,487,406               531,098              0.21%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 4,799,014                   3,912,746               148,000              0.79%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 2,890,875                   2,300,059               189,000              0.87%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 3,571,775                   3,571,775               134,000              0.80%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 4,321,190                   3,368,069               144,000              0.50%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,909,930                   1,518,587                80,500              0.00%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE                  25,614,496                  15,972,971               663,400              0.35%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 9,421,905                   4,671,176               113,600              0.12%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 4,237,880                   2,590,370               124,800              0.51%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 3,132,855                   1,970,627               130,000              0.26%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,895,301                   1,630,434               130,000              0.21%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 2,853,155                   2,027,201               110,000              0.54%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 2,212,258                   1,755,365                50,000              0.34%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,861,141                   1,327,800                 5,000              0.87%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      NONE                  NONE                   5,364,034                   4,025,519               331,000              1.13%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,673,451                   1,619,406                50,000              1.07%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 1,676,659                   1,218,617               131,000              1.40%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 2,013,924                   1,187,496               150,000              0.85%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
        10%                Seller                  1,968,338                   2,339,767               109,818              2.12%
------------------------------------------------------------------------------------------------------------------------------------
        10%                Seller                  2,786,869                   3,547,527               100,000              1.52%
------------------------------------------------------------------------------------------------------------------------------------
        10%          Seller or Servicer            5,838,756                   7,002,876               127,085              0.52%
------------------------------------------------------------------------------------------------------------------------------------
       ---                   ---                        ----                        ----                  ----           ----
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 3,021,923                   1,200,074                76,164              1.31%
------------------------------------------------------------------------------------------------------------------------------------
        10%               Servicer                 2,551,353                   2,254,463               115,000              1.26%
------------------------------------------------------------------------------------------------------------------------------------
       ---                    ---                        ----                        ----                  ----           ----
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                             Servicing
    60+ Pct        90+ Pct        F/C Pct        REO Pct         Delinq           GWAC                Fee                   NWAC
------------------------------------------------------------------------------------------------------------------------------------
      0.06%         0.12%          0.21%           0.06%          1.02%            7.333%           (1)                      7.133%
------------------------------------------------------------------------------------------------------------------------------------
      0.08%         0.20%          0.05%           0.00%          0.75%            7.314%                          0.200%    7.114%
------------------------------------------------------------------------------------------------------------------------------------
      0.05%         0.09%          0.30%           0.00%          0.93%            7.243%                          0.200%    7.043%
------------------------------------------------------------------------------------------------------------------------------------
      0.03%         0.00%          0.00%           0.00%          0.99%            7.369%                          0.200%    7.169%
------------------------------------------------------------------------------------------------------------------------------------
      0.10%         0.08%          0.63%           0.29%          1.89%            7.446%                          0.200%    7.246%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.18%          0.04%           0.00%          0.44%            7.314%                          0.200%    7.114%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      0.10%         0.14%          0.16%           0.10%          0.90%            7.312%           (1)                      7.112%
------------------------------------------------------------------------------------------------------------------------------------
      0.03%         0.00%          0.18%           0.06%          0.57%            7.093%                          0.200%    6.893%
------------------------------------------------------------------------------------------------------------------------------------
      0.24%         0.11%          0.43%           0.00%          0.85%            7.276%                          0.200%    7.076%
------------------------------------------------------------------------------------------------------------------------------------
      0.17%         0.22%          0.16%           0.00%          0.88%            7.341%                          0.200%    7.141%
------------------------------------------------------------------------------------------------------------------------------------
      0.02%         0.00%          0.18%           0.16%          0.64%            7.144%                          0.200%    6.944%
------------------------------------------------------------------------------------------------------------------------------------
      0.21%         0.24%          0.00%           0.14%          0.97%            7.524%                          0.200%    7.324%
------------------------------------------------------------------------------------------------------------------------------------
      0.08%         0.20%          0.14%           0.00%          0.64%            6.906%                          0.200%    6.706%
------------------------------------------------------------------------------------------------------------------------------------
      0.02%         0.05%          0.15%           0.16%          1.19%            7.582%                          0.200%    7.382%
------------------------------------------------------------------------------------------------------------------------------------
      0.19%         0.05%          0.29%           0.17%          1.56%            7.876%                          0.200%    7.676%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.15%          0.08%           0.12%          1.15%            7.372%                          0.200%    7.172%
------------------------------------------------------------------------------------------------------------------------------------
      0.21%         0.69%          0.07%           0.22%          1.70%            7.797%                          0.200%    7.597%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.00%          0.00%           0.00%          0.00%            6.624%                          0.200%    6.424%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      0.17%         0.25%          0.32%           0.07%          1.16%            7.684%           (1)                      7.484%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.09%          0.46%           0.05%          0.72%            7.249%                          0.200%    7.049%
------------------------------------------------------------------------------------------------------------------------------------
      0.43%         0.62%          0.17%           0.00%          1.72%            7.742%                          0.200%    7.542%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.25%          0.00%           0.00%          0.51%            7.408%                          0.200%    7.208%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.36%          0.61%           0.30%          1.48%            8.229%                          0.200%    8.029%
------------------------------------------------------------------------------------------------------------------------------------
      0.14%         0.21%          0.19%           0.00%          1.08%            7.708%                          0.200%    7.508%
------------------------------------------------------------------------------------------------------------------------------------
      0.10%         0.06%          0.41%           0.00%          0.91%            7.866%                          0.200%    7.666%
------------------------------------------------------------------------------------------------------------------------------------
      0.83%         0.27%          0.32%           0.33%          2.62%            8.564%                          0.200%    8.364%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      0.67%         1.11%          0.93%           0.08%          3.91%            8.860%           (1)                      8.660%
------------------------------------------------------------------------------------------------------------------------------------
      1.60%         0.98%          1.86%           0.00%          5.51%            8.950%                          0.200%    8.750%
------------------------------------------------------------------------------------------------------------------------------------
      0.22%         1.71%          0.51%           0.22%          4.06%            8.858%                          0.200%    8.658%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.49%          0.23%           0.00%          1.57%            8.739%                          0.200%    8.539%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      0.26%         0.00%          0.26%           0.00%          2.65%            7.979%                 0.250%             7.704%
------------------------------------------------------------------------------------------------------------------------------------
      0.21%         0.00%          0.51%           0.00%          2.24%            8.044%                 0.150% - 0.375%    7.753%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.00%          0.00%           0.00%          0.52%            8.193%                 0.150% - 0.250%    7.905%
------------------------------------------------------------------------------------------------------------------------------------
      ----          ----           ----            ----           ----              ----                    ---               ----
------------------------------------------------------------------------------------------------------------------------------------
      0.25%         0.21%          0.00%           0.00%          1.77%            7.576%                 0.250% - 1.625%    7.189%
------------------------------------------------------------------------------------------------------------------------------------
      0.00%         0.00%          0.10%           0.26%          1.61%            7.173%                 0.250% - 1.250%    6.754%
------------------------------------------------------------------------------------------------------------------------------------
      ----          ----           ----            ----           ----       ----                           ---               ----
------------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------
                                Number              Average                         %               WA
                                of Mtg               Loan                         Highest          Orig          % Call
     WAM           AGE          Loans               Balance       %CAL             State            LTV          Bal Re
----------------------------------------------------------------------------------------------------------------------------
    297             52            8,188             259,582       CA 72%           CA 72%          72.18%         75.94%
-----------------------------------------------------------------------------------------------------------------------------
    298             52            2,702             255,440       CA 73%           CA 73%          72.14%         76.65%
-----------------------------------------------------------------------------------------------------------------------------
    296             52            1,734             265,844       CA 72%           CA 72%          71.93%         76.72%
-----------------------------------------------------------------------------------------------------------------------------
    296             52            1,168             263,586       CA 72%           CA 72%          72.23%         76.94%
-----------------------------------------------------------------------------------------------------------------------------
    296             52            1,693             254,945       CA 70%           CA 70%          72.78%         72.67%
-----------------------------------------------------------------------------------------------------------------------------
    298             52              891             263,521       CA 75%           CA 75%          71.66%         77.33%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    300             50           14,493             255,403       CA 68%           CA 68%          72.51%         79.13%
-----------------------------------------------------------------------------------------------------------------------------
    299             51            2,961             271,561       CA 75%           CA 75%          71.80%         79.79%
-----------------------------------------------------------------------------------------------------------------------------
    299             51            1,237             258,835       CA 72%           CA 72%          72.19%         79.63%
-----------------------------------------------------------------------------------------------------------------------------
    301             50            1,042             257,930       CA 70%           CA 70%          72.29%         76.89%
-----------------------------------------------------------------------------------------------------------------------------
    300             50            1,506             270,206       CA 61%           CA 61%          72.34%         81.36%
-----------------------------------------------------------------------------------------------------------------------------
    299             50            1,243             246,853       CA 74%           CA 74%          72.39%         76.69%
-----------------------------------------------------------------------------------------------------------------------------
    300             50              927             267,376       CA 53%           CA 53%          72.15%         81.53%
-----------------------------------------------------------------------------------------------------------------------------
    301             49            1,453             244,274       CA 72%           CA 72%          73.01%         78.72%
-----------------------------------------------------------------------------------------------------------------------------
    300             49              914             226,601       CA 73%           CA 73%          74.60%         72.24%
-----------------------------------------------------------------------------------------------------------------------------
    302             49            1,322             250,876       CA 59%           CA 59%          72.26%         82.18%
-----------------------------------------------------------------------------------------------------------------------------
    301             49            1,355             228,542       CA 70%           CA 70%          73.09%         77.03%
-----------------------------------------------------------------------------------------------------------------------------
    301             50              533             269,275       CA 41%           CA 41%          74.02%         83.83%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    303             47            6,079             237,201       CA 54%           CA 54%          73.47%         77.18%
-----------------------------------------------------------------------------------------------------------------------------
    303             48            1,632             251,150       CA 58%           CA 58%          72.84%         82.04%
-----------------------------------------------------------------------------------------------------------------------------
    302             48            1,000             238,206       CA 68%           CA 68%          72.55%         79.14%
-----------------------------------------------------------------------------------------------------------------------------
    303             47              702             262,002       CA 44%           CA 44%          73.39%         80.85%
-----------------------------------------------------------------------------------------------------------------------------
    305             46              708             208,218       CA 59%           CA 59%          74.22%         73.37%
-----------------------------------------------------------------------------------------------------------------------------
    304             46              795             238,421       CA 57%           CA 57%          73.44%         79.84%
-----------------------------------------------------------------------------------------------------------------------------
    304             46              685             229,520       CA 36%           CA 36%          74.56%         74.57%
-----------------------------------------------------------------------------------------------------------------------------
    304             44              557             207,819       CA 42%           CA 42%          75.33%         60.62%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    305             42            1,617             194,235       CA 27%           CA 27%          75.85%         48.04%
-----------------------------------------------------------------------------------------------------------------------------
    304             43              647             179,501       CA 27%           NY 28%          74.48%         49.61%
-----------------------------------------------------------------------------------------------------------------------------
    303             42              570             196,183       CA 26%           CA 26%          76.24%         51.85%
-----------------------------------------------------------------------------------------------------------------------------
    309             40              400             215,293       CA 29%           CA 29%          77.20%         42.22%
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
    318             33              738             286,902       CA 23%           CA 23%          77.65%         78.42%
-----------------------------------------------------------------------------------------------------------------------------
    306             15              480             302,496       CA 38%           CA 38%          75.31%         81.86%
-----------------------------------------------------------------------------------------------------------------------------
    312              7            1,296             237,746       CA 49%           CA 49%          75.48%         88.00%
-----------------------------------------------------------------------------------------------------------------------------
   ----           ----             ----               ----          ----             ----           ----           ----
-----------------------------------------------------------------------------------------------------------------------------
    289             57              352             293,752       CA 50%           CA 50%          70.07%         65.69%
-----------------------------------------------------------------------------------------------------------------------------
    297             52              741             285,569       CA 44%           CA 44%          73.66%         82.94%
-----------------------------------------------------------------------------------------------------------------------------
   ----           ----             ----               ----          ----             ----           ----           ----
-----------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I
                             COLLATERAL INFORMATION


--------------------------------------------------------------------------------------------------------------------
    Pooled        Resec.                                                                Comp
     Sec           Cert           Shelf            Series        Des                  Interest               IOU
--------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
      61                        RALI                97Q12        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      62                        RAST                96A3         B-1-B                  0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      63                        RAST                96A4         B-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      64                        RFC                 93S10        M-2                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      65                        RFC                 93S18        M-2                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      66                        RFC                 93S18        M-3                      ---                  ---
---------------------------------------------------------------------------------------------------------------------
      67                        RFC                 93S21        M-3                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      68                        RFC                 93S22        M-2                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      69                        RFC                 93S22        M-3                      ---                  ---
---------------------------------------------------------------------------------------------------------------------
      70                        RFC                 93S24        M-3                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      71                        RFC                 93S26        M-2                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      72                        RFC                 93S26        M-3                      ---                  ---
---------------------------------------------------------------------------------------------------------------------
      73                        RFC                 93S27        M-3                     NONE                  Y
---------------------------------------------------------------------------------------------------------------------
      74                        RFC                 93S28        M-2                     NONE                  N
---------------------------------------------------------------------------------------------------------------------
      75                        RFC                 93S28        M-3                      ---                  ---
---------------------------------------------------------------------------------------------------------------------
      76                        RFC                 93S34        M-3                     NONE                  N
---------------------------------------------------------------------------------------------------------------------
      77                        RFC                 94S3         M-3                     NONE                  N
---------------------------------------------------------------------------------------------------------------------
      78                        RFC                 95R20        M-3                    0.250%                 N
---------------------------------------------------------------------------------------------------------------------
      79                        RFC                 96S10        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      80                        RFC                 96S14        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      81                        RFC                 96S14        M-3                      ---                  ---
---------------------------------------------------------------------------------------------------------------------
      82                        RFC                 96S16        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      83                        RFC                 96S18        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      84                        RFC                 96S23        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------
      85                        RFC                 96S25        M-2                    0.125%                 N
---------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                Remain
     Clean Up                 Call              Special                      Remain                   Remain
        %                      By               Hazard                       Fraud                 Bankruptcy          30+ Pct
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       2,981,040                   5,962,080               175,592              2.37%
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            3,075,569                   6,282,761               125,000              2.72%
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            2,467,931                   5,097,789               125,000              3.38%
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)            Servicer            1,590,842                     374,095               100,000              6.21%
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            2,643,092                   2,476,275               177,436              0.74%
------------------------------------------------------------------------------------------------------------------------------------
           ---                  ---                   ----                        ----                  ----              ----
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)            Servicer            2,507,700                   1,440,380               140,181              1.20%
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            4,592,358                   2,637,700               109,526              0.64%
------------------------------------------------------------------------------------------------------------------------------------
            ---                 ---                   ----                        ----                  ----               ----
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            3,169,865                   2,942,536               100,000              0.73%
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)            Servicer            2,825,981                   2,286,900               100,000              1.96%
------------------------------------------------------------------------------------------------------------------------------------
           ---                  ---                   ----                        ----                  ----               ----
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)            Servicer            3,285,286                     690,012               100,000              1.97%
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)            Servicer            2,224,721                   1,582,358               100,000              0.68%
------------------------------------------------------------------------------------------------------------------------------------
           ---                  ---                   ----                        ----                  ----              ----
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)       Seller or Servicer       1,996,394                   1,627,345               100,000              0.88%
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)       Seller or Servicer       2,727,444                   2,598,606               100,000              0.80%
------------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer            3,263,316                   6,526,634               126,853              0.10%
------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       5,102,211                   5,102,211               175,406              1.22%
------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       3,503,977                   3,503,977               100,000              1.42%
------------------------------------------------------------------------------------------------------------------------------------
           ---                  ---                   ----                        ----                  ----              ----
------------------------------------------------------------------------------------------------------------------------------------
           10%(4)       Seller or Servicer       3,643,213                   7,283,666               140,078              1.11%
------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       1,985,257                   1,937,666               106,710              2.27%
------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       2,597,670                   5,195,340               102,894              2.17%
------------------------------------------------------------------------------------------------------------------------------------
           10%          Seller or Servicer       2,145,061                   1,804,840               100,000              1.00%
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                             Servicing
    60+ Pct        90+ Pct        F/C Pct        REO Pct         Delinq           GWAC                Fee                   NWAC
------------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
    0.46%           0.00%          0.19%           0.00%          3.02%            8.481%          0.250% -  0.500%         8.150%
----------------------------------------------------------------------------------------------------------------------------------
    0.55%           0.53%          0.69%           0.36%          4.84%            8.916%          0.250% -  0 .850%        8.531%
----------------------------------------------------------------------------------------------------------------------------------
    0.76%           0.96%          0.75%           0.34%          6.19%            8.922%          0.250%  - 0.595%         8.536%
----------------------------------------------------------------------------------------------------------------------------------
    0.00%           0.00%          1.11%           0.99%          8.31%            9.077%          0.250 % - 0.875%         8.646%
----------------------------------------------------------------------------------------------------------------------------------
    0.32%           0.17%          0.50%           0.45%          2.18%            8.068%          0.250 % - 2.125%         7.629%
----------------------------------------------------------------------------------------------------------------------------------
    ----            ----           ----            ----           ----              ----                        ---          ----
----------------------------------------------------------------------------------------------------------------------------------
    0.43%           0.16%          1.47%           0.00%          3.26%            8.027%          0.250 % - 2.000%         7.580%
----------------------------------------------------------------------------------------------------------------------------------
    0.13%           0.00%          0.30%           0.10%          1.17%            7.646%          0.250 % - 1.125%         7.209%
----------------------------------------------------------------------------------------------------------------------------------
    ----            ----           ----            ----           ----              ----                        ---          ----
----------------------------------------------------------------------------------------------------------------------------------
    0.07%           0.00%          0.38%           0.09%          1.28%            7.587%          0.250 % -  2.125%        7.190%
----------------------------------------------------------------------------------------------------------------------------------
    0.20%           0.00%          0.35%           0.23%          2.73%            7.984%          0.250 % -  2.000%        7.568%
----------------------------------------------------------------------------------------------------------------------------------
    ----            ----           ----            ----           ----              ----                        ---          ----
----------------------------------------------------------------------------------------------------------------------------------
    0.00%           0.00%          0.64%           0.00%          2.61%            8.085%          0.250 % -  2.000%        7.608%
----------------------------------------------------------------------------------------------------------------------------------
    0.00%           0.00%          0.48%           0.11%          1.28%            7.580%          0.250 % - 1.750%         7.105%
----------------------------------------------------------------------------------------------------------------------------------
    ----            ----           ----            ----           ----              ----                        ---          ----
----------------------------------------------------------------------------------------------------------------------------------
    0.00%           0.27%          0.50%           0.00%          1.65%            7.532%          0.250 % -  0.625%        7.147%
----------------------------------------------------------------------------------------------------------------------------------
    0.06%           0.00%          0.38%           0.00%          1.25%            7.312%          0.250 % -  0.625%        6.924%
----------------------------------------------------------------------------------------------------------------------------------
    0.09%           0.10%          1.00%           0.00%          1.29%            8.020%          0.250%                   7.749%
----------------------------------------------------------------------------------------------------------------------------------
    0.15%           0.07%          0.44%           0.00%          1.87%            7.888%          0.205 % - 1.380%         7.595%
----------------------------------------------------------------------------------------------------------------------------------
    0.01%           0.00%          0.16%           0.07%          1.65%            7.816%          0.280 % - 0.330%         7.487%
----------------------------------------------------------------------------------------------------------------------------------
    ----            ----           ----            ----           ----              ----                        ---          ----
----------------------------------------------------------------------------------------------------------------------------------
    0.23%           0.33%          1.30%           0.09%          3.05%            8.536%          0.280 % - 1.780%         8.248%
----------------------------------------------------------------------------------------------------------------------------------
    0.04%           0.00%          0.08%           0.00%          2.39%            8.487%          0.280% - 0.955%          8.180%
----------------------------------------------------------------------------------------------------------------------------------
    0.25%           0.16%          0.82%           0.00%          3.40%            8.441%          0.280% - 0.580%          8.146%
----------------------------------------------------------------------------------------------------------------------------------
    0.58%           0.00%          0.47%           0.26%          2.32%            8.415%          0.280 % - 1.205%         8.110%
----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                        Number            Average                         %               WA
                                        of Mtg             Loan                         Highest          Orig          % Call
     WAM           AGE                  Loans             Balance       %CAL             State            LTV          Bal Re
------------------------------------------------------------------------------------------------------------------------------------
     354              4                 2,599             112,061       CA 20%           CA 20%           78.71%        97.70%
-----------------------------------------------------------------------------------------------------------------------------------
     333             22                 2,247             116,158       CA 35%           CA 35%           71.79%        74.46%
-----------------------------------------------------------------------------------------------------------------------------------
     334             21                 1,357             141,398       CA 36%           CA 36%           73.99%        75.28%
-----------------------------------------------------------------------------------------------------------------------------------
     291             62                   124             239,253       CA 81%           CA 81%           74.52%        22.07%
-----------------------------------------------------------------------------------------------------------------------------------
     288             58                   790             276,305       CA 55%           CA 55%           72.20%        43.60%
-----------------------------------------------------------------------------------------------------------------------------------
    ----           ----                 ----                 ----        ----             ----             ----          ----
-----------------------------------------------------------------------------------------------------------------------------------
     294             57                   474             280,095       CA 56%           CA 56%           73.04%        49.32%
-----------------------------------------------------------------------------------------------------------------------------------
     290             57                   870             282,671       CA 65%           CA 65%           70.47%        70.94%
-----------------------------------------------------------------------------------------------------------------------------------
    ----           ----                  ----                ----        ----             ----             ----          ----
-----------------------------------------------------------------------------------------------------------------------------------
     292             56                   916             282,816       CA 62%           CA 62%           71.29%        69.27%
-----------------------------------------------------------------------------------------------------------------------------------
     290             56                   667             281,902       CA 67%           CA 67%           72.08%        50.00%
-----------------------------------------------------------------------------------------------------------------------------------
    ----           ----                  ----                ----        ----             ----             ----          ----
-----------------------------------------------------------------------------------------------------------------------------------
     292             57                   420             272,874       CA 82%           CA 82%           71.05%        41.74%
-----------------------------------------------------------------------------------------------------------------------------------
     293             55                   540             279,152       CA 70%           CA 70%           71.67%        70.44%
-----------------------------------------------------------------------------------------------------------------------------------
    ----           ----                  ----                ----        ----             ----             ----           ----
-----------------------------------------------------------------------------------------------------------------------------------
     296             54                   545             287,094       CA 68%           CA 68%           71.45%        73.13%
-----------------------------------------------------------------------------------------------------------------------------------
     301             50                   897             264,964       CA 34%           CA 34%           71.66%        79.44%
-----------------------------------------------------------------------------------------------------------------------------------
     316             36                   861             278,740       CA 41%           CA 41%           76.77%        73.54%
-----------------------------------------------------------------------------------------------------------------------------------
     332             22                 1,620             280,044       CA 52%           CA 52%           75.79%        84.63%
-----------------------------------------------------------------------------------------------------------------------------------
     318             30                 1,312             249,811       CA <1%           NY 49%           72.33%        89.18%
-----------------------------------------------------------------------------------------------------------------------------------
    ----           ----                  ----               ----          ----             ----            ----           ----
-----------------------------------------------------------------------------------------------------------------------------------
     334             20                   992             257,492       CA 52%           CA 52%           77.18%        70.14%
-----------------------------------------------------------------------------------------------------------------------------------
     335             20                   658             253,579       CA 35%           CA 35%           76.46%        77.90%
-----------------------------------------------------------------------------------------------------------------------------------
     339             16                   780             262,719       CA 46%           CA 46%           77.64%        78.89%
-----------------------------------------------------------------------------------------------------------------------------------
     340             15                   705             240,128       CA 42%           CA 42%           76.44%        79.65%
-----------------------------------------------------------------------------------------------------------------------------------


                                      I-15



                                    ANNEX I
                             COLLATERAL INFORMATION


------------------------------------------------------------------------------------------------------------------
    Pooled        Resec.                                                              Comp
     Sec           Cert       Shelf             Series        Des                    Interest               IOU
------------------------------------------------------------------------------------------------------------------
            86               RYLPT3              92A          1-B                      (1)                   Y
-------------------------------------------------------------------------------------------------------------------
                  86-a-1     RYLPT3              92C          B-1                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
                  86-a-2     RYLPT3              92C          B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
                  86-a-3     RYLPT3              92C          B-3                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
                  86-b-1     RYLPT3              92D          B-1                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
                  86-b-2     RYLPT3              92D          B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
                   86-c      MIGHTS              9101         B-2                    Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------
                  86-d-1     RYLPTC              9118         3-B                    Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------
                  86-d-2     RYLPTC              9118         3-C                      ---                  ---
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
            87               RYLPTC              9304         B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
            88               SASCO               9601         B-1                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
            89               SASCO               9601         B-2                       ---                  ---
-------------------------------------------------------------------------------------------------------------------
            90               SASCO               9602         B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
            91               SASI                93J          3-B                      (1)                   Y
-------------------------------------------------------------------------------------------------------------------
                   93-a      PHMSC               9336         B                      Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------
                   93-b      PHMSC               9343         B                      Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------
                   93-c      PHMSC               9344         B                      Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------
                   93-d      PHMSC               9350         B                      Serv Fee                Y
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
            92               SASI                9405         B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------
            93               SASI                9405         B-3                       ---                  ---
-------------------------------------------------------------------------------------------------------------------
            94               SASI                9504         B-2                    Serv Fee                 N
-------------------------------------------------------------------------------------------------------------------
            95               SBMSI               92D          B-4                      (1)                   Y
-------------------------------------------------------------------------------------------------------------------
                   95-a      RFC                 92S26        B-1                      NONE                  Y
-------------------------------------------------------------------------------------------------------------------
                   95-b      RFC                 92S28        B-1                      NONE                  Y
-------------------------------------------------------------------------------------------------------------------
                   95-c      RFC                 92S30        B-1                      NONE                  Y
-------------------------------------------------------------------------------------------------------------------
                   95-d      RFC                 92S32        B-1                      NONE                  Y
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
            96               SBMSI               9409         B-2                    Serv Fee                N
-------------------------------------------------------------------------------------------------------------------

Totals /  Weighted Averages:




----------------------------------------------------------------------------------------------------------------------------------
                                                Remain
     Clean Up                 Call              Special                      Remain               Remain
        %                      By               Hazard                       Fraud              Bankruptcy          30+ Pct
--------------------------------------------------------------------------------------------------------------------------------
           10%                Seller              1,766,818                   NONE               500,000              5.04%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Seller                   NONE                   NONE                  NONE              4.05%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Seller                   NONE                   NONE                  NONE              5.86%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Seller                   NONE                   NONE                  NONE              5.37%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Seller                   NONE                   NONE                  NONE              0.43%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Seller                   NONE                   NONE                  NONE              4.45%
----------------------------------------------------------------------------------------------------------------------------------
           25%                Trustee               882,061                    n/a                   n/a              4.90%
----------------------------------------------------------------------------------------------------------------------------------
           10%                Trustee               884,757                   NONE               500,000              5.46%
----------------------------------------------------------------------------------------------------------------------------------
          ---                   ---                    ----                   ----                  ----              ----
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
           10%         Residual or Servicer       9,212,361              3,281,021                96,550              0.36%
----------------------------------------------------------------------------------------------------------------------------------
            5%                Seller              2,503,949              1,746,789               100,000              1.44%
----------------------------------------------------------------------------------------------------------------------------------
          ---                   ---                    ----                   ----                  ----              ----
----------------------------------------------------------------------------------------------------------------------------------
            5%          Seller or Servicer        4,014,480              2,668,261               100,000              0.00%
----------------------------------------------------------------------------------------------------------------------------------
         NONE                  NONE              25,908,035             19,273,716             2,665,091              0.32%
----------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer             5,668,451              4,027,279               143,000              0.54%
----------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer             5,811,325              4,197,362               132,000              0.24%
----------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer             9,349,227              7,923,610             1,737,202              0.34%
----------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer             5,079,032              3,125,466               652,888              0.10%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
           10%         Residual or Servicer       4,605,467              4,557,549               161,144              1.14%
----------------------------------------------------------------------------------------------------------------------------------
          ---                   ---                    ----                   ----                  ----              ----
----------------------------------------------------------------------------------------------------------------------------------
           10%               Servicer             4,386,789              8,773,578               158,345              1.00%
----------------------------------------------------------------------------------------------------------------------------------
         NONE                  NONE               8,287,369              2,383,062               938,567              2.39%
----------------------------------------------------------------------------------------------------------------------------------
           10%            Master Servicer         2,033,730                   NONE               323,353              2.27%
----------------------------------------------------------------------------------------------------------------------------------
           10%            Master Servicer         1,900,420                667,523               233,273              2.34%
----------------------------------------------------------------------------------------------------------------------------------
           10%            Master Servicer         1,873,624                484,204               266,095              2.90%
----------------------------------------------------------------------------------------------------------------------------------
           10%            Master Servicer         2,479,595              1,231,335               115,846              2.10%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
           10%            Master Servicer         1,863,541              1,839,187                50,000              1.60%
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                      0.90%
                                                                                                                      -----


------------------------------------------------------------------------------------------------------------------------------------

                                                                 Total                             Servicing
  60+ Pct          90+ Pct        F/C Pct        REO Pct         Delinq           GWAC                Fee                   NWAC
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  1.29%              3.11%          1.70%           0.14%         11.28%            9.568%                      (1)          8.751%
------------------------------------------------------------------------------------------------------------------------------------
  1.03%              0.76%          1.94%           0.00%          7.78%            9.597%                         0.330%    8.584%
------------------------------------------------------------------------------------------------------------------------------------
  1.69%              3.19%          1.13%           0.16%         12.02%            ----                           0.330%     ----
------------------------------------------------------------------------------------------------------------------------------------
  0.80%              7.14%          2.45%           0.00%         15.76%            ----                           0.330%     ----
------------------------------------------------------------------------------------------------------------------------------------
  0.28%              2.43%          0.00%           0.00%          3.13%            9.485%                         0.395%    8.178%
------------------------------------------------------------------------------------------------------------------------------------
  1.56%              3.12%          0.46%           0.00%          9.59%             ----                          0.395%     ----
------------------------------------------------------------------------------------------------------------------------------------
  1.86%              3.19%          4.07%           0.00%         14.02%            9.719%                         0.457%    9.122%
------------------------------------------------------------------------------------------------------------------------------------
  1.00%              3.14%          2.69%           0.28%         12.57%            9.597%                0.250% - 2.375%    9.280%
------------------------------------------------------------------------------------------------------------------------------------
---                  ----           ----            ----           ----              ----                   ---              ----
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  0.10%              0.28%          0.00%           0.00%          0.74%            7.606%                         0.250%    7.336%
------------------------------------------------------------------------------------------------------------------------------------
  0.00%              0.74%          0.18%           0.00%          2.36%            7.774%                0.250% - 0.300%    7.518%
------------------------------------------------------------------------------------------------------------------------------------
---               ----           ----            ----           ----                 ----                   ---              ----
------------------------------------------------------------------------------------------------------------------------------------
  1.29%              0.00%          0.12%           0.00%          1.41%            7.774%                         0.250%    7.524%
------------------------------------------------------------------------------------------------------------------------------------
  0.14%              0.16%          0.21%           0.10%          0.93%            7.502%                     (1)           7.302%
------------------------------------------------------------------------------------------------------------------------------------
  0.30%              0.19%          0.44%           0.10%          1.56%            7.779%                         0.200%    7.579%
------------------------------------------------------------------------------------------------------------------------------------
  0.11%              0.26%          0.30%           0.19%          1.10%            7.560%                         0.200%    7.360%
------------------------------------------------------------------------------------------------------------------------------------
  0.07%              0.15%          0.11%           0.10%          0.77%            7.457%                         0.200%    7.257%
------------------------------------------------------------------------------------------------------------------------------------
  0.13%              0.00%          0.10%           0.00%          0.33%            7.189%                         0.200%    6.989%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  0.00%              0.28%          0.00%           0.13%          1.55%            7.398%                         0.250%    7.103%
------------------------------------------------------------------------------------------------------------------------------------
  ---                ----           ----            ----           ----              ----                   ---              ----
------------------------------------------------------------------------------------------------------------------------------------
  0.68%              0.37%          0.58%           0.17%          2.79%            8.187%                0.200% - 0.375%    7.954%
------------------------------------------------------------------------------------------------------------------------------------
  0.23%              0.11%          1.16%           0.36%          4.26%            8.683%       (1)                         8.231%
------------------------------------------------------------------------------------------------------------------------------------
  0.52%              0.00%          0.92%           0.00%          3.71%            9.039%                0.250% - 1.500%    8.591%
------------------------------------------------------------------------------------------------------------------------------------
  0.25%              0.00%          2.29%           0.00%          4.88%            8.697%                0.250% - 1.750%    8.274%
------------------------------------------------------------------------------------------------------------------------------------
  0.00%              0.00%          1.37%           0.42%          4.68%            8.559%                0.250% - 0.875%    8.124%
------------------------------------------------------------------------------------------------------------------------------------
  0.23%              0.34%          0.45%           0.75%          3.87%            8.564%                0.250% - 1.750%    8.080%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  0.14%              0.00%          0.00%           0.00%          1.73%            7.819%                0.225% - 0.250%    7.000%
------------------------------------------------------------------------------------------------------------------------------------

  0.17%              0.20%          0.29%           0.10%          1.66%            7.756%                                   7.475%
  -----              -----          -----           -----          -----            ------                                   ------



------------------------------------------------------------------------------------------------------------------------------------
                                        Number              Average                         %               WA
                                        of Mtg               Loan                         Highest          Orig          % Call
     WAM            AGE                 Loans               Balance       %CAL             State            LTV          Bal Re
------------------------------------------------------------------------------------------------------------------------------------
      198            140                 4,574              39,283       CA 3%            TX 38%           88.63%        10.55%
------------------------------------------------------------------------------------------------------------------------------------
      177            138                 1,540              33,970       CA 2%            LA 37%           87.81%         4.48%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                  ----               ----        ----             ----              ----         16.65%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                  ----               ----        ----             ----              ----          2.30%
------------------------------------------------------------------------------------------------------------------------------------
      215            139                   857              61,233       CA 1%            TX 93%           92.95%         2.95%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                  ----                ----        ----             ----            ----          27.84%
------------------------------------------------------------------------------------------------------------------------------------
      187            166                   172              32,138       CA 0%            TX 63%           92.42%         8.74%
------------------------------------------------------------------------------------------------------------------------------------
      202            139                 2,005              34,593       CA 3%            TX 32%           88.13%        22.04%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                 ----                 ----        ----             ----             ----          ----
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      293             55                 1,121             292,687       CA 83%           CA 83%           70.60%        60.69%
------------------------------------------------------------------------------------------------------------------------------------
      327             25                   536             293,042       CA 46%           CA 46%           76.65%        85.53%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                  ----               ----         ----             ----             ----          ----
------------------------------------------------------------------------------------------------------------------------------------
      304             56                   541             309,540        n/a               n/a              n/a         83.43%
------------------------------------------------------------------------------------------------------------------------------------
      296             54                 7,194             258,608       CA 67%           CA 67%           72.73%        69.01%
------------------------------------------------------------------------------------------------------------------------------------
      295             55                 1,530             252,711       CA 65%           CA 65%           73.11%        64.38%
------------------------------------------------------------------------------------------------------------------------------------
      295             54                 1,571             255,698       CA 68%           CA 68%           72.83%        66.88%
------------------------------------------------------------------------------------------------------------------------------------
      296             53                 2,950             260,377       CA 68%           CA 68%           72.52%        70.17%
------------------------------------------------------------------------------------------------------------------------------------
      297             53                 1,143             265,939       CA 66%           CA 66%           72.64%        76.01%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      311             48                 1,537             254,529       CA 36%           CA 36%           73.93%        78.44%
------------------------------------------------------------------------------------------------------------------------------------
     ----           ----                  ----               ----          ----             ----            ----          ----
------------------------------------------------------------------------------------------------------------------------------------
      320             31                 1,440             228,862       CA 38%           CA 38%           75.98%        75.13%
------------------------------------------------------------------------------------------------------------------------------------
      283             66                 1,117             259,165       CA 71%           CA 71%           73.93%        19.39%
------------------------------------------------------------------------------------------------------------------------------------
      285             67                   217             260,131       CA 76%           CA 76%           75.82%        15.00%
------------------------------------------------------------------------------------------------------------------------------------
      280             68                   236             251,568       CA 61%           CA 61%           74.51%        16.26%
------------------------------------------------------------------------------------------------------------------------------------
      284             66                   297             259,664       CA 74%           CA 74%           71.77%        23.99%
------------------------------------------------------------------------------------------------------------------------------------
      283             66                   367             263,076       CA 72%           CA 72%           74.18%        22.44%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      311             44                   548             276,236        n/a               n/a              n/a         71.00%
------------------------------------------------------------------------------------------------------------------------------------

      308             42            116,700.00            $236,112       CA 51%                            72.38%
      ---             --            ----------            --------       ------                            ------


                                ANNEX I FOOTNOTES


1.   See information relating to Resecuritized Certificates below.

2. The amount of cumulative Realized Losses was not available, however, Realized Losses have been allocated to certain Subordinated Certificates of this Underlying Series.

3. Current carve-out amounts remaining are not available; the original carve-out information has been provided.

4. In connection with a resecuritization (the "Related Resecuritization") of certain classes of securities with respect to this Underlying Series, and for so long as the Related Resecuritization remains outstanding, the Seller believes that Residential Funding Corporation has agreed to restrict its right of optional termination (the "RFC Optional Termination") until the outstanding principal balance of the related Underlying Mortgage Loans has declined to the greater of $5 million or 5% of the principal balance of such Underlying Mortgage Loans of the date of issuance of the Underlying Series. If an optional termination right becomes triggered with respect to any of the other securities backing the Related Resecuritization, the Seller believes that Residential Funding Corporation has agreed that it will never exercise the RFC Optional Termination.



                                    ANNEX II

------------- --------------- ------------------------------------------------------------------ -------------------------
   Pooled         Resec.
  Security       Security                            Full Name of Series                               Abbreviation
  --------       --------                            -------------------                               ------------
------------- --------------- ------------------------------------------------------------------ -------------------------

     1.                       American Mortgage Trust 1993-3,
                              Subordinated Mortgage Securities,
                              Series 1993-3, Class 3B                                                AMERT 9303, 3-B
------------- --------------- ------------------------------------------------------------------ -------------------------

                              The Prudential Home Mortgage Securities Company Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1992-18, Class B2                                               PHMSC 9218, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------

                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1992-22, Class B2                                               PHMSC 9222, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1992-28, Class B2                                               PHMSC 9228, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Marine Midland Bank N.A.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1991-3, Class B-2                                               MARPTC 913, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Marine Midland Bank N.A.,
                              Mortgage Pass-Through Certificates,
                         e.   Series 1992-2, Class B-3                                               MARPTC 922, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Marine Midland Bank N.A.,
                              Mortgage Pass-Through Certificates,
                         f.   Series 1992-3, Class B-2                                               MARPTC 923, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
       2.                     Bear Stearns Mortgage Securities Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-8, Class M                                                 BSMSI 9308, M
------------- --------------- ------------------------------------------------------------------ -------------------------

       3.                     CMC Securities Corporation III,
                              Collaterized Mortgage Obligations,
                              Series 1994-C, Class C-B1                                              CAPPTC 94C, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
       4.                     Countywide Funding Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1993-1, Class B-1                                                CFC 9301, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

      5.                      Countywide Funding Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1994-1, Class B-1                                                CFC 9401, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

      6.                      Countywide Home Loans,
                              Mortgage Pass-Through Certificates,
                              Series 1994-9, Class B-2                                                CFC 9409, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
      7.                      Countywide Funding Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1994-18, Class B-3                                               CFC 9418, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled       Reser.
Security     Security         Full Name of Series                                                     Abbreviation
--------     --------         -------------------                                                     -------------
--------------------------------------------------------------------------------------------------------------------------

8.                            Countywide Home Loans,
                              Mortgage Pass-Through Certificates,
                              Series 1996-2, Class B-2                                                CFC 9602, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
9.                            Countywide Home Loans
                              Mortgage Pass-Through Certificates,
                              Series 1997-5, Class B-3                                                CFC 9705, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
10.                           Chase Mortgage Finance Corporation,
                              Multi-Class Mortgage Pass-Through Certificates,
                              Series 1994-E, Class B-2                                                CHASE 94E, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
11.                           Chemical Mortgage Securities, Inc.,
                              Multi-Class Mortgage Securities, Inc.,
                              Series 1996-1, Class B-3                                               CHEMPT 9601, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
12.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1990-16, Class B                                                 CITIMT 9016, B
------------- --------------- ------------------------------------------------------------------ -------------------------
13.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1992-5, Class B                                                  CITIMT 9205, B
------------- --------------- ------------------------------------------------------------------ -------------------------
14.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1992-19, Class B                                                 CITIMT 9219, B
------------- --------------- ------------------------------------------------------------------ -------------------------
15.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-1, Class B-1                                               CITIMT 9401, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
16.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-5, Class B-1                                               CITIMT 9405, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
17.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-7, Class B-1                                               CITIMT 9407, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
18.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-10, Class B-1                                              CITIMT 9410, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
19.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-11, Class B-1                                              CITIMT 9411, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
20.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1994-13, Class B-2                                              CITIMT 9413, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
21.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1995-2, Class B-3                                               CITIMT 9502, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------

----------------------------------------------------------------------------------------------------------------------------

Pooled       Reser.
Security     Security         Full Name of Series                                                    Abbreviation
---------    --------         ----------------                                                    ------------
--------------------------------------------------------------------------------------------------------------------------

22.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1996-1, Class B-1                                               CITIMT 9601, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

23.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1997-3, Class B-1                                               CITIMT 9703, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

24.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1997-3, Class B-2                                               CITIMT 9703, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------


25.                           Citicorp Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates,
                              Series 1997-7, Class B-1                                               CITIMT 9707, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
26.                           CWMBS, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-A, Class B-3                                                CWD, 94A, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
27.                           CWMBS, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-C, Class B-2                                                 CWD 94C, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
28.                           CWMBS, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-G, Class  B-1                                                CWD 94G, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
29.                           DLJ Mortgage Acceptance Corp.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-3, Class B-1                                                DLJ 9403, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
30.                           Credit Suisse First Boston Mortgage Securities Corp.,
                              WMC Mortgage Loan Pass-Through Pass-Through Certificates, Series
                              1993-2R, Class 1                                                        FBCS 9302R, 1
------------- --------------- ------------------------------------------------------------------ -------------------------
                    a.        First Boston Mortgage Securities Corp.,
                              Conduit Mortgage Pass-Through Certificates,
                              Series 1993-2, Class B-3                                                FBCS 9302, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
31.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1994-1, Class B2                                                GECAP 9401, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
32.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1994-16, Class B2                                               GECAP 9416, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
33.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1994-27, Class B2                                               GECAP 9427, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
34.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1995-7, Class B2                                                GECAP 9507, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------

----------------------------------------------------------------------------------------------------------------------------


Pooled          Resec.
Security        Security     Full Name of Series                                                Abbreviation
--------        --------     -------------------                                                ------------
--------------------------------------------------------------------------------------------------------------------------

35.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1996-15, Class B1                                               GECAP 9615, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
36.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1996-16, Class B2                                               GECAP 9616, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
37.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-1, Class B1                                                GECAP 9701, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
38.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-2, Class 1-B2                                             GECAP 9702, 1-B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
39.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-9, Class 1-B1                                             GECAP 9709, 1-B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
40.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-9, Class 1-B2                                             GECAP 9709, 1-B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
41.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-9, Class 2-B2                                             GECAP 9709, 2-B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
42.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-12, Class B1                                               GECAP 9712, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
43.                           GE Capital Mortgage Services, Inc.,
                              REMIC Multi-Class Pass-Through Certificates,
                              Series 1997-12, Class B2                                               GECAP 9712, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
44.                           Headlands Mortgage Securities Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1997-5, Class B-2                                                HMSI 9705, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
45.                           Morserv, Inc.,
                              Multi-Class Mortgage Pass-Through Certificates,
                              Series 1996-2, Class B-1                                               MORSRV 9602, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
46.                           Morgan Stanley Capital I Inc.,
                              Subordinated Mortgage Securities,
                              Series 1996-1, Class B2                                                MSCAP1 9601, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
47                            Norwest Asset Securities Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1996-4, Class B-1                                               NSCOR 9604, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
48.                           Norwest Asset Securities Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1996-5, Class B-1                                               NSCOR 9605, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled          Reser.
Security        Security       Full Name of Series                                                  Abbreviation
--------        --------       -------------------                                                  ------------
--------------------------------------------------------------------------------------------------------------------------

49.                           The Prudential Home Mortgage Securities Company, Inc.,
                              Subordinated Mortgage Securities,
                              Series 1993-E, Class B2                                                 PHMSC 93E, 2-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1993-14, Class B                                                 PHMSC 9314, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1993-19, Class B                                                 PHMSC 9319, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1993-22, Class B                                                 PHMSC 9322, B
------------- --------------- ------------------------------------------------------------------ -------------------------
50.                           The Prudential Home Mortgage Securities Company, Inc.,
                              Subordinated Mortgage Certificate-Backed Certificates,
                              Series 1993-L, Class B3-3                                              PHMSC 93L, 3-B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1993-47, Class B                                                 PHMSC 9347, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                               The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1993-51, Class B                                                 PHMSC 9351, B
------------- --------------- ------------------------------------------------------------------ -------------------------

                               The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1993-57, Class B                                                 PHMSC 9357, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1993-60, Class B                                                 PHMSC 9360, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         e.   Series 1993-62, Class B                                                 PHMSC 9362, B
------------- --------------- ------------------------------------------------------------------ -------------------------
51.                           The Prudential Home Mortgage Securities Company, Inc.,
                              Subordinated Mortgage Certificate-Backed Certificate,
                              Series 1994-A, Class B5                                                 PHMSC 94A, 5-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1993-54, Class B                                                 PHMSC 9354, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1993-63, Class B                                                 PHMSC 9363, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1994-2, Class B                                                  PHMSC 9402, B
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled       Resec.
Security     Security         Full Name of Series                                                    Abbreviation
--------     --------         -------------------                                                    ------------
--------------------------------------------------------------------------------------------------------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1994-3, Class B                                                  PHMSC 9403, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         e.   Series 1994-5, Class B                                                  PHMSC 9405, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         f.   Series 1994-6, Class B                                                  PHMSC 9406, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         g.   Series 1994-8, Class B                                                  PHMSC 9408, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         h.   Series 1994-10, Class B                                                 PHMSC 9410, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         i.   Series 1994-11, Class B                                                 PHMSC 9411, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         j.   Series 1994-13, Class B                                                 PHMSC 9413, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         k.   Series 1994-17, Class B                                                  PHMS 9417, B
------------- --------------- ------------------------------------------------------------------ -------------------------
52.                           The Prudential Home Mortgage Securities Company, Inc.,
                              Subordinated Mortgage Certificate-Backed Certificates,
                              Series 1994-E, Class B2                                                 PHMSC 94E, 2-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1994-15, Class B-1                                              PHMSC 9415, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1994-18, Class B                                                  PHMS 9418, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1994-19, Class B                                                  PHMS 9419, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1994-21, Class B-1                                               PHMS 9421, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                               The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         e.   Series 1994-22, Class B                                                  PHMS 9422, B
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------

Pooled        Resec.
Security      Security        Full Name of Series                                                 Abbreviation
--------      ---------       -------------------                                                 ------------
--------------------------------------------------------------------------------------------------------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         f.   Series 1994-25, Class B                                                 PHMS 9425, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         g.   Series 1994-27, Class B                                                  PHMS 9427, B
------------- --------------- ------------------------------------------------------------------ -------------------------
53.                           The Prudential Home Mortgage Securities Company, Inc.,
                              Subordinated Mortgage Certificate-Backed Certificates,
                              Series 1995-A, Class B3                                                 PHMS 95A, 3-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1994-30, Class B                                                  PHMS 9430, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1994-33, Class B-1                                              PHMSC 9433, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------

                               The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1995-1, Class B                                                   PHMS 9501, B
------------- --------------- ------------------------------------------------------------------ -------------------------
54.                           PNC Mortgage Securities Corp.,
                              Mortgage Pass-Through Certificates,
                              Series 1995-2, Class B-3                                                PNC 9502, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
55.                           PNC Mortgage Securities Corp.,
                              Mortgage Pass-Through Certificates,
                              Series 1997-2, Class B-2                                                PNC 9702, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
56.                           PNC Mortgage Securities Corp.,
                              Mortgage Pass-Through Certificates,
                              Series 1997-5, Class B-2                                                PNC 9705, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
57.                           PNC Mortgage Securities Corp.,
                              Mortgage Pass-Through Certificates,
                              Series 1997-5, Class B-3                                                PNC 9705, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
58.                           PaineWebber Mortgage Acceptance Corporation IV,
                              Mortgage Pass-Through Certificates,
                              Series 1993-7, Class M-3                                               PWMAC 9307, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
59.                           PaineWebber Mortgage Acceptance Corporation IV,
                              Mortgage Pass-Through Certificates,
                              Series 1994-2, Class M-2                                               PWMAC 9402, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
60.                           PaineWebber Mortgage Acceptance Corporation IV,
                              Mortgage Pass-Through Certificates,
                              Series 1994-2, Class M-3                                               PWMAC 9402, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
61.                           Residential Accredit Loans, Inc.,
                              Mortgage Asset-Backed Pass-Through Certificates,
                              Series 1997-QS12, Class M-2                                            RALI 97Q12, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled       Resec.
Security     Security          Full Name of Series                                              Abbreviation
--------     --------          -------------------                                              ------------
--------------------------------------------------------------------------------------------------------------------------

62.                           CWMBS, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-G, Class B-1b                                              RAST 96A3, B-1-B
------------- --------------- ------------------------------------------------------------------ -------------------------
63.                           CWMBS, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-H, Class B-2                                                RAST 96A4, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
64.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S10, Class M-2                                              RFC 93S10, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
65.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S18, Class M-2                                              RFC 93S18, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
66.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S18, Class M-3                                              RFC 93S18, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
67.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S21, Class M-3                                              RFC 93S21, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
68.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S22, Class M-2                                              RFC 93S22, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
69.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S22, Class M-3                                              RFC 93S22, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
70.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S24, Class M-3                                              RFC 93S24, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
71.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S26, Class M-2                                              RFC 93S26, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
72.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S26, Class M-3                                              RFC 93S26, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
73.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S27, Class M-3                                              RFC 93S27, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
74.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S28, Class M-2                                              RFC 93S28, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
75.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S28, Class M-3                                              RFC 93S28, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled       Resec.
Security     Security          Full Name of Series                                                   Abbreviation
--------     --------          -------------------                                                   ------------
--------------------------------------------------------------------------------------------------------------------------


76.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1993-S34, Class M-3                                              RFC 93S34, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
77.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-S3, Class M-3                                               RFC 94S3, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
78.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1995-R20, Class M-3                                              RFC 95R20, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
79.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S10, Class M-2                                              RFC 96S10, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
80.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S14, Class M-2                                              RFC 96S14, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
81.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S14, Class M-3                                              RFC 96S14, M-3
------------- --------------- ------------------------------------------------------------------ -------------------------
82.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S16, Class M-2                                              RFC 96S16, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
83.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S18, Class M-2                                              RFC 96S18, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
84.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1996-S23, Class M-2                                              RFC 96S23, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
85.                           Residential Funding Mortgage Securities I, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series S25, Class M-2                                                   RFC 96S25, M-2
------------- --------------- ------------------------------------------------------------------ -------------------------
86.                           Ryland Mortgage Securities Corporation Three,
                              Mortgage Credit Bonds,
                              Series 1992-A, Class 1B                                                RYLPT3 92A, 1-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation Three,
                              Collateralized Mortgage Bonds,
                         a.   Series 1992-C, Class B-1                                               RYLPT3 92C, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation Three,
                              Collateralized Mortgage Bonds,
                         b.   Series 1992-C, Class B-2                                               RYLPT3 92C, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation Three,
                              Collateralized Mortgage Bonds,
                         c.   Series 1992-C, Class B-3                                               RYLPT3 92C, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------

--------------------------------------------------------------------------------------------------------------------------
Pooled        Resec.
Security      Security        Full Name of Series                                                   Abbreviation
--------      --------        --------------------                                                  ------------
--------------------------------------------------------------------------------------------------------------------------

                              Ryland Mortgage Securities Corporation Three,
                              Collateralized Mortgage Bonds,
                         d.   Series 1992-D, Class B-1                                               RYLPT3 92D, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation Three,
                              Collateralized Mortgage Bonds,
                         e.   Series 1992-D, Class B-2                                               RYLPT3 92D, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Mortgage Investment Grade Highly-Structured
                              Trust Securities, Grantor Trust,
                         f.   Series 1991-1, Class B-2                                               MIGHTS 9101, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation,
                              Mortgage Participation Securities,
                         g.   Series 1991-18, Class 3-B                                              RYLPTC 9118, 3-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Ryland Mortgage Securities Corporation,
                              Mortgage Participation Securities,
                         h.   Series 1991-18, Class 3-C                                              RYLPTC 9118, 3-C
------------- --------------- ------------------------------------------------------------------ -------------------------
87.                           Ryland Mortgage Securities Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1993-4, Class B2                                                RYLPTC 9304, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
88.                           Structured Asset Securities Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1996-1, Class B1                                                SASCO 9601, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
89.                           Structured Asset Securities Corporation,
                              Mortgage Pass-Through Certificates,
                              Series 1996-1, Class B2                                                SASCO 9601, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
90.                           Structured Asset Securities Corporation,
                              Mortgage Pass-Through Certificate,
                              Series 1996-2, Class B2                                                SASCO 9602, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
91.                           Securitized Asset Sales, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-5, Class B2                                                 SASI 9405, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
92.                           Securitized Asset Sales, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-5, Class B3                                                 SASI 9405, B-3
------------- --------------- ------------------------------------------------------------------ -------------------------
93.                           Securitized Asset Sales, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1995-4, Class B-2                                                SASI 9504, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------
94.                           Securitized Asset Sales, Inc.,
                              Subordinated Mortgage Certificates,
                              Series PHM/1993-J, Class 3B                                             SASI 93J, 3-B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         a.   Series 1993-36, Class B                                                  PHMS 9336, B
------------- --------------- ------------------------------------------------------------------ -------------------------


--------------------------------------------------------------------------------------------------------------------------
Pooled        Resec.
Security      Security        Full Name of Series                                                   Abbreviation
--------      --------        --------------------                                                  ------------
--------------------------------------------------------------------------------------------------------------------------

                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1993-43, Class B                                                  PHMS 9343, B
------------- --------------- ------------------------------------------------------------------ -------------------------
                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1993-44, Class B                                                  PHMS 9344, B
------------- --------------- ------------------------------------------------------------------ -------------------------
------------- --------------- ------------------------------------------------------------------ -------------------------

                              The Prudential Home Mortgage Securities Company, Inc.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1993-50, Class B                                                  PHMS 9350, B
------------- --------------- ------------------------------------------------------------------ -------------------------
95.                           Salomon Brothers Mortgage Securities VII, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1992-D, Class B-4                                                SBMSI 92D, B-4
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Residential Funding Mortgage Securities I Inc.,
                              Mortgage Pass-Through Certificates,
                          a.  Series 1992-S26, Class B-1                                              RFC 92S26, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Residential Funding Mortgage Securities I Inc.,
                              Mortgage Pass-Through Certificates,
                         b.   Series 1992-S28, Class B-1                                              RFC 92S28, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Residential Funding Mortgage Securities I Inc.,
                              Mortgage Pass-Through Certificates,
                         c.   Series 1992-S30, Class B-1                                              RFC 92S30, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
                              Residential Funding Mortgage Securities I Inc.,
                              Mortgage Pass-Through Certificates,
                         d.   Series 1992-S32, Class B-1                                              RFC 92S32, B-1
------------- --------------- ------------------------------------------------------------------ -------------------------
96.                           Salomon Brothers Mortgage Securities VII, Inc.,
                              Mortgage Pass-Through Certificates,
                              Series 1994-9, Class B-2                                               SBMSI 9409, B-2
------------- --------------- ------------------------------------------------------------------ -------------------------

                                                                       ANNEX III


                         UNDERLYING SERVICER INFORMATION


                             CITICORP MORTGAGE, INC.

         As used in this section, the following capitalized terms have the following meanings:

         Affiliated Originators: Citibank Mortgage, Inc., Citibank, N.A., Citibank, Federal Savings Bank or their affiliates.

         Buydown Mortgage Loans: Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Buydown Mortgage Loan will be less than the scheduled monthly payments on the Buydown Mortgage Loan, the resulting difference to be made up from buydown funds contributed by the Mortgagor, the Mortgagor's employer, the seller or the builder of the related Mortgaged Property or another source.

         Certificates: One or more series (each, a "Series") of certificates (the "Certificates") consisting of one or more classes (each, a "Class") evidencing ownership interests in a trust (the "Trust"), to be created by the Issuer, with respect to which one or more elections will be made to treat such Trust, or one or more segregated pools of assets within such Trust, as one or more real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code").

         CitiMae:  CitiMae, Inc.

         CitiMortgage Certificates: Certificates consisting of: (i) mortgage-backed certificates previously issued by the Issuer or an affiliate of the Issuer and described in the applicable Prospectus Supplement ("Issuer Certificates") and (ii) certificates backed by Mortgage Loans (together with Issuer Certificates,
         "CitiMortgageCertificates").

         CFSB:  Citibank, Federal Savings Bank.

         CMI:  Citibank Mortgage, Inc.

         Issuer:  Citicorp Mortgage Securities, Inc.

         Mortgage Loans: 20- to 30-year fixed rate conventional one- to four-family mortgage loans originated or acquired by Citicorp Mortgage, Inc.

         Mortgaged Property: One-to four-family residences and the shares issued by cooperatives.

         Originator: Collectively, the Third-Party originators, the Affiliated originators and the CitiMae Originators.

         Third Party Originator: Unaffiliated Seller-Servicers experienced in originating mortgage loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines. Each Third Party Originator must be a savings and loan association, savings bank, commercial bank, credit union, insurance company or a mortgagee approved by the Secretary of Housing and Urban Development.

                                     III-1

         DELINQUENCY, FORECLOSURE AND LOSS CONSIDERATIONS AND EXPERIENCE

                    DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                   AFFILIATED ORIGINATORS' SERVICED PORTFOLIO

         The delinquency and foreclosure experience on the portfolio of one- to four- family conventional residential first mortgage loans originated or acquired by the Affiliated Originators and certain other affiliates of CMI and serviced by CMI for the periods indicated is set forth in the following table. During the period covered in the table, this portfolio increased from $35.6 billion on December 31, 1994 to $36.0 billion on December 31, 1997. CMI's total serviced portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. There can be no assurance that the delinquency and foreclosure experience set forth below with respect to CMI's total serviced portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgage Certificates or the Certificates.


                    DELINQUENCY AND FORECLOSURE EXPERIENCE OF
                   SERVICED PORTFOLIO OF ONE- TO FOUR- FAMILY
                         RESIDENTIAL MORTGAGE LOANS (1)



                               AS OF                  AS OF                  AS OF                  AS OF
                             DECEMBER 31, 1994      DECEMBER 31, 1995      DECEMBER 31, 1996      DECEMBER 31, 1997
                            ------------------     --------------------    ---------------------  ---------------------
                                                              By
                                                              Dollar               By Dollar
                                       By                     Amount               Amount of               By
                            By No.     Dollar                 of                     Loans                 Dollar
                            of Loans   Amount     By No. of    Loans    By No.     (in         By No. of   Amount
                            --------   of Loans     Loans               of Loans   millions)     Loans     of Loans
                                       (in        ---------     (in     --------   --------    --------     (in
                                       millions)              millions)                                    millions)
                                       ---------              ---------                                    ---------


Total Portfolio.........      350,751  $35,590.9     330,529  $34,880.5   309,754   $34,084.8     303,896  $35,955.8
Period of Delinquency(2)
     30-59 Days.........       12,309    1,237.3      12,216   1,213.7     10,487     1,014.9       9,368      906.9
     60-89 Days.........        3,847      412.3       4,098     431.7      2,444       253.1       1,947      194.3
     90 Days or more....        5,967      740.4       5,724     676.2      3,291       371.8       2,646      286.1
Total Loans Delinquent..       22,123    2,390.0      22,038   2,321.6     16,222     1,639.8      13,961    1,387.3
Delinquency Ratio.......         6.31%      6.72%      6.67%      6.66%      5.24%      4.81%      4.59%       3.86%
Foreclosures(3).........        6,245      835.7       6,067     793.2      5,822       696.0       3,539      406.3
Foreclosure Ratio.......         1.78%      2.35%      1.84%     2.27%       1.88%       2.04%      1.16%       1.13%

(1) The table includes mortgage loans serviced by CMI and held by an Originator, in its own portfolio, and certain affiliates' portfolios. The table also includes mortgage loans serviced by CMI which have been packaged and sold to FNMA and FHLMC, in transactions pursuant to registration statements under the Securities Act and in transactions exempt from the registration requirements of the Securities Act. The table does not include loans purchased strictly for servicing revenue or, in the case of the Florida branches of CFSB, loans originated prior to the acquisition by the Citicorp group of the Florida branches of CFSB in January 1984. The portfolio includes cooperative loans. Since June 20, 1997, CMI has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.
(2) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.
(3) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

                                     III-2

                 DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF
                  AFFILIATED ORIGINATORS' SECURITIZED PORTFOLIO

         The delinquency, foreclosure and loss experience on the one- to four-family conventional residential first mortgage loans that were originated or acquired and subsequently sold by the Affiliated Originators, CMSI and certain other affiliates of CMI pursuant to registration statements under the Securities Act and serviced by CMI is set forth in the following tables for the periods indicated. During the period covered in the tables, this group of securitized mortgage loans decreased from $7.4 billion on December 31, 1994 to $5.7 billion on December 31, 1997. CMI's total securitized portfolio includes both fixed and adjustable interest rate mortgage loans, including Buydown Mortgage Loans, tiered-payment mortgage loans, loans with stated maturities of 15 to 30 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans.

              DELINQUENCY AND FORECLOSURE EXPERIENCE OF SECURITIZED
                 ONE- TO FOUR- FAMILY RESIDENTIAL MORTGAGE LOANS

                                   AS OF                  AS OF                  AS OF                 AS OF
                             DECEMBER 31, 1994      DECEMBER 31, 1995      DECEMBER 31, 1996     DECEMBER 31, 1997
                             ------------------     -----------------      -----------------     -----------------
                                       By                     By                    By Dollar              By
                                       Dollar                 Dollar                Amount of              Dollar
                            By No.     Amount                 Amount                  Loans                Amount
                            of Loans   of Loans   By No. of   of Loans   By No.     (in         By No.     of Loans
                                                   Loans                  of Loans   millions)   of Loans     (in
                                       in millions)                     millions)                          millions)
                            ---------  ------------           --------  ---------   ----------   --------  ---------

Total Portfolio.........       53,693   $7,376.5      48,182   $6,579.9     40,489    $5,503.2     37,050   $5,738.4
Period of Delinquency(2)
     30-59 Days.........        1,885      235.2       1,768      206.9      1,339       151.6      1,073      126.0
     60-89 Days.........          578       80.1         578       73.2        321        40.3        237       26.7
     90 Days or more....        1,044      182.9         889      138.6        411        58.7        313       45.8
Total Loans Delinquent..        3,507      498.2       3,235      418.7      2,071       250.6      1,623      198.5
Delinquency Ratio.......         6.53%      6.75%       6.71%      6.36%      5.11%       4.55%      4.38%      3.46%
Foreclosures(3).........        1,621      288.3        1,302      17.8        993       146.6        653       90.5
Foreclosure Ratio.......         3.02%      3.91%        2.70%     3.31%      2.45%       2.66%      1.76%      1.58%


(1) The Period of Delinquency is based upon the number of days past due on a contractual basis. No mortgage loan is considered delinquent for purposes of this table until 30 days past due on a contractual basis.
(2) The table shows mortgage loans for which foreclosure proceedings had been instituted at the dates indicated.

         The following table indicates the level of cumulative net losses with respect to securities sold pursuant to the registration statements. The amount of net losses was computed by aggregating the amount of draws for net losses against applicable credit enhancement and the amount of net losses not covered by credit enhancement, as indicated in the reports to certificateholders for the securities sold under the registration statements.

                                     III-3

                      LOSS EXPERIENCE OF SECURITIES ISSUED
                     PURSUANT TO THE REGISTRATION STATEMENTS


                                                                        AGGREGATE STATED AMOUNT
                                                                          OF SECURITIES ISSUED
                                                     CUMULATIVE NET         (MILLIONS)(1)(2)
                                                  LOSSES (MILLIONS)(1)                                 LOSS RATIO(3)
                                                  --------------------   ---------------------         -------------
As of December 31, 1994.....................              215.6                   25,470.6                  .85%
As of December 31, 1995.....................              331.1                   25,857.4                 1.28%
As of December 31, 1996.....................              413.8                   25,857.4                 1.60%
As of December 31, 1997.....................              469.8                   27,214.6                 1.73%

(1)      Rounded to the nearest hundred thousand.
(2) The Aggregate Stated Amount of securities issued represents securities issued which have had at least one Distribution Date.
(3) Loss Ratio represents cumulative net losses as a percentage of the aggregate Stated Amount of securities issued under the Registration Statements.

         There can be no assurance that the delinquency, foreclosure or historical loss experience indicated in the preceding tables with respect to CMI's total securitized portfolio will be similar to the results that may be experienced with respect to the Mortgage Loans underlying the CitiMortgageCertificates or the Certificates.

                DELINQUENCY AND FORECLOSURE EXPERIENCE OF CITIMAE
                             ORIGINATORS' PORTFOLIO

         Historically, a variety of factors including the appreciation of real estate values have limited CitiMae's loss and delinquency experience on its portfolio of master serviced mortgage loans. There can be no assurance that factors beyond CitiMae's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

                                     III-4

                       GE CAPITAL MORTGAGE SERVICES, INC.

         As used in this section, the following capitalized terms have the following meanings:

         Company:  GE Capital Mortgage Services, Inc.

         Home Equity Loans: Closed-end, home equity loans secured by first or second liens on Mortgaged Properties.

         Mortgage Loans: Conventional, fixed-rate, fully-amortizing mortgage loans secured by mortgages, deeds of trust or other security interests (each, a "Mortgage") creating a first lien on one-to-four-family residential properties.

         Mortgage Pool:  A pool of the Mortgage Loans.


              DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

         The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by the Company, excluding Home Equity Loans and special loan portfolios which, upon the Company's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure (the "Servicing Portfolio"). The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others.


                                     AS OF DECEMBER 31,           AS OF DECEMBER 31,           AS OF DECEMBER 31,
                                            1995                         1996                         1997
                                    -------------------           ------------------           -------------------
                                                BY DOLLAR                     BY DOLLAR                    BY DOLLAR
                                 BY NO. OF      AMOUNT OF      BY NO. OF      AMOUNT OF     BY NO. OF      AMOUNT OF
                                   LOANS          LOANS          LOANS          LOANS         LOANS          LOANS
                                ---------------------------------------------------------------------------------------
                                                             (DOLLAR AMOUNT IN THOUSANDS)
                                ---------------------------------------------------------------------------------------

Total portfolio                      821,839    $91,977,411        785,928    $88,188,662       726,869    $83,535,531
                                     =======    ===========        =======    ===========       =======    ===========


Period of delinquency(1)
     30 to 59 days...........          3,813    $  408,131           3,362    $  353,209          2,687   $    281,657
     60 to 89 days...........          1,788       202,503           1,177       135,668            632         71,245
     90 days or more(2)......          6,437       919,526           6,867       892,643          5,442        662,342
                                       -----       -------           -----       -------          -----        -------

Total delinquent loans.......         12,038    $1,530,160          11,406    $1,381,520          8,761    $ 1,015,244
                                      ======    ==========          ======    ==========          =====    ===========



Percent of portfolio.........           1.46%         1.66%          1.45%         1.57%          1.21%        1.22%


(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.
(2)      Includes pending foreclosures.

                                     III-5

                               AS OF DECEMBER 31,
                    ----------------------------------------------

                       1995           1996             1997
                           (DOLLAR AMOUNTS IN THOUSANDS)
                     ---------------------------------------------

Total portfolio..............    $91,977,411      $88,188,662     $83,535,531
Foreclosures(1)..............        268,478          372,800         271,046
Foreclosure ratio............           0.29%            0.42%           0.32%
----------------

(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

         The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool. The Servicing Portfolio also includes mortgage loans originated in accordance with the Company's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which the Company had acquired the related servicing rights.

         The Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.

                                     III-6

                   GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK

         Of Glendale Federal Bank, Federal Savings Bank's (the "Bank's") $29.6 billion of mortgage loan servicing, approximately $24.7 billion were obtained through the purchase of servicing agreements and $4.96 billion were obtained through the sale of loans with servicing rights retained. At June 30, 1997 and 1996, 3.50% and 2.83% of the Bank's loans serviced for others were delinquent 30 days or more.

         The following table summarizes activity in the Bank's portfolio of loans serviced for others for the periods indicated (in millions):

                                                                 YEARS ENDED JUNE 30
                                                     --------------------------------------------
                                                         1997           1996            1995
                                                     -------------   ------------    ------------
Beginning portfolio of loans served for others....   $  14,168       $  11,678       $  10,085
Add:    Servicing purchased.......................      17,184           3,696           2,803
        Servicing retained on loans sold..........          92           --              --
Less:   Amortization, prepayments and foreclosures      (1,846)         (1,206)         (1,210)
                                                     =============   ============    ============
Ending portfolio of loans serviced for others.....   $  29,598       $  14,168       $  11,678
                                                     =============   ============    ============


         The foregoing information does not include loans acquired pursuant to Norwest Asset Securities Corporation's sale of the Prudential Mortgage Company, Inc.'s mortgage servicing portfolio. No other information was available.


                                     III-7

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION/
                             NORWEST MORTGAGE, INC.

As used in this section, the following capitalized terms have the following meanings:

         Master Servicer:  Norwest Bank Minnesota, National Association.

         NASCOR: Norwest Asset Securities Corporation.

         Seller: Norwest Asset Securities Corporation.

         Series: A series of Mortgage Pass-Through Certificates issued by NASCOR which may consist of one or more classes of certificates. Any class of certificates may be divided into two or more subclasses.

         Servicer: Various servicers including Norwest Mortgage, Inc. ("Norwest Mortgage"), an affiliate of both the Seller and Norwest Bank Minnesota, National Association ("Norwest Bank").

         Trust Estate: a trust fund established by NASCOR and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first lien mortgage loans having original terms to stated maturity of approximately 20 years to approximately 30 years (the "Mortgage Loans"), together with certain related property.


DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following tables set forth certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable Servicers of such mortgage loans on (i) the conventional fixed- rate mortgage loans included in various mortgage pools underlying all Series of NASCOR's Mortgage Pass-Through Certificates (the "Total NASCOR Loans"), (ii) the Total NASCOR Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "NASCOR 30-Year Loans"), including, in clauses
(i) and (ii) mortgage loans originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Norwest Mortgage and of various non-participant employers ("Relocation Mortgage Loans"), (iii) the Total NASCOR Loans which are not Relocation Mortgage Loans ("Total NASCOR Non- Relocation Loans"), (iv) the Total NASCOR Non-Relocation Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "NASCOR 30-Year Non-Relocation Loans") and (v) the Total NASCOR Non-Relocation Loans having original terms to maturity of approximately 10 years to approximately 15 years (the "NASCOR 15-Year Non-Relocation Loans"). There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables which include mortgage loans with various terms to stated maturity, may or may not include Relocation Mortgage Loans, and include loans having a variety of payment characteristics such as subsidy loans and buy-down loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series.

         Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying NASCOR's Mortgage Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, if the volume of Norwest Mortgage's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, resulting in a decrease in growth in the number of mortgage loans included in the mortgage pools underlying NASCOR's Mortgage Pass-Through Certificates, the levels of delinquencies and foreclosures as percentages of the various portfolios mortgage loans covered by the following tables could rise significantly above the rates indicated in such tables.



                                     III-8



                               TOTAL NASCOR LOANS

                                                                         By Dollar                      By Dollar
                                                            By No.         Amount         By No.         Amount
                                                          of Loans        of Loans       of Loans       of Loans
                                                          --------        --------       --------       --------

                                                                   As of                          As of
                                                            December 31, 1996                December 31, 1997
                                                            -----------------                -----------------


                                                                        (Dollar Amounts in Thousands)

Total NASCOR Loans.................................             8,012      $2,285,959        26,137       $7,497,698
                                                                =====      ==========        ======       ==========

Period of Delinquency(1)...........................
       30 to 59 days...............................                24          $6,704            57          $17,187
       60 to 89 days...............................                 2             735             4            1,000
       90 days or more.............................                 1             232            18            5,461
                                                                  -----        ------          -----         -------
Total Delinquent Loans.............................                27          $7,671            79          $23,648
                                                                  =====        ======            ==          =======
Percent of Total NASCOR Loans......................               0.34%          0.34%          0.30%            0.32%
========================================================

                                                                     As of                          As of
                                                               December 31, 1996             December 31, 1997
                                                               -----------------             -----------------
Foreclosures(2)....................................                  $843                            $798
Foreclosure Ratio(3)...............................                  0.04%                           0.01%











--------------------------------------------------------

(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with repsect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.


                                     III-9


                              NASCOR 30-YEAR LOANS


                                                                         By Dollar                      By Dollar
                                                           By No.         Amount          By No.          Amount
                                                          of Loans       of Loan        of Loans        of Loan
                                                          --------       -------        --------        -------
                                                                   As of                          As of
                                                             December 31, 1996             December 31, 1997
                                                             -----------------             -----------------


                                                                        (Dollar Amount in Thousands)


Total NASCOR 30-Year Loans...........................           6,511     $1,838,405          22,500      $6,457,669
                                                                =====     ==========          ======      ==========
Period of Delinquency(1).............................
       30 to 59 days.................................              19         $5,240              54         $16,365
       60 to 89 days.................................               2            735               3             870
       90 days or more...............................               1            232              18           5,461
                                                                    -            ---              --           -----
Total Delinquent Loans...............................              22         $6,207              75         $22,696
                                                                   ==         ======              ==         =======


Percent of NASCOR 30-Year Loans....................               0.34%          0.34%          0.33%            0.35%



                                                                    As of                           As of
                                                              December 31, 1996               December 31, 1997
                                                              -----------------               -----------------
Foreclosures(2)......................................               $843                             $798
Foreclosure Ratio(3).................................              0.05%                               0%



-------------------------------

(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.



                                     III-10



                        TOTAL NASCOR NON-RELOCATION LOANS

                                                                              By Dollar                            By Dollar
                                                         By No.                Amount              By No.           Amount
                                                         of Loans             of Loans            of Loans         of Loans
                                                         --------             --------            --------         --------


                                                                     As of                                   As of
                                                               December 31, 1996                        December 31, 1997
                                                               -----------------                        -----------------



                                                                           (Dollar Amounts in Thousands)


Total NASCOR Non-Relocation Loans..............                  6,451             $1,831,229          21,270         $6,070,912
                                                                 =====             ==========          ======         ==========

Period of Delinquency(1).......................
       30 to 59 days...........................                     24                 $6,704              55            $16,601
       60 to 89 days...........................                      1                    491               4              1,000
       90 days or more.........................                      1                    232              17              5,238
                                                                     -                    ---              --              -----
Total Delinquent Loans.........................                     26                 $7,427              76            $22,839
                                                                    ==                 ======              ==            =======


Percent of Total NASCOR Non-
  Relocation Loans.............................                    0.40%                  0.41%           0.36%             0.38%



                                                                      As of                                   As of
                                                                December 31, 1996                        December 31, 1997
                                                                -----------------                        -----------------

Foreclosures(2)................................                       $843                                       $798
Foreclosure Ratio(3)...........................                        0.05%                                      0.01%


----------------------------

(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.




                                     III-11


                                              NASCOR 30-YEAR NON-RELOCATION LOANS
                                                                                  By Dollar                         By Dollar
                                                               By No.               Amount            By No.         Amount
                                                              of Loans             of Loans          of Loans       of Loans
                                                              --------             --------          --------       --------


                                                                           As of                               As of
                                                                     December 31, 1996                   December 31, 1997
                                                                     -----------------                   -----------------
                                                                              (Dollar Amounts in Thousands)


Total NASCOR 30-Year Non-Relocation Loans                             4,950            $1,383,675        17,633       $5,030,883
                                                                      =====            ==========        ======       ==========


Period of Delinquency(1).............................
       30 to 59 days.................................                    19                $5,240            52          $15,779
       60 to 89 days.................................                     1                   491             3              870
       90 days or more...............................                     1                   232            17            5,238
                                                                         --                ------            --           ------
Total Delinquent Loans...............................                    21                $5,963            72          $21,887
                                                                         ==                ======            ==          =======
Percent of Total NASCOR Non-
  Relocation Loans...................................                   0.42%                0.43%         0.41%            0.44%


                                                                           As of                                As of
                                                                        December 31, 1996                December 31, 1997
                                                                        ----------------                 -----------------
Foreclosures(2)......................................                       $843                                $798
Foreclosure Ratio(3).................................                       0.06%                               0.02%



--------------------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.





                                     III-12



                                              NASCOR 15-YEAR NON-RELOCATION LOANS
                                                                                  By Dollar                         By Dollar
                                                               By No.              Amount            By No.          Amount
                                                              of Loans            of Loans          of Loans        of Loans
                                                              --------            --------          --------        --------



                                                                          As of                               As of
                                                                    December 31, 1996                    December 31, 1997
                                                                    -----------------                    -----------------


                                                                             (Dollar Amounts in Thousands)


Total NASCOR 15-Year Non-Relocation Loans............               1,501              $447,554         3,637        1,040,029
                                                                    =====              ========         =====        =========

Period of Delinquency(1).............................
       30 to 59 days.................................                   5                $1,464             3             $822
       60 to 89 days.................................                   0                     0             1              130
       90 days or more...............................                   0                     0             0                0
                                                                        -                     -             -                -
Total Delinquent Loans...............................                   5                $1,464             4             $952
                                                                        =                ======             =             ====
Percent of Total NASCOR 15-Year Non-
                                                                      0.33%                0.33%          0.11%            0.09%
  Relocation Loans...................................

                                                                          As of                               As of
                                                                    December 31, 1996                    December 31, 1997
                                                                    -----------------                    -----------------
Foreclosures(2)......................................                       $0                                  $0
Foreclosure Ratio(3).................................                        0%                                  0%


(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

         The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure and experience on the mortgage loans underlying NASCOR's Mortgage Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans underlying NASCOR's Mortgage Pass-Through Certificates may be particularly affected to the extent that the related Mortgage Properties are concentrated in areas which experience adverse economic conditions or declining real estate values.

                                     III-13

                         RESIDENTIAL FUNDING CORPORATION

As used in this section, the following capitalized terms have the following meanings:

         Residential Funding:  Residential Funding Corporation.

         The following tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four-family residential mortgage loans that were acquired by Residential Funding and were being master serviced by Residential Funding on December 31, 1995, December 31, 1996 and December 31, 1997. The tables set forth information for the total mortgage loan portfolio acquired by Residential Funding, and for mortgage loans underwritten under a reduced loan documentation program. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis.


                                     III-14



                                  TOTAL LOAN PORTFOLIO DELINQUENCY EXPERIENCE (1)

                                      AT DECEMBER 31,             AT DECEMBER 31,              AT DECEMBER 31,
                                           1995                         1996                        1997
                                           ----                         ----                        ----
                                                BY DOLLAR                   BY DOLLAR                    BY DOLLAR
                                 BY NO. OF      AMOUNT OF     BY NO. OF     AMOUNT OF      BY NO. OF     AMOUNT OF
                                   LOANS          LOANS         LOANS         LOANS          LOANS         LOANS
                                   -----          -----         -----         -----          -----         -----

                                                           (DOLLAR AMOUNTS IN THOUSANDS)
                                -------------------------------------------------------------------------------------


Total Loan Portfolio.........       96,741    $24,562,472       112,237    $28,734,063      138,086     $33,593,175

Period of Delinquency
     31 to 59 days...........        1,819    $  417,238          2,151    $  518,394         2,639     $  539,647
     60 to 89 days...........          388        88,423            391        93,938           487         96,777
     90 days or more(2)......          236        54,530            221        57,247           187         39,504
Foreclosures Pending                   785       221,741            745       205,508           853        228,133
                                       ---       -------            ---       -------           ---        -------
Total Delinquent Loans.......        3,228    $  781,933          3,508    $  875,088         4,166     $  904,061
                                     =====    ==========          =====    ==========         =====     ==========
Percent of Loan Portfolio....        3.337%        3.183%         3.126%        3.045%        3.017%         2.691%


(1)      This table relates only to the mortgage loans referred to above.
(2)      Does not include foreclosures pending.


                        TOTAL REDUCED DOCUMENTATION LOAN
                       PORTFOLIO DELINQUENCY EXPERIENCE(1)

                                      AT DECEMBER 31,             AT DECEMBER 31,              AT DECEMBER 31,
                                           1995                         1996                        1997
                                           ----                         ----                        ----
                                                BY DOLLAR                   BY DOLLAR                    BY DOLLAR
                                 BY NO. OF      AMOUNT OF     BY NO. OF     AMOUNT OF     BY NO. OF     AMOUNTS OF
                                   LOANS          LOANS         LOANS         LOANS         LOANS          LOANS
                                   -----          -----         -----         -----         -----          -----

                                                           (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio.........       23,861    $4,829,287         26,145    $5,173,498        31,119     $5,705,504

Period of Delinquency
     31 to 59 days...........          442    $  102,887            466    $   98,414           594     $  117,781
     60 to 89 days...........          114        26,180             98        20,177           109         25,024
     90 days or more(2)......           63        15,396             52        15,293            45          9,431
Foreclosures Pending                   268        81,268            233        72,224           251         64,697
                                       ---        ------            ---        ------           ---         ------

Total Delinquent Loans.......          887    $  225,731            849    $  206,107           999     $  216,933
                                       ===    ==========            ===    ==========           ===     ==========

Percent of Loan Portfolio....        3.717%        4.674%         3.247%        3.984%        3.210%         3.802%






(1) This table relates only to the reduced loans documentation loans referred to above.

(2)      Does not include foreclosures pending.

         The following tables set forth certain information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December 31, 1995, December 31, 1996 and December 31, 1997 with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during such period.


                                     III-15


                                    TOTAL PORTFOLIO FORECLOSURE EXPERIENCE (1)

                                                       At or for              At or for                At or for
                                                     the year ended        the year ended            the year ended
                                                   December 31, 1995       December 31, 1996        December 31, 1997
                                                   -----------------       -----------------        -----------------

                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio........................       $  24,562,472         $  28,734,063          $33,593,175
Average Portfolio Balance...................          23,089,923            27,384,260             31,122,958
Foreclosed Loans (2)........................             110,297                87,846                 92,556
Liquidated Foreclosed Loans(3)..............             227,853               268,278                180,589
Foreclosed Loans Ratio......................               0.449%                0.306%                 0.276%
Gross Loss(4)...............................              78,964                84,053                 42,266
Gross Loss Ratio............................               0.342%                0.307%                 0.136%
Covered Loss(5).............................              49,492                55,222                 28,508
Net Loss (6)................................              29,472                28,831                 13,758
Net Loss Ratio..............................               0.128%                0.105%                 0.044%
Excess Recovery (7).........................                 133                   427                    251



                                         TOTAL REDUCED DOCUMENTATION LOAN
                                        PORTFOLIO FORECLOSURE EXPERIENCE(1)

                                                       At or for              At or for                At or for
                                                     the year ended        the year ended            the year ended
                                                 December 31, 1995         December 31, 1996        December 31, 1997
                                                 -----------------         -----------------        -----------------
                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio........................         $ 4,829,287           $ 5,173,498               $ 5,705,504
Average Portfolio Balance...................           4,751,243             5,082,424                 5,472,022
Foreclosed Loans (2)........................              35,944                25,889                    26,274
Liquidated Foreclosed Loans(3)..............              87,967                77,889                    51,664
Foreclosed Loans Ratio......................               0.744%                0.500%                    0.461%
Gross Loss(4)...............................              34,041                30,003                    13,674
Gross Loss Ratio............................               0.716%                0.590%                    0.250%
Covered Loss(5).............................              20,320                19,027                     8,843
Net Loss (6)................................              13,721                10,977                     4,831
Net Loss Ratio..............................               0.289%                0.216%                    0.088%
Excess Recovery (7).........................                  82                   195                       101

(1) The tables relate only to the mortgage loans referred to in the applicable heading.
(2) For purposes of these tables, Foreclosed Loans include the principal balance of mortgage loans secured by mortgage properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.
(3) Liquidated Foreclosed Loans is the sum of the principal balances of the Foreclosed Loans liquidated during the period indicated.
(4) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all Mortgage Loans liquidated during the period indicated. Gross Loss for any Mortgage Loan is equal to the difference between (a) the principal balance plus accrued interest plus all Liquidation Expenses related to such Mortgage Loan and (b) all amounts received in connection with the liquidation of the related Mortgaged Property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.
(5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated Mortgage Loans from mortgage pool insurance, special hazard insurance (but not including principal mortgage insurance, hazard insurance or other insurance available for specific mortgage properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.
(6) Net Loss is determined by subtracting Covered Loss from Gross Loss. As in the case in footnote (4) above, Net Loss indicated here may reflect Excess Recoveries (see footnote (7) below). Net losses shown here will include losses on mortgage loan pools which do not have the benefit of credit enhancement.
(7) Excess Recovery is calculated only with respect to defaulted Mortgage Loans as to which the liquidation of the related Mortgage Property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all Liquidation Expenses related to such Mortgage Loan. Excess Recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.
                                     III-16

PROSPECTUS
                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                     BEAR STEARNS MORTGAGE SECURITIES INC.

                                    SELLER
                                   --------
      This Prospectus relates to Mortgage Pass-Through Certificates (the
"Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

      Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

      The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

      The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."
                                   --------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                   --------
      Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.


      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:



                           BEAR, STEARNS & CO. INC.


               The date of this Prospectus is February 25, 1998.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT


      The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class; (vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.


                             AVAILABLE INFORMATION


      The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street -- Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center -- 13th Floor, New York, New York 10048.

      No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

      Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

      The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.


                         REPORTS TO CERTIFICATEHOLDERS


      Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates -- Reports to Certificateholders."

                                SUMMARY OF TERMS


      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT WHICH WILL BE PREPARED IN CONNECTION WITH EACH SERIES OF CERTIFICATES.


Title of Securities................   Mortgage Pass-Through Certificates
                                      (Issuable in Series).

Seller.............................   Bear Stearns Mortgage Securities Inc., a
                                      Delaware corporation and a wholly-owned
                                      subsidiary of Bear Stearns Mortgage
                                      Capital Corporation. See "The Seller."

Trustee............................   The Trustee for each Series of
                                      Certificates will be specified in the
                                      related Prospectus Supplement.

Master Servicer....................   One or more entities named as a Master
                                      Servicer in the related Prospectus
                                      Supplement, which may be an affiliate of the Seller. See "The Pooling and Servicing
                                      Agreement -- Certain Matters Regarding the
                                      Master Servicer and the Seller."

Trust Fund Assets..................   A Trust Fund for a Series of
                                      Certificates will include the Mortgage
                                      Assets consisting of (i) a pool (a
                                      "Mortgage Pool") of Single Family Loans,
                                      Multifamily Loans, Cooperative Loans or
                                      Contracts (collectively, the "Mortgage
                                      Loans"), (ii) Agency Securities or (iii)
                                      Private Mortgage-Backed Securities,
                                      together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related
                                      Prospectus Supplement.

A. Single Family, Cooperative
   and Multi-family Loans..........   Unless otherwise specified in the
                                      related Prospectus Supplement, Single
                                      Family Loans will be secured by first
                                      mortgage liens on one- to four-family
                                      residential properties. Unless otherwise specified in the related Prospectus
                                      Supplement, Cooperative Loans will be
                                      secured by security interests in shares
                                      issued by private, nonprofit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single
                                      Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the
                                      Federal Housing Authority ("FHA") or
                                      partially guaranteed by the Veterans
                                      Administration ("VA") as specified in the related Prospectus Supplement. Unless otherwise specified in the related
                                      Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

                                      Multifamily Loans will be secured by
                                      first mortgage liens on rental apartment buildings or projects containing five or more residential units, including apartment buildings owned by
                                      Cooperatives. Such loans may be
                                      conventional loans or insured by the FHA, as specified in the related

                                      Prospectus Supplement. Unless otherwise
                                      specified in the related Prospectus
                                      Supplement, Multifamily Loans will all
                                      have individual principal balances at
                                      origination of not less than $25,000 and original terms to stated maturity of not more than 40 years.

                                      The payment terms of the Mortgage Loans
                                      to be included in a Trust Fund will be
                                      described in the related Prospectus
                                      Supplement and may include any of the
                                      following features or combinations
                                      thereof or other features described in
                                      the related Prospectus Supplement:

                                      (a)   Interest may be payable at a fixed
                                            rate, a rate adjustable from time
                                            to time in relation to an index, a
                                            rate that is fixed for a period of
                                            time or under certain circumstances
                                            and is followed by an adjustable
                                            rate, a rate that otherwise varies
                                            from time to time, or a rate that
                                            is convertible from an adjustable
                                            rate to a fixed rate. Changes to an
                                            adjustable rate may be subject to
                                            periodic limitations, maximum
                                            rates, minimum rates or a
                                            combination of such limitations.
                                            Accrued interest may be deferred
                                            and added to the principal of a
                                            Mortgage Loan for such periods and
                                            under such circumstances as may be
                                            specified in the related Prospectus
                                            Supplement. Mortgage Loans may
                                            provide for the payment of interest
                                            at a rate lower than the specified
                                            interest rate on the Mortgage Loan
                                            (the "Mortgage Rate") for a period
                                            of time or for the life of the
                                            Mortgage Loan, and the amount of
                                            any difference may be contributed
                                            from funds supplied by the seller
                                            of the Mortgaged Property or
                                            another source ("Buydown Loans") or
                                            may be treated as accrued interest
                                            and added to the principal of the
                                            Mortgage Loan.

                                      (b)   Principal may be payable on a level
                                            debt service basis to fully
                                            amortize the Mortgage Loan over its
                                            term, may be calculated on the
                                            basis of an assumed amortization
                                            schedule that is significantly
                                            longer than the original term to
                                            maturity or on an interest rate
                                            that is different from the interest
                                            rate on the Mortgage Loan or may
                                            not be amortized during all or a
                                            portion of the original term.
                                            Payment of all or a substantial
                                            portion of the principal may be due
                                            on maturity ("balloon" payments).
                                            Principal may include interest that
                                            has been deferred and added to the
                                            principal balance of the Mortgage
                                            Loan.

                                      (c)   Payments of principal and interest
                                            may be fixed for the life of the
                                            Mortgage Loan, may increase over a
                                            specified period of time or may
                                            change from period to period.
                                            Mortgage Loans may include limits
                                            on periodic increases or decreases
                                            in the amount of monthly payments
                                            and may include maximum or minimum
                                            amounts of monthly payments.

                                      (d)   Prepayments of principal may be
                                            subject to a prepayment fee, which
                                            may be fixed for the life of the
                                            Mortgage Loan or may decline over
                                            time, and may be prohibited for the
                                            life of the Mortgage Loan or for
                                            certain periods ("lockout
                                            periods"). Certain Mortgage Loans
                                            may permit prepayments after
                                            expiration of the applicable
                                            lockout period and may require the
                                            payment of a prepayment fee in
                                            connection with any such subsequent
                                            prepayment. Other Mortgage Loans
                                            may permit prepayments without
                                            payment of a fee unless the
                                            prepayment occurs during specified
                                            time periods. The Mortgage Loans
                                            may include due-on-sale clauses
                                            which permit the mortgagee to
                                            demand payment of the entire
                                            Mortgage Loan in connection with
                                            the sale or certain transfers of
                                            the related Mortgaged Property.
                                            Other Mortgage Loans may be
                                            assumable by persons meeting the
                                            then applicable underwriting
                                            standards of the Lender.

                                      Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states or the District of Columbia. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B. Contracts.......................   Contracts will consist of conditional
                                      sales and installment sales or loan
                                      agreements secured by new or used
                                      Manufactured Homes (as defined herein).
                                      Contracts may be conventional loans,
                                      insured by the FHA or partially guaranteed by the VA, as specified in the related
                                      Prospectus Supplement. Unless otherwise
                                      specified in the related Prospectus
                                      Supplement, each Contract will be fully
                                      amortizing and will bear interest at a
                                      fixed accrual percentage rate ("APR").
                                      Unless otherwise specified in the related
                                      Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

C. Agency Securities...............   The Agency Securities will consist of
                                      (i) fully modified pass-through
                                      mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National
                                      Mortgage Association ("GNMA
                                      Certificates"), (ii) Guaranteed Mortgage
                                      Pass-Through Certificates issued and
                                      guaranteed as to timely payment of
                                      principal and interest by the Federal
                                      National Mortgage Association ("FNMA
                                      Certificates"), (iii) Mortgage
                                      Participation

                                      Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC
                                      Certificates"), (iv) stripped
                                      mortgage-backed securities representing
                                      an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, FNMA, FHLMC or other government agency or government-sponsored agency Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,
                                      (v) another type of guaranteed
                                      pass-through certificate issued or
                                      guaranteed by GNMA, FNMA, FHLMC or
                                      another government agency or
                                      government-sponsored agency and described in the related Prospectus Supplement, or
                                      (vi) a combination of such Agency
                                      Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FNMA or FHLMC Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, FHLMC's Cash or Guarantor Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

D. Private Mortgage-Backed
   Securities......................   Private Mortgage-Backed Securities may
                                      include (i) mortgage participations or
                                      pass-through certificates representing
                                      beneficial interests in certain Mortgage
                                      Loans or (ii) Collateralized Mortgage
                                      Obligations ("CMOs") secured by such
                                      Mortgage Loans. Private Mortgage-Backed
                                      Securities may include stripped
                                      mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain mortgage loans. Although individual Mortgage Loans underlying a Private Mortgage-Backed
                                      Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "The Trust Fund -- Private
                                      Mortgage-Backed Securities." Unless
                                      otherwise specified in the Prospectus
                                      Supplement relating to a Series of
                                      Certificates, payments on the Private
                                      Mortgage-Backed Securities will be
                                      distributed directly to the Trustee as
                                      registered owner of such Private
                                      Mortgage-Backed Securities. See "The Trust
                                      Fund -- Private Mortgage-Backed
                                      Securities."

                                      The related Prospectus Supplement for a
                                      Series will specify (i) the aggregate
                                      approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the Mortgage Loans at origination;
                                      (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities; (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity; and (x) the terms on which substitute Mortgage Loans may be delivered to replace those initially deposited with the PMBS Trustee. See "The Trust Fund."

E. Pre-Funding and
   Capitalized Interest
   Accounts........................   If specified in the related Prospectus
                                      Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the related
                                      Prospectus Supplement (the "Pre-Funding
                                      Period"). The Primary Assets to be so
                                      purchased will be required to have certain characteristics specified in the related
                                      Prospectus Supplement. If any Pre-Funded
                                      Amount remains on deposit in the Pre-
                                      Funding Account at the end of the
                                      Pre-Funding Period, such amount will be
                                      applied in the manner specified in
                                      the related Prospectus Supplement to
                                      prepay the Certificates of the applicable
                                      Series. The amount initially deposited in a pre-funding account for a Series of Certificates will not exceed fifty percent of the aggregate principal amount of such Series of Certificates.

                                      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Certificates of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Certificates of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

  Description of the
  Certificates....................    Each Certificate will represent a
                                      beneficial ownership interest in a Trust
                                      Fund created by the Seller pursuant to a Pooling and Servicing Agreement (each, an
                                      "Agreement") among the Seller, the Master
                                      Servicer(s) and the Trustee for the
                                      related Series. The Certificates of any
                                      Series may be issued in one or more
                                      classes as specified in the related
                                      Prospectus Supplement. A Series of
                                      Certificates may include one or more
                                      classes of senior Certificates
                                      (collectively, the "Senior Certificates") which receive certain preferential treatment specified in the related
                                      Prospectus Supplement with respect to one or more classes of subordinate
                                      Certificates (collectively, the
                                      "Subordinated Certificates"). Certain
                                      Series or classes of Certificates may be covered by insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement as described herein and in the related Prospectus Supplement.

                                      One or more classes of Certificates of
                                      each Series (i) may be entitled to
                                      receive distributions allocable only to
                                      principal, only to interest or to any
                                      combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

  Distributions on the
  Certificates....................    Distributions on the Certificates
                                      entitled thereto will be made monthly,
                                      quarterly, semi-annually or at such other intervals and on such other Distribution
                                      Dates specified in the Prospectus
                                      Supplement solely out of the payments
                                      received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                                      Supplement. The amount allocable to
                                      payments of principal and interest on any Distribution Date will be determined as specified in the Prospectus Supplement.
                                      Unless otherwise specified in the
                                      Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto, and the aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such
                                      Certificates will be entitled to receive.
                                      If specified in the Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of a date specified in the related Prospectus Supplement related to the creation of the Trust Fund (the
                                      "Cut-off Date") and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying
                                      Mortgage Loans, Agency Securities or
                                      Private Mortgage-Backed Securities, net
                                      of the aggregate servicing fees and any
                                      other amounts specified in the Prospectus
                                      Supplement. If specified in the
                                      Prospectus Supplement, the aggregate
                                      original principal balance of the
                                      Certificates and interest rates on the
                                      classes of Certificates will be
                                      determined based on the cash flow on the Mortgage Assets. The Pass-Through Rate at which interest will be passed through to holders of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus
                                      Supplement. Any such rate may be
                                      calculated on a loan-by-loan, weighted
                                      average or other basis, in each case as
                                      described in the Prospectus Supplement.

  Credit Enhancement...............   The assets in a Trust Fund or the
                                      Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus upplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A. Subordination...................   The rights of the holders of the
                                      Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of the same
                                      Series to the extent described in the
                                      related Prospectus Supplement. This
                                      subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior
                                      Certificates of a Series by means of the subordination feature may be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described in the related
                                      Prospectus Supplement, by the right of
                                      such holders to receive future
                                      distributions on the assets in the related
                                      Trust Fund that would otherwise have been payable to the Subordinated
                                      Certificateholders; (ii) reducing the
                                      ownership interest of the related
                                      subordinated Certificates; (iii) a
                                      combination of clauses (i) and (ii) above;
                                      or (iv) as otherwise described in the
                                      related Prospectus Supplement. The
                                      protection afforded to the holders of
                                      Senior Certificates of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated Certificates to the extent described in the related Prospectus
                                      Supplement.

                                      If so specified in the related Prospectus
                                      Supplement, the same class of
                                      Certificates may be Senior Certificates
                                      with respect to certain types of payments or certain types of losses or delinquencies and Subordinated
                                      Certificates with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of Subordinated Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Certificates or released from the related Trust Fund.

B. Reserve Accounts................   One or more Reserve Accounts may be
                                      established and maintained for each
                                      Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Account and the conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of
                                      Certificates of a particular class or
                                      released from the related Trust Fund.

C. Pool Insurance Policy...........   A mortgage pool insurance policy or
                                      policies (the "Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Single Family Loans,
                                      Cooperative Loans or Contracts, limited in scope, covering defaults on the related
                                      Single Family Loans, Cooperative Loans or
                                      Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Single Family
                                      Loans, Cooperative Loans or Contracts
                                      included in the Mortgage Pool as of the
                                      Cut-off Date or such other date as is
                                      specified in the related Prospectus
                                      Supplement.

D. Special Hazard Insurance
   Policy..........................   In the case of Single Family Loans,
                                      Cooperative Loans or Contracts, certain
                                      physical risks that are not otherwise
                                      insured against by standard hazard
                                      insurance policies may be covered by a
                                      special hazard insurance policy or
                                      policies (the "Special Hazard Insurance
                                      Policy"). Unless otherwise specified in
                                      the related Prospectus Supplement, each
                                      Special Hazard Insurance Policy will be
                                      limited in scope and will cover losses in an initial amount equal to the greatest of
                                      (i) a specified percentage of the
                                      aggregate principal balance of the Single
                                      Family Loans, Cooperative Loans or
                                      Contracts as of the related Cut-off Date,
                                      (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest
                                      Single Family Loan, Cooperative Loan or
                                      Contract in the related Mortgage Pool, or
                                      (iii) the aggregate principal balance of Single Family Loans, Cooperative Loans or
                                      Contracts as of the Cut-off Date secured by property in any single zip code concentration.

E. Bankruptcy Bond.................   A bankruptcy bond or bonds (the
                                      "Bankruptcy Bond") may be obtained
                                      covering certain losses resulting from
                                      action which may be taken by a bankruptcy court in connection with a Single Family
                                      Loan, Cooperative Loan or Contract. The
                                      level of coverage of each Bankruptcy Bond will be specified in the related
                                      Prospectus Supplement.

F. FHA Insurance and VA
   Guarantee.......................   All or a portion of the Mortgage Loans
                                      in a Mortgage Pool may be insured by FHA insurance and all or a portion of the Single Family Loans or Contracts in a
                                      Mortgage Pool may be partially guaranteed by the VA.

G. Other Arrangements..............   Other arrangements as described in the
                                      related Prospectus Supplement including, but not limited to, one or more letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps, collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Certificates (the
                                      "Rating Agency").

H. Cross Support...................   If specified in the Prospectus
                                      Supplement, the beneficial ownership of
                                      separate groups of assets or separate
                                      Trust Funds may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Certificates evidencing beneficial ownership of one or more asset groups or Trust Funds prior to distributions to other Certificates evidencing a beneficial ownership interest in other asset groups or Trust Funds. If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If applicable, the Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified asset groups or Trust Funds.

  Advances.........................   Unless otherwise specified in the
                                      related Prospectus Supplement, each Master
                                      Servicer and, if applicable, each mortgage servicing institution that services a
                                      Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-Servicer") will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage Loan until the date on which the related
                                      Mortgaged Property is sold at a
                                      foreclosure sale or the related Mortgage
                                      Loan is otherwise liquidated. Any such
                                      obligation to make advances may be limited to amounts due holders of Senior
                                      Certificates of the related Series, to
                                      amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related Prospectus Supplement. See
                                      "Description of the Certificates --
                                      Advances." Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

Optional Termination                  The Master Servicer, the holders of the
                                      residual interests in a REMIC, or any
                                      other entity specified in the related
                                      Prospectus Supplement may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "The Pooling and Servicing Agreement
                                      -- Termination; Optional Termination."

  Legal Investment.................   Unless otherwise specified in the
                                      related Prospectus Supplement, each class of Certificates offered hereby and by the related Prospectus Supplement will constitute "mortgage-related securities" for purposes of the Secondary Mortgage
                                      Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See
                                      "Legal Investment."

                                      Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein.

  Certain Federal Income Tax
  Consequences.....................   The federal income tax consequences of
                                      the purchase, ownership and disposition of the Certificates of each series will depend on whether an election is made to treat the corresponding Trust Fund (or certain assets of the Trust Fund) as a REMIC under the Internal Revenue Code of
                                      1986, as amended (the "Code").

                                      REMIC. If an election is to be made to
                                      -----
                                      treat the Trust Fund for a series of
                                      Certificates as a REMIC for federal
                                      income tax purposes, the related
                                      Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Certificates") and which class of Certificates will be designated as the residual interest in the REMIC ("REMIC Residual
                                      Certificates").

                                      For federal income tax purposes, REMIC
                                      Regular Certificates generally will be
                                      treated as debt obligations of the Trust
                                      Fund with payment terms equivalent to the terms of such Certificates. Holders of REMIC Regular Certificates will be required to report income with respect to such Certificates under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Certificates will be includible in the income of the Holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                                      Each holder of a REMIC Residual
                                      Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income". In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. "DISQUALIFIED ORGANIZATIONS," AS DEFINED IN "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- REMIC RESIDUAL CERTIFICATES -- TAX ON DISPOSITION OF EMIC RESIDUAL
                                      CERTIFICATES; RESTRICTION ON TRANSFER;
                                      HOLDING BY PASS-THROUGH ENTITIES," ARE
                                      PROHIBITED FROM ACQUIRING OR HOLDING ANY
                                      BENEFICIAL INTEREST IN THE REMIC RESIDUAL
                                      CERTIFICATES. In certain cases, a
                                      transfer of a REMIC Residual Certificate will not be effective for Federal income tax purposes. See "Certain Federal Income Tax Consequences -- Transfers of REMIC Residual Certificates" and " -- Foreign Investors" herein.

                                      Grantor Trust. If no election is to be
                                      -------------
                                      made to treat the Trust Fund for a series of Certificates ("Non-REMIC
                                      Certificates") as a REMIC, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Holders of Non-REMIC Certificates will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Mortgage Loans and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Mortgage Loan and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                                      Investors are advised to consult their
                                      tax advisors and to review "Certain
                                      Federal Income Tax Consequences" herein
                                      and, if applicable, in the related
                                      Prospectus Supplement.

ERISA Considerations...............   A fiduciary of any employee benefit plan
                                      or other retirement plan or arrangement
                                      subject to the Employee Retirement Income
                                      Security Act of 1974, as amended
                                      ("ERISA"), or Section 4975 of the Code
                                      should carefully review with its legal
                                      advisors whether the purchase, holding or disposition of Certificates could give rise to a prohibited transaction under ERISA or the Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA
                                      Considerations."

                                 THE TRUST FUND


      A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans,
(ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

      The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program-Underwriting Standards."

      The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.


THE MORTGAGE LOANS-GENERAL


      The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus
Supplement:


--------------------------
*Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

            (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

            (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

            (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (E.G., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and
(viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

      The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

      Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement-Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program-Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement-Sub-Servicing by Lenders," "-Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates-Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


SINGLE FAMILY AND COOPERATIVE LOANS


      Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

      The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.


MULTIFAMILY LOANS


      Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

      Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS


      The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

      Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.


AGENCY SECURITIES


      GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA CERTIFICATES. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

      The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

      If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

      GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

      If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

      The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

      FEDERAL NATIONAL MORTGAGE ASSOCIATION. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

      FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FNMA CERTIFICATES. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

      Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

      FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

      The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

      FEDERAL HOME LOAN MORTGAGE CORPORATION. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      FHLMC CERTIFICATES. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

      Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

      FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

      FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

      Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

      FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

      OTHER AGENCY SECURITIES. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES


      GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

      The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      UNDERLYING LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

      CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

      ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities,
(iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


SUBSTITUTION OF MORTGAGE ASSETS


      If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                USE OF PROCEEDS


      The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.

                                   THE SELLER


      Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

      The Seller does not have, nor is it expected in the future to have, any significant assets.


                             MORTGAGE LOAN PROGRAM


      The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."


UNDERWRITING STANDARDS


      Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

      In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

      A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

      In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

      Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.


QUALIFICATIONS OF LENDERS


      Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").


REPRESENTATIONS BY LENDERS; REPURCHASES


      Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

      Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

      Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."

      If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

      The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.


OPTIONAL PURCHASE OF DEFAULTED LOANS


      If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES


      Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.


GENERAL


      Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest"), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (I.E, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

      The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.


DISTRIBUTIONS ON CERTIFICATES


      GENERAL. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

      Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

      AVAILABLE FUNDS. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

            (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                  (a) all payments which were due on or before the Cut-off
            Date;

                  (b) all Liquidation Proceeds, all Insurance Proceeds, all
            Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                  (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                  (d) amounts received on particular Mortgage Loans as late
            payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                  (e) amounts representing reimbursement, to the extent
            permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                  (f) that portion of each collection of interest on a
            particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

            (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate Account; and

            (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

      DISTRIBUTIONS OF INTEREST. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

      DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

      If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement-Subordination."

      UNSCHEDULED DISTRIBUTIONS. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

      Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.


ADVANCES


      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

      In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (E.G., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.


REPORTS TO CERTIFICATEHOLDERS


      Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

            (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

            (ii) the amount of such distribution allocable to interest;

            (iii) the amount of any advance by the Master Servicer;

            (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

            (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

            (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

            (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

            (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

            (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

            (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION


      If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

      Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

      DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

      Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.


                               CREDIT ENHANCEMENT

GENERAL


      Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.


SUBORDINATION


      If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

      In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

      If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

      As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement.


POOL INSURANCE POLICIES


      If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

      A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

      Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

      The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


SPECIAL HAZARD INSURANCE POLICIES


      If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

      The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.


BANKRUPTCY BONDS


      If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

      The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.


FHA INSURANCE; VA GUARANTEES


      Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

      The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.


FHA INSURANCE ON MULTIFAMILY LOANS


      There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.


RESERVE ACCOUNTS


      If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.


OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS


      If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.


CROSS SUPPORT


      If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

      If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                      YIELD AND PREPAYMENT CONSIDERATIONS


      The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

      The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.


      Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement -- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

      When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

      Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement -- Termination; Optional Termination."

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

      Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

      The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

      Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

      Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

      The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT


      Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.


ASSIGNMENT OF MORTGAGE ASSETS


      ASSIGNMENT OF THE MORTGAGE LOANS. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

      In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

      With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

      The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage

Loan Program -- Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

      The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

      ASSIGNMENT OF AGENCY SECURITIES. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

      ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS


      Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or Sub-Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

      Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

      (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

      (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

      (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program -- Representations by Lenders; Repurchases" or " -- Assignment of Mortgage Assets" above;

      (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

      (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

      (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

      If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

      The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificateholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.


SUB-SERVICING BY LENDERS


      Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

      With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under " -- Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

      As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See " -- Servicing and Other Compensation and Payment of Expenses."

      Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

      The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES


      The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

      Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

      With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.


HAZARD INSURANCE


      The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies."

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS


      PRIMARY INSURANCE POLICIES. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

      Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

      RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

      In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

      If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES


      Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

      In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.


EVIDENCE AS TO COMPLIANCE


      Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER


      One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.


EVENTS OF DEFAULT


      Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.


RIGHTS UPON EVENT OF DEFAULT


      Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.


AMENDMENT


      Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION


      Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

      Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.


THE TRUSTEE


      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS


      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.


GENERAL


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      CONDOMINIUMS. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

      COOPERATIVES. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

      CONTRACTS. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

      The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

      If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.


FORECLOSURE/REPOSSESSION


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

      COOPERATIVE LOANS. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      CONTRACTS. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION


      SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.


      CONTRACTS. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS


      Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

      Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

      Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


DUE-ON-SALE CLAUSES


      Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.


PREPAYMENT CHARGES


      Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.


APPLICABILITY OF USURY LAWS


      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT


      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


PRODUCT LIABILITY AND RELATED LITIGATION


      Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

      Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

      To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS


      Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


      The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.


REMIC ELECTIONS


      Under the Code, an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a REMIC. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates," which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the
Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of
Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.


REMIC CERTIFICATES


      With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock

& Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

      To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

      STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.


TIERED REMIC STRUCTURES


      For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

      Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


REMIC REGULAR CERTIFICATES


      CURRENT INCOME ON REMIC REGULAR CERTIFICATES -- GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

      ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

      Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

      The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

      In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

      The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

      The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

      The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

      QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

      PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

      PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

      VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or
(d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

      A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

      An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

      For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

      In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

      Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

      If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

      INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

      MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

      In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

      Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates -- Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

      ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

      SINGLE-CLASS REMICS. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

      SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC

Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates -- Market Discount."

      REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

      TERMINATION. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.


TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS


      Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.


REMIC RESIDUAL CERTIFICATES


      Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

      The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

      A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

      As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

      A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (I.E., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

      If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

      The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

      There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

      MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

      In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

      Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

      The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

      Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

      If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

      The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

      The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

      A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

      Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

      DEALERS' ABILITY TO MARK TO MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.


TRANSFERS OF REMIC RESIDUAL CERTIFICATES


      TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

      If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

      The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701 (i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

      A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

      The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

      TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

      RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (I.E., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.


      A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

      The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

      For taxable years beginning after December 31, 1997, all partners of certain "electing large partnerships" having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC will be disallowed, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below.

      The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and
(2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.


DEDUCTIBILITY OF TRUST FUND EXPENSES


      A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

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FOREIGN INVESTORS


      REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

      REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors -- Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

      The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.


BACKUP WITHHOLDING


      Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.


REMIC ADMINISTRATIVE MATTERS


      The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

      Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.


NON-REMIC CERTIFICATES


      The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

      TAX STATUS OF THE TRUST FUND. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan LLP, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

      A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

      STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) (v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

      TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

      If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests -- Current Income on REMIC Regular Interests -- Original Issue Discount" and " -- Market Discount" above.

      If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This might require the use of the pricing prepayment assumption instead of the prepayment assumptions used in the underlying transactions.

      In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

      If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

      Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discounts -- Variable Rate REMIC Regular Certificates" will be applied.

      TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Original Issue Discount -- Variable Rate REMIC Regular Certificates."

      If discount on the Mortgage Loans other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates -- Current Income on REMIC Regular Certificates -- Market Discount."

      If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

      It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

      If a Mortgage Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

      SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

      FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS


      Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997 a FASIT, as defined in Section 860L of the Code), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein),
(iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.


                              ERISA CONSIDERATIONS


      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

      In DOL Regulation ss.2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and
Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

      The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

      For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

      In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

      Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

      In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset- backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

      PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

      If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

      Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

      One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

      Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

      Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA


      Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").


FFIEC POLICY STATEMENT


      The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

      The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

      The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

      A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

      In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

      The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

      When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by
(i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

      Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

      Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.


GENERALLY


      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION


      The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

      Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

      The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

      The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL MATTERS


      The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.


                             FINANCIAL INFORMATION


      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING


      It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY


      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:




TERM                                       PAGE
---------------------------------------   -----
Accounts ..............................    30
APR ...................................     6
ARM ...................................    80
Accrual Certificates ..................    32
Agency Securities .....................     1
Agreement .............................     9
Available Funds .......................    31
Basis Risk Shortfall ..................    64
Bear, Stearns .........................    87
Bankruptcy Bond .......................    12
Buydown Funds .........................    65
Buydown Loans .........................     5
CMO ...................................     7
Capitalized Interest Account ..........     9
Cede ..................................    35
Certificateholders ....................     1
Certificate Account ...................    47
Certificate Register ..................    31
Certificates ..........................     1
Charter Act ...........................    22
Cleanup Costs .........................    64
Code ..................................    14
Collateral Value ......................    18
Commission ............................     2
Contracts .............................     1
Cooperative Loans .....................     1
Cooperatives ..........................     4
Current Principal Amount ..............    32
Cut-off Date ..........................    10
Definitive Certificates ...............    35
Detailed Description ..................    16
Determination Date ....................    31
Distribution Dates ....................     2
DTC ...................................    35
ERISA .................................    15
Events of Default .....................    54
FDIC ..................................    28
FHA ...................................     4
FHA Insurance .........................    30
FHA Loans .............................    20
FHLMC .................................     1
FHLMC Act .............................    23
FHLMC Certificate group ...............    23
FHLMC Certificates ....................     7
Final Withholding Regulations .........    77
FNMA ..................................     1

FNMA Certificates ........................................     6
FTC Rule .................................................    62
GNMA .....................................................     1
GNMA Certificates ........................................     6
GNMA Issuer ..............................................    20
Garn-St Germain Act ......................................    62
Guaranty Agreement .......................................    20
HUD ......................................................    25
Housing Act ..............................................    20
Indirect Participant .....................................    35
Insurance Proceeds .......................................    47
Insured Expenses .........................................    47
Lender ...................................................     1
LIBOR ....................................................    86
Liquidation Expenses .....................................    47
Liquidation Proceeds .....................................    47
Loan-to-Value Ratio ......................................    18
Lockout Periods ..........................................     6
Lower Tier REMIC .........................................    73
Manufactured Homes .......................................    20
Manufacturer's Invoice Price .............................    18
Master Servicer ..........................................     1
Mortgage .................................................    45
Mortgage Assets ..........................................     1
Mortgage Loans ...........................................     4
Mortgage Pool ............................................     4
Mortgage Rate ............................................     5
Mortgaged Properties .....................................    16
Mortgagors ...............................................    32
Multifamily Loans ........................................     1
Multiple Variable Rate REMIC Regular Certificate .........    70
National Credit Rating Agencies ..........................    84
NCUA .....................................................    85
Non-REMIC Certificates ...................................    15
OID Regulations ..........................................    66
Participants .............................................    35
Pass-Through Rate ........................................     2
Plan .....................................................    82
PMBS Agreement ...........................................    25
PMBS Issuer ..............................................     8
PMBS Servicer ............................................     8
PMBS Trustee .............................................     8
Percentage Interests .....................................    54
Permitted Investments ....................................    41
Policy Statement .........................................    85
Pool Insurance Policy ....................................    12
Pool Insurer .............................................    37
Pre-Funding Account ......................................     8
Pre-Funded Amount ........................................     8
Pre-Funding Period .......................................     8
Prepayment Assumption ....................................    67
Presumed Single Qualified Floating Rate ..................    69
Presumed Single Variable Rate ............................    69
Primary Insurance Policy .................................    16

Primary Insurer ........................................     51
Principal Prepayments ..................................    33
Private Mortgage-Backed Securities .....................     1
Protected Account ......................................    46
PTCE 83-1 ..............................................    82
PTE 90-30 ..............................................    83
Purchase Price .........................................    29
Rating Agency ..........................................    13
Record Date ............................................    31
Refinance Loan .........................................    18
Regulation .............................................    82
Relief Act .............................................    63
REMIC ..................................................     1
REMIC Certificates .....................................    64
REMIC Regular Certificates .............................    14
REMIC Regulations ......................................    65
REMIC Residual Certificates ............................    14
REIT ...................................................    74
Reserve Account ........................................     2
Restricted Group .......................................    84
Retained Interest ......................................    30
RICs ...................................................    74
SMMEA ..................................................    13
Seller .................................................     1
Senior Certificates ....................................     9
Single Family Loans ....................................     1
Single Variable Rate REMIC Regular Certificate .........    69
Special Hazard Insurance Policy ........................    12
Special Hazard Insurer .................................    38
Sub-Servicer ...........................................    13
Sub-Servicing Agreement ................................    47
Subordinated Certificates ..............................     9
Superlien ..............................................    64
Tiered REMICs ..........................................    65
Title V ................................................    62
Trust Fund .............................................     1
Trustee ................................................     1
UCC ....................................................    35
United States person ...................................    77
VA .....................................................     4
VA Guarantees ..........................................    30
VA Loans ...............................................    20
Variable Rate Non-REMIC Certificates ...................    80
Variable Rate REMIC Regular Certificate ................    68
Yield Supplement Agreement .............................    64

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY NOR AN OFFER OF SUCH CERTIFICATES TO ANY PERSON, IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.



  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                 PAGE
                                                                ------
 Summary of Terms ...........................................     S-6
 Risk Factors ...............................................    S-28
 Description of the Certificates ............................    S-35
 Description of the Underlying Securities ...................    S-43
 Description of the Underlying Mortgage Loans ...............    S-50
 Servicing of the Underlying Mortgage Loans .................    S-53
 Yield and Prepayment Considerations ........................    S-55
 The Pooling Agreement ......................................    S-60
 Federal Income Tax Considerations ..........................    S-64
 Certain State Tax Considerations ...........................    S-65
 ERISA Considerations .......................................    S-65
 Legal Investment ...........................................    S-66
 Restrictions on Purchase and Transfer of the Residual
   Certificates .............................................    S-66
 Method of Distribution .....................................    S-67
 Legal Matters ..............................................    S-68
 Certificate Rating .........................................    S-68
 Index of Defined Terms .....................................    S-69
 Annex I Collateral Information .............................     I-1
 Annex II Key to Abbreviation for Underlying Series .........    II-1
 Annex III Certain Underlying Servicer Information ..........   III-1
                       PROSPECTUS
 Prospectus Supplement ......................................       2
 Available Information ......................................       2
 Incorporation of Certain Documents By Reference ............       2
 Reports to Certificateholders ..............................       3
 Summary of Terms ...........................................       4
 The Trust Fund .............................................      16
 Use of Proceeds ............................................      26
 The Seller .................................................      27
 Mortgage Loan Program ......................................      27
 Description of the Certificates ............................      30
 Credit Enhancement .........................................      36
 Yield and Prepayment Considerations ........................      42
 The Pooling and Servicing Agreement ........................      45
 Certain Legal Aspects of the Mortgage Loans ................      56
 Certain Federal Income Tax Consequences ....................      64
 ERISA Considerations .......................................      82
 Legal Investment ...........................................      85
 Method of Distribution .....................................      87
 Legal Matters ..............................................      87
 Financial Information ......................................      87
 Rating .....................................................      87
 Glossary ...................................................      89

                                  $499,453,406
                                 (APPROXIMATE)







                                  BEAR STEARNS
                            MORTGAGE SECURITIES INC.
                                     SELLER





                                  PASS-THROUGH
                                 CERTIFICATES,
                                 SERIES 1998-2





            -------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
            -------------------------------------------------------
                            BEAR, STEARNS & CO. INC.






                                 MARCH 26, 1998




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